    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997.


                                                      REGISTRATION NO. 333-20625

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                         OBJECTIVE COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      4825
                        (PRIMARY STANDARD INSTITUTIONAL
                          CLASSIFICATION CODE NUMBER)

                                   54-1707962
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                         OBJECTIVE COMMUNICATIONS, INC.
                            14100 PARK MEADOW DRIVE
                           CHANTILLY, VIRGINIA 20151
                                 (703) 227-3000
                       (ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL
                               PLACE OF BUSINESS)

                                STEVEN A. ROGERS
                            14100 PARK MEADOW DRIVE
                           CHANTILLY, VIRGINIA 20151
                                 (703) 227-3040
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                   TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                               ------------------

                                    Copy to:

                              ELLEN C. GRADY, ESQ.
                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                             1501 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 790-7900

                           THOMAS E. CONSTANCE, ESQ.
                             SHARI K. KROUNER, ESQ.
                       KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) 1,800,000 shares of Common Stock to be offered by the Company, plus 270,000 shares issuable upon exercise of the Over-Allotment Option, (ii) 500,000 shares of Common Stock (the "Bridge Warrant Shares") issuable upon exercise of warrants (the "Bridge Warrants") issued by the Company in October and November 1996, (iii) 500,000 shares of Common Stock (the "Series A Shares") issuable upon conversion of the 500,000 shares of Series A Convertible Preferred Stock issued by the Company in December 1996 and January 1997 in a private placement of equity to Applewood Associates, L.P. ("Applewood") and Acorn Technology Partners, L.P. ("Acorn"),
(iv) 100,000 shares of Common Stock (the "Series A Warrant Shares") issuable upon exercise of the warrants (the "Series A Warrants") issued by the Company in December 1996 and January 1997 in a private placement of equity to Applewood and Acorn, (v) the Underwriter's Options to purchase 180,000 shares of Common Stock to be issued by the Company to the Underwriter in connection with the Offering, and (vi) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Options (the "Underwriter's Option Shares"). The Bridge Warrant Shares, the Series A Shares, the Series A Warrant Shares and the Underwriter's Option Shares are offered by certain holders of such securities (the "Selling Securityholders") and not for the account of the Company. Following the Prospectus included in this Registration Statement are certain pages of the Prospectus relating to the securities being offered by the Selling Securityholders, including alternate front and back cover pages, an alternate "The Offering" section of the "Prospectus Summary," and sections entitled "Concurrent Sales By Company" and "Selling Stockholders." All other sections of the Prospectus for the Offering, other than "Underwriting," are to be used in the Prospectus relating to the Selling Securityholders. All references in the Prospectus to the "Offering" will be changed to the "Company Offering" in the Prospectus relating to the Selling Securityholders. In addition, cross-references in the Prospectus included in this Registration Statement shall be adjusted in the Prospectus for the Selling Securityholders to refer to the appropriate alternate Prospectus pages.

PROSPECTUS

                         OBJECTIVE COMMUNICATIONS, INC.
                                1,800,000 SHARES
                                  COMMON STOCK
                               ------------------

     Objective Communications, Inc. (the "Company") hereby offers (the "Offering") 1,800,000 shares of common stock, par value $.01 per share (the "Common Stock"). Prior to the Offering, there has been no public market for the Common Stock. The Common Stock has been approved for quotation on the Nasdaq SmallCap Market (the "Nasdaq SmallCap Market"), subject to notice of issuance, under the symbol OCOM. The initial public offering price of the Common Stock has been determined by negotiations between the Company and the Underwriter. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price.

     The Company has also registered on the registration statement of which this Prospectus constitutes a part the offering by certain selling stockholders (the "Selling Stockholders") from time to time of up to 1,280,000 shares of Common Stock. Concurrently with the Offering, and subject to certain lock-up arrangements, such Selling Stockholders may offer and sell such shares of Common Stock on the Nasdaq SmallCap Market in negotiated transactions or otherwise. No underwriting arrangements have been entered into by the Selling Stockholders. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. See "Shares Eligible for Future Sale."
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EX-
  CHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND
     SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN
        AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. PROSPECTIVE
           PURCHASERS SHOULD CONSIDER CAREFULLY THE MATTERS SET
             FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE
                           8 OF THIS PROSPECTUS.

=========================================================================================================
                                                              UNDERWRITING
                                                       DISCOUNTS AND COMMISSIONS
                                     PRICE TO PUBLIC              (1)             PROCEEDS TO COMPANY (2)
---------------------------------------------------------------------------------------------------------
Per Share...........................         $                     $                         $
---------------------------------------------------------------------------------------------------------
Total (3)...........................         $                     $                         $
=========================================================================================================

(1) Does not reflect additional compensation to be received by the Underwriter including (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering (of which $40,000 has been paid), (ii) options entitling the Underwriter to purchase from the Company, for a period of five years from the date of this Prospectus, up to 180,000 shares of Common Stock at an exercise price equal to 165% of the initial public offering price (the "Underwriter's Options") and (iii) an $80,000 consulting fee (exclusive of any accountable out-of-pocket expenses), payable to the Underwriter on the consummation of the Offering, representing payment under a two-year consulting agreement pursuant to which the Underwriter will render non-exclusive advisory services to the Company. The Company has also agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deducting expenses payable by the Company (including the Underwriter's non-accountable expense allowance) estimated at $1,797,350 ($1,985,203 if the Underwriter's Over-Allotment Option, as defined below, is exercised in full). See "Use of Proceeds."


(3) The Company has granted to the Underwriter an option exercisable within 45 days after the closing date of the Offering to purchase up to 270,000 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, total Underwriting Discounts and Commissions and total Proceeds to
    Company will be $    , $    and $    , respectively. See "Underwriting."

The Common Stock offered hereby is offered subject to prior sale, when, as if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order, in whole or part. It is expected that delivery of the certificates representing the shares of Common Stock will be made at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, on or about
March   , 1997.

                         BARINGTON CAPITAL GROUP, L.P.

                 The date of this Prospectus is March   , 1997.

                      [Color photographs of the EVS-50, a
                  VidPhone(R) terminal and the VidModem(TM).]


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT AND OTHER STABILIZING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."



     The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as the Company may deem appropriate or as may be required by law.


     Objective Communications(R) and VidPhone(R) are registered trademarks of the Company. This Prospectus also contains trademarks and trade names of other companies.

     Unless otherwise indicated, the information contained in this Prospectus assumes that the Over-Allotment Option is not exercised. Except as otherwise indicated, all share information and per share amounts set forth in this Prospectus have been adjusted to reflect a one-for-two reverse stock split (the "Recapitalization"), effective on December 5, 1996. A glossary of certain terms used in this Prospectus is provided on page 38. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading "Risk Factors." The shares offered hereby involve a high degree of risk.


                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus and should be read in conjunction with that information and those Financial Statements and notes. Prospective investors are urged to read this Prospectus in its entirety.

                                  THE COMPANY

     Objective Communications, Inc. (the "Company") has developed a proprietary video communications system, the VidPhone(R) system, which is an integrated hardware and software system that provides high-quality, low-cost video distribution and stereo audio transmission using the existing unshielded telephone wiring. The VidPhone(R) enables video conferencing, data and file sharing, full-motion broadcasting and retrieval of stored data directly to or from a desktop personal computer (the "desktop") or conference room system. The Company believes that the VidPhone(R) system offers greater functionality and compatibility with existing infrastructure at a lower price than most high-quality video conferencing equipment on the market today. The Company believes that it offers the only video distribution system that combines all three major video applications, video conferencing, video broadcast and video retrieval, in a single cost-effective, turn-key solution.

INDUSTRY BACKGROUND

     The Company's VidPhone(R) system targets, in particular, the video conferencing market. According to a 1996 report by Frost and Sullivan, the U.S. video conferencing market generated revenues of $2.94 billion in 1995 and revenues are projected to grow to over $34.76 billion by the year 2002, which would represent a compound annual growth rate of 42.3% over such period. The video conferencing market currently consists of two segments: services and systems. Video conferencing services include transport services, which provide Integrated Services Digital Network ("ISDN") line service for teleconference parties; multi-point bridging services, which coordinate calls among various parties at multiple locations; and public room services, which provide video conferencing services equipment to the public for a per-hour or per-day charge. The video conferencing systems currently available include permanently-installed and portable boardroom systems and desktop systems. According to a November 1996 article in PCWeek, the desktop segment of the video conferencing market, which the Company services, is expected to grow from 300,000 units shipped in 1996 to 6,200,000 shipped by 2000. Additionally, the Company intends to market the VidPhone(R) system to potential users of video broadcast and retrieval at the desktop and in the boardroom.

PRODUCTS

     The VidPhone(R) system enables an existing Private Branch Exchange ("PBX") or Centrex system to transmit live television broadcasts, conduct two-way or multi-party video conferences, and distribute stored video material to the desktop. The Company believes that these applications can be used for meetings, training programs and retrieval of real-time financial market information and other news.

     The Company's VidPhone(R) system uses a core technology developed by the Company called the VidModem(TM) (patent pending). The VidModem(TM) enables the VidPhone(R) to transmit and receive full-motion laser disc-quality video, compact disc-quality stereo audio and high-speed data to and from each user. VidModem(TM) requires only a single, unshielded twisted pair ("UTP"). VidModem(TM) technology utilizes the same single UTP wire that serves existing telephone systems and, as a result, does not require a customer to install new wiring or infrastructure. The VidModem(TM) is compatible with most digital and analog telephony systems sold by the leading PBX and telephone vendors and also functions on the newest ISDN telephone systems. The Company's proprietary VidPhone(R) system provides the user with a client/server architecture that can create a video network using an existing PBX or Centrex system. VidPhone(R) is also compatible with a customer's existing standard telephone system, and all VidPhone(R) system functions, video retrieval, broadcast and conferencing, can be performed while a user simultaneously engages in a telephone conversation over the same UTP wire. This minimizes a customer's need for new communications or transport infrastructure. The Company believes that these features of the Company's VidPhone(R) system will make it attractive to potential customers because it is cost-effective, functional and easily installed.

     The VidPhone(R) system is composed of four basic components: the VidPhone(R) terminal, which is a user's desktop configured to provide one- and two-way video communications within an office building using VidModem(TM) technology, the Enterprise Video Switch ("EVS"), VidPhone(R) remote terminals, which provide communications with remote locations, and proprietary software. The EVS can accommodate a variety of interfaces, including multiple VidModem(TM) cards, Asynchronous Transfer Mode ("ATM") switches, ISDN lines and multi-point conference bridges. The VidPhone(R) system supports one-way and two-way multimedia communications. The VidPhone(R) provides its own internal data communications network and does not rely on a Local Area Network ("LAN") to operate. The VidPhone(R) is completely compatible with LAN installations, however, and also can provide complementary services to corporate or enterprise networks ("intranets").

     The Company has completed the development of the EVS-10 demonstration VidPhone(R) system, a fully functional product with up to ten user ports available designed for beta testing of the VidPhone(R) technology. Currently, six such systems have been installed at beta sites at no cost to the end-user, and additional units are in production and scheduled for installation at the sites of potential resellers and customers early in the second quarter of 1997. EVS-50, the commercial version of the VidPhone(R) system, is currently under development and is expected to be completed in late 1997. The Company currently expects to begin commercial production and installation of the first units in late 1997. The EVS-50 system, when completed, is expected to accommodate up to 50 simultaneous conferees, and is designed by the Company to be highly reliable and easily maintained. The Company intends to use a portion of the net proceeds of the Offering to complete the initial production of the EVS-50 and to provide technical support for its initial deployment. There can be no assurance that the Company will complete development or manufacture of such systems or begin installation of such systems on its current time schedule. See "Risk
Factors -- Development of New Products; Industry Acceptance," "Use of Proceeds" and "Business -- Product Research and Development."

     The Company also has developed three software applications for use with the VidPhone(R). Objective View(TM) is the Company's primary software platform that provides a graphical user interface for the VidPhone(R). TeleDraw(TM) is a full-featured software package that permits collaborative drawing, annotation and editing of drawings or pictures from remote locations. TeleShare(TM) allows participants in different locations to share spreadsheet or word processing applications.

     The Company believes that the VidPhone(R) system eliminates the cost/quality trade-off faced by potential users of video applications. The Company currently expects that the VidPhone(R) system will cost under $5,000. In the current market, video applications systems with high-resolution and realistic video images can cost a purchaser in excess of $15,000 for a fully-equipped unit that operates at only one location within a facility. Although such systems can operate on low-capacity ISDN lines, Bell Communications Research ("Bellcore") studies show that, without adding costly, high-capacity lines to its existing infrastructure, the user cannot receive the best video quality for business applications from a boardroom system. As an alternative, desktop systems generally cost under $10,000 per unit, but provide video images that are low resolution and unrealistic. Thus, the Company believes that the affordable video application products currently available fail to provide the primary objective of video conferencing, which is to see and hear the other conferees clearly and easily. Additionally, many video conferencing units available today are incompatible with units at other locations because they use proprietary protocols rather than the international standard. The VidPhone(R) system is compatible with the international protocol for use with existing ISDN and other lines and functions on a proprietary protocol for ATM switches until an international protocol for ATM is developed.

STRATEGY

     The Company believes that the VidPhone(R) system offers users a cost-effective video conferencing product without sacrificing image resolution. The high cost of high-resolution video conferencing equipment with which the VidPhone(R) system will compete, the capital costs and wiring requirements associated with the installation of such systems, and the lack of video broadcast and retrieval applications in the workplace, are expected to present the Company with a competitive advantage as it markets the VidPhone(R) system and its related software applications to customers in the desktop and boardroom video market.

     The Company's objective is to gain a leading position in the desktop video applications industry by marketing the VidPhone(R) system through large business telephone system providers which sell, install and support PBX systems, such as the Regional Bell Operating Companies ("RBOCs"), long distance exchange companies ("LEXCs"), PBX manufacturers and PBX resellers. These providers have direct access to end-users to which the VidPhone(R) system can be easily introduced. The Company anticipates that such PBX system manufacturers will be interested in establishing marketing relationships with the Company because of the ease with which the VidPhone(R) system can be marketed and sold to existing customers as an upgrade to an existing telephony system. The Company currently is discussing a test marketing arrangement for the VidPhone(R) with leading PBX manufacturers and resellers and also is discussing the establishment of joint marketing relationships. As a part of these test marketing arrangements, the Company has installed, at no cost to the user, EVS-10 switch VidPhone(R) equipment in the facilities of one the three largest PBX manufacturers, two of the five largest LEXCs, one of the four largest RBOCs and a potential end-user. In addition, the Company has sold 13 VidPhone(R) remote terminals to Bell Atlantic for use by the U.S. Navy. See "Business -- General." The Company has not yet established any joint venture relationships and there can be no assurance that it will be successful in its efforts to develop such relationships or that, if established, such arrangements will be profitable. See "Risk Factors -- Limited Marketing Experience; Need for Additional Personnel."

HISTORY

     The Company was incorporated in Delaware on October 5, 1993 by Steven A. Rogers, its founder, President and Chief Executive Officer. Prior to founding the Company, Mr. Rogers had founded two other telecommunications companies, and members of the Company's technical and marketing teams have extensive backgrounds in the telecommunications industry. The Company's ten-member board of directors is comprised of seven senior executives in the telecommunications industry, two investor representatives and Mr. Rogers. The Company's executive offices and engineering lab are located at 14100 Park Meadow Drive, Chantilly, Virginia 20151. Its telephone number is (703) 227-3000.

                                  THE OFFERING

Common Stock Offered by the
  Company.......................   1,800,000 shares of Common Stock

Common Stock Outstanding
Immediately Prior to the
  Offering (1)..................   2,561,844 shares of Common Stock

Common Stock to be Outstanding
  Following the Offering
  (1)(2)........................   4,361,844 shares of Common Stock

Risk Factors....................   The shares of Common Stock offered hereby
                                     involve a high degree of risk and should be purchased only by persons who can afford to sustain a total loss of their investment. See "Risk Factors" and "Dilution."

Use of Proceeds.................   The net proceeds of the Offering will be used
                                     by the Company: (i) to fund product
                                     development efforts; (ii) to repay debt;
                                     (iii) to fund sales and marketing efforts;
                                     (iv) for capital expenditures; (v) for
                                     facilities expansion and (vi) for working capital and general corporate purposes. See "Use of Proceeds."

Nasdaq SmallCap Market Trading
  Symbol (3)....................   OCOM
---------------
(1) Includes 500,000 shares of Common Stock issuable upon the automatic conversion of the 500,000 outstanding shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at the time of the closing of the Offering. Does not include (i) 500,000 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") issued by the Company to purchasers of its 10% Senior Secured Promissory Notes (the "Bridge Notes") in connection with a debt financing consummated prior to the Offering (the "Bridge Financing");
    (ii) 495,382 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (iii) 343,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the Company's 1994 Stock Option Plan (the "1994 Plan") and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified options granted to certain directors of the Company; and (iv) 450,000 shares reserved for issuance under the Company's 1996 Stock Incentive Plan (the "1996 Plan"). See "Management -- Directors' Non-Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions" and "Description of Securities."

(2) Does not include (i) up to 270,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option, and (ii) 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Options. See "Underwriting."

(3) There is currently no market for the Common Stock and there can be no assurance that a market for the Common Stock will develop after the Offering. The Common Stock has been approved for quotation on the Nasdaq SmallCap Market, subject to notice of issuance. There can be no assurance, however, that such quotation will be maintained. See "Risk
    Factors -- Absence of Public Market; Negotiated Offering Price."

                         SUMMARY FINANCIAL INFORMATION

     The summary financial data set forth below under the caption "Selected Statements of Operations Data" for the years ended December 31, 1995 and 1996, and under the caption "Selected Balance Sheet Data" at December 31, 1996, are derived from the financial statements of the Company, included elsewhere in this Prospectus, audited by Coopers & Lybrand L.L.P., independent accountants. The data set forth below should be read in conjunction with the Financial Statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                                      YEARS ENDED
                                                                                     DECEMBER 31,
                                                                              ---------------------------
                                                                                1995              1996
                                                                              ---------         ---------
                                                                               (IN THOUSANDS, EXCEPT PER
                                                                                         SHARE
                                                                                DATA AND SHARE AMOUNTS)
SELECTED STATEMENTS OF OPERATIONS DATA:
Revenues...................................................................   $     225         $      81
Operating expenses:
    Research and development...............................................       1,232             1,107
    General and administrative.............................................         814             1,041
    Depreciation...........................................................          60               159
    Other..................................................................         152                64
                                                                              ---------         ---------
         Total operating expenses..........................................       2,258             2,371
Interest expense (1).......................................................          13               404
Net loss (1)...............................................................   $  (2,046)        $  (2,694)
Net loss per common share..................................................      $(0.57)           $(0.72)
Weighted average common shares and common share equivalents outstanding
  (2)......................................................................   3,611,659         3,757,634



                                                                               AS OF DECEMBER 31, 1996
                                                                       ---------------------------------------
                                                                                     PRO         PRO FORMA,
                                                                       ACTUAL     FORMA (3)    AS ADJUSTED (4)
                                                                       -------    ---------    ---------------
                                                                                   (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Cash................................................................   $   623     $ 1,553         $ 7,092
Working capital (deficit)...........................................    (1,330)       (400)          7,117
Total assets........................................................     1,681       2,611           7,936
Total current liabilities...........................................     2,582       2,582             604
Total long-term liabilities, net of unamortized debt discounts of
  $586,000, actual and pro forma....................................        26          26              26
Series A Convertible Preferred Stock (5)............................       848       1,778              --
Deficit accumulated during development stage........................    (5,165)     (5,826)         (6,626)
Stockholders' equity (deficit)......................................    (1,775)     (1,775)          7,306


---------------

(1) Includes in 1996 a non-recurring, non-cash interest expense of $321,789 incurred in connection with the issuance of certain warrants. See Note 6 of Notes to Financial Statements.


(2) See Notes 2 and 7 of Notes to Financial Statements.

(3) Pro forma to give effect to (i) the issuance and sale in January 1997 by the Company of 250,000 shares of Series A Preferred Stock and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share and the receipt of $930,000 in net proceeds therefrom and (ii) the consummation of the warrant exchange transaction with certain existing investors in the Company, which was completed in January 1997. See "Certain Transactions," "Description of Securities" and Note 7 of Notes to Financial Statements.


(4) Pro forma, as adjusted to give effect to (i) the issuance of 500,000 shares of Common Stock upon the automatic conversion, at the time of the closing of the Offering, of the Series A Preferred Stock; (ii) the sale by the Company of the 1,800,000 shares of Common Stock offered hereby at the initial public offering price of $5.50 per share and receipt of the net proceeds therefrom; and (iii) the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness, as set forth under "Use of Proceeds," the write-off of the debt issuance costs associated with the indebtedness to be repaid and the write-off of the unamortized debt discounts related to the estimated fair value of the Bridge Warrants. See "Use of Proceeds."


(5) The Company issued and sold to an investor 250,000 shares of Series A Preferred Stock in December 1996. Pursuant to an irrevocable subscription made in December 1996, the Company issued and sold to another investor an additional 250,000 shares of Series A Preferred Stock in January 1997. See
    Note 7 of Notes to Financial Statements.

                                  RISK FACTORS

     The shares of Common Stock offered hereby involve substantial risks and should be purchased only by persons who can afford to sustain the loss of their entire investment. The following risk factors, in addition to the other information and financial data set forth elsewhere in this Prospectus, should be considered carefully in evaluating the Company and its business before making an investment in the Common Stock. The risks described below and elsewhere in this Prospectus are not intended to be an exhaustive list of the general or specific risks involved, but merely identify certain risks that are now foreseen by the Company. It must be recognized that other risks, not now foreseen, might become significant in the future and that the risks which are now foreseen might affect the Company to a greater extent than is now foreseen or in a manner not now contemplated. Each prospective investor should carefully consider all information contained in this Prospectus and should give particular consideration to the following risk factors before deciding to purchase the Common Stock offered hereby.

DEVELOPMENT STAGE ENTERPRISE


     The Company is a development stage company incorporated in October 1993 and has a limited operating history. The Company's operations to date have related primarily to technical development activities and the introduction of its proprietary video conferencing, broadcast and retrieval system, the VidPhone(R) system, and related products in the video applications field. The Company is currently conducting product and market testing relating to the Company's principal product, the VidPhone(R) system. See "Business -- Products and Technology." The VidPhone(R) system has not been marketed actively to any customers, and technical information regarding the VidPhone(R) is distributed only upon execution of a confidentiality agreement. However, as a result of product testing and technology demonstrations conducted by the Company, the Company has received and is currently working on a limited number of customer orders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Accordingly, the Company's business and its growth may be subject to expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital, delays in product development, cost overruns and uncertain market acceptance. There can be no assurance that the Company will succeed in addressing any or all of these risks and the failure to do so would have a material adverse effect on the Company's business, financial condition and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Products and Technology" and Note 1 of Notes to Financial Statements.


LOSSES SINCE INCEPTION; ACCUMULATED DEFICIT; EXPECTATION OF CONTINUING LOSSES

     To date, the Company has incurred substantial losses from operations, had a working capital deficit of $1,329,786 at December 31, 1996, and an accumulated deficit of $5,164,910 through December 31, 1996. As a result, the Financial Statements of the Company are qualified by a going concern opinion. The Company believes that the net proceeds from the Offering will be sufficient to permit the Company to continue as a going concern. See Note 1 of Notes to Financial Statements.

     The Company expects to continue to incur losses for the foreseeable future. A significant portion of the $495,660 in revenues earned by the Company from its inception through December 31, 1996 was generated by consulting services provided by the Company. The remainder of the Company's revenues were generated by sales of VidPhone(R) remote terminals, which are ISDN enabled VidPhone(R) units used for beta testing purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Products and Technology" and Note 1 of Notes to Financial Statements.

DEPENDENCE ON EMERGING MARKET FOR VIDEO APPLICATIONS TECHNOLOGY

     The market for the Company's products is at an early stage of development, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or are developing competing products and services. As is typical for a new and rapidly evolving industry, demand for and market acceptance of recently introduced products and services are subject to a high level of uncertainty. While the number of businesses utilizing video applications has grown, it is not known whether this market will continue to develop such that sufficient demand for the Company's products and services will emerge and become sustainable. The Company expects that substantially all of its future revenues will be derived from sales of the VidPhone(R) system and related software sales and customer service to businesses or governmental organizations; however, to date, the Company has not derived any revenue from sales of the VidPhone(R) system. Further, corporations or government agencies that have already invested substantial resources in other video conferencing systems may be resistant to or slow to adopt a new suite of products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." If the market for video applications fails to develop or develops more slowly than expected, or if the Company's products do not achieve acceptance by a significant number of businesses and government organizations, the Company's business, financial condition and operating results will be materially and adversely affected. See "Business -- Video Applications Technology."


DEVELOPMENT OF NEW PRODUCTS; INDUSTRY ACCEPTANCE

     The Company's ability to design, develop, test, introduce and support new products on a timely basis that meet changing customer needs and that respond to technological developments and emerging industry standards is crucial to the Company's success. The Company's products incorporate certain technical standards, and current and future sales of the Company's products will be dependent on industry acceptance of such standards. While the Company has developed the VidPhone(R) system to be compatible with the standards currently promulgated by leading industry participants and groups, widespread adoption of a proprietary or closed standard could preclude market acceptance of the Company's products. There can be no assurance that the Company will be successful in developing and introducing its proposed products or new products that meet changing customer needs and in responding to technological changes or evolving industry standards in a timely manner, or at all. Furthermore, there can be no assurance that the standards upon which the Company's products are or will be based will be accepted by the industry or that products or technologies developed by others will not render the Company's services noncompetitive or obsolete. Because of the technological complexity of its products, the Company may also experience delays from time to time in completing the development of new products. The inability of the Company to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements, or the development of competing technology or products that render the Company's services less desirable or obsolete would have a material adverse effect on the Company's business, financial condition and operating results. The Company is currently beta testing certain of its hardware and software products, including the EVS-10 and the VidPhone(R) remote terminal, and there can be no assurance that the results of such tests will be positive. Adverse results from beta testing would have a material adverse effect on the Company's business, financial condition and operating results. See
"Business -- Products and Technology."

UNCERTAIN PROTECTION OF INTELLECTUAL PROPERTY

     The Company's future success and ability to compete will depend, in part, on its proprietary technology. The patents of high-technology firms, including those of the Company, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved. Part of the Company's proprietary VidPhone(R) technology is covered by a pending U.S. patent application, for which the Company has received a notice of allowance from the U.S. Patent and Trademark Office, which relates to a method and apparatus for transmitting video information over telephone wires. The Company has received notification from the U.S. Patent and Trademark Office that the issue date for this patent will be April 15, 1997. An international patent application covering this invention also has been filed under the Patent Cooperation Treaty ("PCT"), and the Company has filed an application in Taiwan, which is not a party to the PCT. The Company has received a favorable written opinion from the International Preliminary Examining Authority for the international patent application, suggesting that patent protection in many foreign countries may be available for the invention. The application in Taiwan is still pending.

     The Company has also filed a patent application covering the VidPhone(R) system's networking and switching technology. The Company does not expect to receive any notice from the U.S. Patent and Trademark Office concerning this second patent application for at least one year or more.

     The Company's success will depend in part on its ability to protect the hardware and software products that it develops with patents, licenses and other intellectual property rights. Toward that end, the Company intends to seek patents and copyrights on certain of its inventions and proprietary processes. The Company also has registered certain of its trademarks, such as Objective Communications(R) and VidPhone(R). The process of seeking patent and trademark protection can be long and expensive, and there can be no assurance that patents and trademarks will issue from currently pending or future applications or that any patents or trademarks that are issued will be of sufficient scope to provide meaningful protection or any commercial advantage to the Company. The Company may be subject to or may become involved in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention, which could result in significant cost to the Company, whether or not the results of such proceedings are favorable to the Company. In the future, the Company may receive communications alleging possible infringement of patents or other intellectual property rights of others, although it is not presently aware of any basis for such claims. Litigation, which could result in substantial cost to and diversion of effort by the Company, might be necessary to enforce patents or other intellectual property rights owned by the Company or to determine the scope and validity of other parties' proprietary rights. The failure to obtain necessary patents, licenses or other rights or litigation arising from infringement claims could have a material adverse effect on the Company.


     A number of companies have developed technologies, filed patent applications or received patents on various technologies that may be related to, or competitive with, the Company's technologies. Many of these entities are larger and have significantly greater resources than the Company. Some of the technologies, applications or patents of these entities may conflict with the Company's technologies, patents or patent applications. Such conflict could limit the scope of the patents that the Company has obtained or may be able to obtain, or result in denial of the Company's patent applications. In addition, if patents that cover the technologies used by the Company are issued to other companies, there can be no assurance that the Company would be able to license these patents at a reasonable cost or be able to develop or obtain alternative, non-infringing technology. Given the rapid development of technology in the telecommunications industry, there also can be no assurance that the Company's existing or future products do not or will not infringe upon the existing or future proprietary rights of others. Any such infringement could have a material adverse effect on the Company. See "Business -- Intellectual Property" and "Business -- Competition."


LIMITED MARKETING EXPERIENCE; NEED FOR ADDITIONAL PERSONNEL

     The Company currently has only three full-time sales and marketing employees and will have to develop its marketing and sales force to establish distribution channels to resellers, collaborators, licensees and others. The Company's ability to build its customer base and achieve market acceptance will depend on its ability to establish an effective internal sales organization and establish strategic marketing relationships with third-party distributors. There can be no assurance, however, that the Company will be able to create awareness of, and demand for, its products through its marketing efforts. The failure by the Company to develop its marketing capabilities, internally or through distributors and value-added resellers, would have a material adverse effect on the Company's business. Further, there can be no assurance that the development of such marketing capabilities will lead to increased sales of the Company's products and services or proposed products and services. In the event that the Company is able to enter into satisfactory distribution arrangements with third parties, it is anticipated that the Company will be largely dependent upon such third party's marketing efforts for the foreseeable future. While the Company believes that such third-party distribution arrangements will enable it to lower its marketing costs and expenses, the Company's revenues under such arrangements will be lower than they would be if the Company directly marketed the VidPhone(R) system. See "Business -- Marketing and Sales."

     The success of the Company also will be dependent upon its ability to hire, train and retain additional qualified marketing and sales personnel. The Company will compete with other companies with greater financial and other resources for such qualified personnel. There can be no assurance that the Company will be able to hire additional personnel to support the Company's marketing and sales efforts. See "Management."

RISKS ASSOCIATED WITH RAPID GROWTH AND WITH THE COMPANY'S BUSINESS PLAN AND STRATEGY

     The Company has limited experience, financial resources and personnel. Accordingly, execution of the Company's business plan and strategy could place significant strain on its management, administrative, operational, financial and other resources. There can be no assurance that the Company will be able to implement its strategy or manage its operations successfully. The inability of the Company to manage its growth would have a material adverse effect on the Company. See "Business -- Strategy."


     The Company has formulated its business plan and strategy based upon certain assumptions regarding the size of the video communications market, the Company's anticipated share of this market, and the estimated price and acceptance of the Company's products. These assumptions are based on estimates of the Company's management. There can be no assurance that the Company's assumptions regarding market size, potential market share attainable by the Company, the price at which the Company will be able to sell its products or market acceptance of the Company's products will prove to be correct. Any future success of the Company will depend upon many factors, including technological advances and product obsolescence; levels of competition, including the entry into the market of additional competitors and increased success by existing competitors; changes in general economic conditions; increases in operating costs including costs of production, supplies, personnel or equipment; changes in requirements and regulations promulgated by the Federal Communications Commission (the "FCC") or other applicable United States Federal and state regulatory authorities; and reduced margins caused by competitive pressures and other factors. See "Business -- Strategy" and "Business -- Government Regulation."


FLUCTUATIONS IN OPERATING RESULTS

     The Company's operating results may vary significantly from quarter to quarter or year to year, depending on factors such as the timing of product development, the timing of increased research and development, the timing of sales and marketing expenses, the timing and size of orders and the introduction of new products by the Company. Consequently, revenues or profits may vary significantly from quarter to quarter or year to year, and revenues or profits in any period will not necessarily be predictive of results in subsequent periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LIMITED OPERATING HISTORY; DEPENDENCE ON MARKET FOR NEW PRODUCTS

     To date, the Company has not generated substantial revenues from the sale of its products and services. The Company's business strategy is to increase revenues through sales of its products, particularly the VidPhone(R) system. Accordingly, in the future, the Company plans to devote substantially all of its efforts to production, sales and support of the VidPhone(R) system. The Company's inability to obtain orders for its products, particularly the VidPhone(R) system, would have a material adverse effect on the Company's business, financial condition and results of operations. The Company currently is working on a limited number of customer orders. There can be no assurance that the Company will be successful in its efforts to market and sell its products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GOVERNMENT REGULATION

     The EVS component of the Company's VidPhone(R) system and the VidModem(TM) are required to comply with certain regulations promulgated by the FCC under Parts 2, 15 and 68 of the FCC's regulations, which relate to radio frequency devices and to terminal equipment that is connected to the public switched telephone network ("PSTN"). Pursuant to Part 15 of the FCC's regulations, the Company has determined that the VidModem(TM) is an unintentional radiator that constitutes a Class A digital device that may be operated without an individual license. Under Parts 2 and 15 of the FCC's regulations, the Company will be required to follow a verification procedure consisting of a self-certification by the Company that the radio frequency device complies with applicable Part 15. The Company has already had the VidModem(TM) formally tested by a qualified, independent testing facility, and such equipment was found to comply with such regulatory requirements. Under Part 2 of the FCC's regulations, the Company has the option of ensuring compliance with the applicable technical specifications at the location of a business end-user after installation. Pursuant to Part 68 of the FCC's regulations, the Company will need to obtain equipment registration from the FCC for certain VidPhone(R) system components that are connected to the PSTN. The majority of the Company's products will not involve connection to the PSTN. For those applications requiring connection to the PSTN, the Company will be required to register the EVS as terminal equipment under Part 68 of the FCC's regulations. To date, the Company has not filed an application under Part 68 for equipment registration. Although the Company has designed its initial line of products to conform with all applicable guidelines and regulations, there can be no assurance that the Company's products will actually meet such requirements, nor that the Company will be able to obtain and maintain in effect all necessary FCC or other governmental approvals required to permit the Company to market its products. Additionally, there can be no assurance that future governmental regulations would not adversely affect the Company's products or technology. See "Business -- Government Regulation."


DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING


     The Company intends to outsource the manufacture of the components used in the assembly of the VidPhone(R) system. The Company has no current arrangements with such manufacturers or suppliers that fix the costs of production or parts. There can be no assurance that the Company will be able to negotiate acceptable arrangements with such manufacturers, or, if negotiated, that such arrangements will be on terms and conditions favorable to the Company. Any difficulties encountered by third-party manufacturers which result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis could have a material adverse effect on the Company. See
"Business -- Manufacturing."


COMPETITION

     The Company's principal competition to date has been from video conferencing systems companies, particularly PictureTel Corporation ("PictureTel"), Compression Labs, Inc. ("CLI") and VTEL Corp. ("VTEL," formerly, Video Telecom Corp.). According to a June 1995 article in U.S. News & World Report, PictureTel and CLI had approximately 71% market share in the video conferencing systems market. Virtually all of the Company's competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. The Company also expects substantial additional competition from new market entrants, such as Intel Corp. There can be no assurance that the Company will have the financial resources, technical expertise or manufacturing, marketing, distribution and support capabilities to compete successfully against such competitors. See "Business -- Competition."


     Furthermore, there can be no assurance that other companies will not develop technologies such as those offered by the Company, technologies superior to the Company's or alternative capabilities which meet the same needs of customers. The Company expects that it will encounter substantial competition from companies with significantly greater financial and other resources than the Company. There can be no assurance that the Company will be able to respond to competitive pressures, or that the effect of competitive pressures will not change the demand for, or pricing of, the Company's products and services. To the extent that competitors achieve performance, price or other selling advantages, the Company's business, operations and financial condition could be adversely affected. There can be no assurance that the Company will have the resources required to respond effectively to market or technological changes or to otherwise compete successfully in the video conferencing market. See "Business -- Competition."


DEPENDENCE ON KEY PERSONNEL


     The Company's performance is substantially dependent upon the continued efforts and abilities of its executive officers, key employees and consultants, particularly those of Steven A. Rogers, the Company's founder, President and Chief Executive Officer. The loss of the services of Mr. Rogers or any of the Company's other key management or technical personnel would have a material adverse effect on the Company. The Company currently has an employment and non-competition agreement with and is in the process of obtaining a key person life insurance policy on Mr. Rogers. However, the Company does not currently have any employment agreements with, or key person insurance policies on, any of its other executive officers, key employees or consultants. In order to support its anticipated growth, the Company will be required to recruit effectively, hire, train and retain additional qualified personnel. The competition for qualified technical and management personnel is intense and there can be no assurance that the Company will be able to attract or retain qualified personnel in the future. The Company is dependent upon its ability to retain and motivate high quality personnel, especially its existing senior management and technical personnel. The inability of the Company to retain its existing, or attract and retain additional, personnel could have a material adverse effect on the Company. See "Management -- Employment and Confidentiality Agreements."

CONTROL BY EXISTING STOCKHOLDERS


     Following completion of the Offering, Mr. Rogers will beneficially own, and the directors and executive officers of the Company will beneficially own in the aggregate, 22.8% and 43.2%, respectively, of the outstanding shares of Common Stock (approximately 21.4% and 40.9%, respectively, if the Underwriter's Over-Allotment Option is exercised in full). As a result of such ownership, Mr. Rogers, acting individually, and such holders, if they act in concert, will be able to exert significant influence in the election of the Company's Board of Directors and the determination of all other matters requiring approval by the stockholders of the Company. See "Principal Stockholders."


POTENTIAL INFLUENCE BY CERTAIN STOCKHOLDERS

     After the Offering, pursuant to agreements with the Company or Mr. Steven
A. Rogers, three parties have the right to designate one nominee each for election as a member of the Board of Directors. To the extent that such contractual rights are exercised, such stockholders may be able to exercise substantial influence over decisions of the Company's Board of Directors and the Company's business. See "Management -- Executive Officers and Directors" and "Underwriting."


BROAD DISCRETION AS TO USE OF PROCEEDS; REPAYMENT OF DEBT



     An estimated $1,388,650, or 17.3%, of the net proceeds of the Offering has been allocated to working capital and general corporate purposes, and will be used for such specific purposes as management of the Company may determine. Management will have broad discretion with respect to the expenditure of that portion of the net proceeds of the Offering. An estimated $2,564,000 or 31.6% of the net proceeds of the Offering will be used to repay in full certain outstanding indebtedness of the Company, including accrued and unpaid interest thereon. Of this amount, an estimated $215,000 will be used to repay promissory notes to certain directors, officers and affiliates of the Company. In addition, the Company's estimated allocations of the uses of the remaining net proceeds of the Offering are subject to reapportionment among the purposes set forth under "Use of Proceeds" or to other general corporate purposes, including working capital. The amount and timing of expenditures will vary depending upon a number of factors, including the progress of the Company's product development and marketing efforts, changing competitive conditions and general economic conditions. See "Use of Proceeds."


NEED FOR ADDITIONAL FINANCING

     The Company anticipates that the net proceeds of the Offering, together with its existing capital resources, will be adequate to satisfy its operating and capital requirements through the next 15 months, assuming that the Company performs substantially in accordance with its current business plan. Thereafter, the Company will need to raise additional funds. Changes in the market in which the Company operates, in the Company's business, or in its business plan could affect the Company's capital requirements, which would cause the Company to need to raise additional funds earlier than expected in order to fund its operations, to fund expansion, to develop new or enhanced products, to respond to competitive pressures or to acquire complementary business. The Company's future capital requirements will depend on many factors, including the cost of manufacturing and marketing activities, its ability to market its products successfully, the size of its research and development programs, the length of time required to collect accounts receivable, and competing technological and market developments. If the Company were to raise additional funds through the issuance of equity or convertible debt securities, stockholders could experience substantial additional dilution and such securities could have rights, preferences and privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that the Company will be able to raise any additional required funds, or that any such funds will be available on terms favorable to, or acceptable to, the Company. The lack of availability of adequate funds, or the lack of availability of funds on terms acceptable to the Company, would have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


ABSENCE OF PUBLIC MARKET; NEGOTIATED OFFERING PRICE

     Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that a trading market will develop or, if any such market develops, that it will be maintained. Accordingly, purchasers of shares of Common Stock may experience difficulty selling or otherwise disposing of their Common Stock. The initial public offering price of the Common Stock will be established by negotiation between the Company and the Underwriter, and will not bear any relationship to the Company's book value, assets, past operating results, financial condition or other established criteria of value. See "Underwriting."

POSSIBILITY OF NASDAQ SMALLCAP MARKET DELISTING; LOW STOCK PRICE


     The quotation of the Company's Common Stock on the Nasdaq SmallCap Market will be conditioned upon the Company meeting certain asset, capital and surplus earnings and stock price tests set forth by such exchanges. To maintain eligibility for quotation on the Nasdaq SmallCap Market, the Company will be required to maintain total assets in excess of $2,000,000, capital and surplus in excess of $1,000,000, and (subject to certain exceptions) a bid price of $1.00 per share. Upon completion of the Offering and the receipt of the net proceeds therefrom, the Company believes that it will meet the respective asset, capital and surplus earnings tests set forth by such quotation system. If the Company fails any of the tests, the Common Stock may be delisted from quotation on such system. The effects of delisting include the limited release of the market prices of the Company's securities and limited news coverage of the Company. Delisting may restrict investors' interest in the Company's Common Stock and materially adversely affect the trading market and prices for the Common Stock and the Company's ability to issue additional securities or to secure additional financing. In addition to the risk of volatile stock prices and possible delisting, low price stocks are subject to the additional risks of Federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the Common Stock were delisted from trading on the Nasdaq SmallCap Market and the trading price of the Common Stock was less than $5.00 per share, the Common Stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that broker-dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's written consent, prior to any transaction. In addition, the Company's Common Stock could be deemed "penny stock" under the Securities Enforcement and Penny Stock Reform Act of 1990. If this were to occur, additional disclosure would be required in connection with trades in the Company's Common Stock, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Company's Common Stock and the ability of purchasers in the Offering to sell their Common Stock in the secondary market. See "Underwriting."


SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

     Upon the completion of the Offering, the Company will have 4,361,844 shares of Common Stock outstanding (4,631,844 shares if the Underwriter's Over-Allotment Option is exercised in full). Of such shares, all of the 1,800,000 shares sold in the Offering (2,070,000 if the Underwriter's Over-Allotment Option is exercised in full) will be freely transferable (other than those purchased by affiliates of the Company) without restriction or further registration under the Securities Act. In addition, the 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Options, all of which also are being registered under the

Securities Act pursuant to the registration statement of which this Prospectus constitutes a part, will be freely transferable under the Securities Act, subject to a one year restriction on transferability. Subject to a lock-up arrangement with the Underwriter, (i) the 500,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, (ii) the 500,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and (iii) the 100,000 shares of Common Stock issuable upon exercise of the warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $4.00 per share, issued by the Company in connection with the private placement of the Series A Preferred Stock (the "Series A Warrants"), all of which also are being registered under the Securities Act on a shelf-registration pursuant to the registration statement of which this Prospectus constitutes a part, will be freely transferable under the Securities Act without restriction or further registration, other than those shares held by affiliates of the Company. Concurrent sales of securities by both the Company and the Selling Stockholders would likely have an adverse effect on the market price of the Common Stock. The remaining 2,061,844 shares of Common Stock are, and the 395,382 shares of Common Stock issuable upon exercise of outstanding warrants (other than the Bridge Warrants and the Series A Warrants) will be, "restricted securities" under Rule 144 under the Securities Act and may not be sold other than in accordance with Rule 144, or pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirement.

     Additionally, the Company has granted certain demand and/or "piggyback" registration rights to the holders of 1,600,718 shares of Common Stock, 500,000 shares of Series A Preferred Stock and warrants to purchase an aggregate of 995,382 shares of Common Stock, to require the Company to register under the Securities Act those shares of Common Stock and the shares issuable upon conversion of the Series A Preferred Stock or exercise of the warrants. If such holders, by exercising their registration rights, cause a large number of shares to be registered and sold in the public market, such sales could have a material adverse effect on the market price for the Company's Common Stock.

     The sale of a substantial number of shares of Common Stock or the availability of Common Stock for sale could adversely affect the market price of the Common Stock prevailing from time to time. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act, and lock-up agreements under which the current holders of shares of Common Stock, Series A Preferred Stock, and warrants to purchase Common Stock have agreed not to sell or otherwise dispose of any of their shares of Common Stock for certain specified periods after the date on which the Offering closes, except in certain limited circumstances, without the prior written consent of the Underwriter. In addition, the Underwriter has entered into an agreement with the Nasdaq Stock Market, Inc. pursuant to which the Underwriter has agreed that it will not release any warrantholder who received warrants between October and January 1996, from such lock-up agreements for a period of six months from the effective date of this Prospectus. See "Principal Stockholders," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

EFFECT OF OPTIONS, WARRANTS AND UNDERWRITER'S OPTIONS ON STOCK PRICE

     The Company has reserved 343,000 shares of Common Stock for issuance to key employees, officers and consultants upon the exercise of options granted under the 1994 Plan, and 450,000 shares of Common Stock authorized for issuance under the 1996 Plan. Additionally, the Company has reserved an aggregate of 190,000 shares of Common Stock for issuance upon the exercise of options granted to certain directors of the Company. The Company also has reserved 500,000 shares of Common Stock for issuance upon exercise of the Bridge Warrants, 500,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, 100,000 shares of Common Stock for issuance upon exercise of the Series A Warrants, and 395,382 shares of Common Stock for issuance upon exercise of other outstanding warrants. The Company also will sell to the Underwriter, in connection with the Offering, the Underwriter's Options to purchase an aggregate of 180,000 shares, subject to adjustment as provided therein. The Bridge Warrants, the Series A Warrants, the other outstanding warrants, the Underwriter's Options, outstanding options issued under the 1994 Plan, options that may be issued in the future under the 1996 Plan, and options granted to directors could hinder future financings. In addition, certain holders of such securities have certain registration rights, and the sale of shares of Common Stock upon exercise of such rights or the availability of such shares for sale could adversely affect the market price of the Common Stock. See "Description of Securities" and "Underwriting."


VOLATILITY OF STOCK PRICES

     The market prices of equity securities of technology companies have experienced substantial price volatility in recent years for reasons both related and unrelated to the individual performance of specific companies. Accordingly, the market price of the Common Stock following the Offering may be highly volatile. Factors such as announcements by the Company or its competitors concerning products, patents and technology, governmental regulatory actions, events affecting technology companies generally and general market conditions, may have a significant impact on the market price of the Common Stock and could cause it to fluctuate substantially. In addition, it is expected that there will be a relatively small number of shares of Common Stock trading publicly following the Offering. Accordingly, stockholders may experience difficulty selling or otherwise disposing of shares of Common Stock at favorable prices, or at all. See "Shares Eligible for Future Sale" and "Underwriting."

DILUTION


     The initial public offering price per share of Common Stock exceeds the book value per share of the Common Stock. Investors in the Offering will, therefore, incur immediate and substantial dilution of $3.83 per share of Common Stock, representing 69.6% of the initial public offering price per share. See "Dilution."


NO DIVIDENDS

     The Company currently anticipates that it will retain all of its future earnings, if any, for use in the expansion and operation of its business, and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy" and "Description of Securities."

LIMITATION ON UTILIZATION OF INCOME TAX LOSS CARRYFORWARDS

     Upon the consummation of the sale of the 500,000 shares of Series A Preferred Stock, the Company may have undergone an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 382 of the Code, upon undergoing an ownership change, the Company's right to use its then existing income tax loss carryforwards as of the date of the ownership change is limited during each future year to a percentage of the fair market value of the Company's outstanding capital stock immediately before the ownership change. The Company expects that its ability to utilize its net operating loss carryforwards to offset future taxable income will be limited annually in the future.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE DELAWARE GENERAL CORPORATION LAW

     The Company is subject to certain anti-takeover provisions of the General Corporation Law of the State of Delaware, which could have the effect of discouraging, delaying or preventing a change in control of the Company. In addition, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of the Company. Such provisions include a provision in the Certificate of Incorporation which grants to the Board of Directors the authority to issue up to 2,500,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each such series without further stockholder action. The issuance in the future of any such preferred stock could have the effect of diluting the purchasers of the Common Stock offered hereby, discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such an acquisition. See "Description of Securities."

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS



     The Company's Certificate of Incorporation provides for the indemnification of the Company's directors and officers to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). As permitted by the GCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or violation of law; (iii) for acts or omissions relating to prohibited dividends or distributions or the purchase of redemption of stock; or
(iv) for any transaction from which the director derives an improper personal benefit. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. See "Description of Securities -- Directors' Limitation of Liability and Indemnification."

                                USE OF PROCEEDS


     The net proceeds from the sale of the shares of Common Stock offered hereby, at the initial public offering price of $5.50 per share, and after deducting underwriting discounts and commissions and other expenses of the Offering estimated to be $1,797,350, will be approximately $8,102,650 ($9,399,797 if the Underwriter's Over-Allotment Option is exercised in full).


     The Company intends to use the net proceeds of the Offering as follows:


                                                                    APPROXIMATE     PERCENT OF
                                                                      AMOUNT       NET PROCEEDS
                                                                    -----------    ------------
    Product development..........................................   $ 2,750,000         33.9%
    Repayment of debt............................................     2,564,000         31.6
    Sales and marketing..........................................       700,000          8.6
    Capital expenditures.........................................       400,000          4.9
    Facilities expansion.........................................       300,000          3.7
    Working capital and general corporate purposes...............     1,388,650         17.3
                                                                    -----------       ------
                                                                    $ 8,102,650        100.0%
                                                                      =========    =========


     The Company intends to use an estimated $2,750,000 of the net proceeds of the Offering to complete the development of its VidPhone(R) system, which includes the VidModem and EVS, and to continue software development through hardware and software engineering efforts. See "Business -- Products and Technology."

     The Company intends to use approximately $2,564,000 of the net proceeds of the Offering to repay in full certain outstanding indebtedness, including accrued and unpaid interest thereon. The indebtedness to be repaid consists of
(i) approximately $304,000 to repay a promissory note outstanding to the Adelson Investment Company in the principal amount of $300,000, which matures on the initial public offering date and bears interest at a varying floating rate equal to 1.5% over the prime rate of interest announced from time to time by NationsBank, N.A. (averaging 10.50% over the term of the loan), (ii) approximately $215,000 to repay promissory notes to certain directors, officers and affiliates of the Company in the principal amounts of $100,000, $60,000, $19,500 and $19,500, respectively, each of which matures on March 31, 1997 and bears interest at a fixed rate of 7% per annum, and (iii) approximately $2,044,000 to repay the Bridge Notes, which have an outstanding principal amount of $2,000,000, mature upon the consummation of the Offering, and bear interest at a fixed rate of 10% per annum.

     An estimated $700,000 of the net proceeds will be used to develop the sales channels for the Company's products, including establishing customer and technical service teams, creating sales and technology training programs for resellers and marketing partners, and establishing end-use customer support.

     The Company intends to use an estimated $400,000 of the net proceeds to purchase capital equipment required to support product development and sales and marketing expansion described above, and an estimated $300,000 for expansion and improvement of its facilities. In anticipation of increased production of the VidPhone(R) system, the Company plans to enter into a longer term leasing arrangement that will include space to maintain a more comprehensive inventory and to accomplish system integration, testing and quality control on a more significant scale. Additionally, the Company plans to increase its engineering efforts and support staff, each of which will require additional space.


     The remaining net proceeds of approximately $1,388,650, and any additional net proceeds resulting from the exercise of the Over-Allotment Option, will be employed for working capital and general corporate purposes.


     The table above represents the Company's best estimate of its allocation of the uses of the net proceeds of the Offering, based upon the current state of its business operations, its current business plan and strategy, and current economic and industry conditions. The amount and timing of expenditures will vary depending upon a number of factors, including, among others, the progress of the Company's product development and marketing efforts, changing competitive conditions, and general economic conditions. The allocations of the uses of the net proceeds of the Offering are subject to reapportionment among the purposes listed above, and to other general corporate purposes, including working capital. The actual amount of the uses of proceeds cannot be predicted with any degree of certainty.

     Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term, interest-bearing, investment-grade debt securities, money market accounts, certificates of deposit, or direct or guaranteed obligations of the United States government.

                                DIVIDEND POLICY

     The Company expects that it will retain all earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends to its stockholders in the foreseeable future. The payment of future dividends on the Common Stock and the rate of such dividends, if any, will be determined in light of any applicable contractual restrictions limiting the Company's ability to pay dividends, the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors.

                                    DILUTION


     As of December 31, 1996, after giving pro forma effect to (i) the issuance and sale in January 1997 by the Company of 250,000 shares of Series A Preferred Stock and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share and the receipt of $930,000 in net proceeds therefrom and (ii) the consummation of the warrant exchange transaction with certain existing investors in the Company, which was completed in January 1997, the Company had a pro forma net tangible book value (deficit) of approximately $(1,807,698) or $(0.88) per share of Common Stock. Giving effect to the issuance of 500,000 shares of Common Stock upon the automatic conversion, at the time of the closing of the Offering, of the Series A Preferred Stock, the pro forma net tangible book value would increase by $0.87 per share. The pro forma net tangible book value of the Company at December 31, 1996, giving as adjusted effect to (and without taking into account any other changes in the pro forma net tangible book value after December 31, 1996) (i) the issuance of 500,000 shares of Common Stock upon the automatic conversion, at the time of the closing of the Offering, of the Series A Preferred Stock, (ii) the sale by the Company of the 1,800,000 shares of Common Stock offered hereby at the initial offering price of $5.50 per share and receipt of the net proceeds therefrom and (iii) the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness as set forth under "Use of Proceeds," the write-off of debt issuance costs associated with the indebtedness to be repaid and the write-off of unamortized debt discounts related to the estimated fair value of the Bridge Warrants, would have been approximately $7,273,326 or $1.67 per share of Common Stock. See "Certain Transactions," "Description of Securities" and
Note 7 of Notes to Financial Statements. This represents an immediate increase in the pro forma net tangible book value of $1.68 per share to present stockholders and an immediate dilution of $3.83 or 69.6% per share to new investors. The following table illustrates this dilution:



    Initial public offering price per share of Common Stock (1)..........             $5.50
         Pro forma net tangible book value (deficit) per share of Common
          Stock before the Offering......................................   $(0.88)
         Increase per share attributable to conversion of Series A
          Preferred Stock to Common Stock................................     0.87
         Increase per share attributable to purchase of shares of Common
          Stock by new investors.........................................     1.68
                                                                            ------
    Pro forma net tangible book value per share of Common Stock as of
      December 31, 1996, as adjusted.....................................              1.67
                                                                                      -----
    Dilution per share of Common Stock to investors in the Offering......             $3.83
                                                                                      =====


---------------
(1) Represents the initial public offering price per share of Common Stock, before deducting underwriting discounts and offering expenses payable by the Company.

     The following table summarizes, immediately prior to the Offering, the differences between existing stockholders and investors in the Offering with respect to the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price paid per share of Common Stock, before deduction of offering expenses and underwriting discounts:

                                                SHARES OWNED                CONSIDERATION           AVERAGE
                                           -----------------------    -------------------------    PRICE PER
                                            NUMBER      PERCENTAGE      AMOUNT       PERCENTAGE      SHARE
                                           ---------    ----------    -----------    ----------    ---------
Existing stockholders...................   2,561,844        58.7%     $ 4,762,048        32.5%       $1.86
New investors...........................   1,800,000        41.3        9,900,000        67.5        $5.50
                                           ---------       -----      -----------       -----
     Total..............................   4,361,844       100.0%     $14,662,048       100.0%
                                           =========       =====      ===========       =====

     The foregoing table assumes (i) the issuance and sale in January 1997 by the Company of 250,000 shares of Series A Preferred Stock and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, and the receipt of $930,000 in net proceeds therefrom; (ii) the issuance of the 500,000 shares of Common Stock upon the automatic conversion, at the time of the closing of the Offering, of the outstanding shares of Series A Preferred Stock; and (iii) the consummation of the warrant exchange transaction with certain existing investors in the Company, which was completed in January 1997. The table does not include (i) 500,000 shares of Common Stock issuable upon exercise of the Bridge Warrants;
(ii) 495,382 shares issuable upon the exercise of other outstanding warrants to purchase shares of Common Stock; (iii) 343,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the 1994 Plan and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified stock options granted to certain directors of the Company; and (iv) 450,000 shares of Common Stock reserved for issuance under the 1996 Plan. The exercise of any such options and warrants will have a dilutive effect upon investors in the Offering. See "Management -- Directors' Non-Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions," "Description of Securities" and Note 7 of Notes to Financial Statements.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company (i) as of December 31, 1996; (ii) as of December 31, 1996, on a pro forma basis, to reflect (a) the issuance and sale in January 1997 by the Company of 250,000 shares of Series A Preferred Stock and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share and the receipt of $930,000 in net proceeds therefrom and (b) the consummation of the warrant exchange transaction with certain existing investors in the Company, which was completed in January 1997; and (iii) as of December 31, 1996, on a pro forma, as adjusted basis to reflect (a) the issuance of 500,000 shares of Common Stock upon the automatic conversion, at the time of the closing of the Offering, of the Series A Preferred Stock; (b) the sale by the Company of the 1,800,000 shares of Common Stock offered hereby at the initial public offering price of $5.50 per share and the receipt of the net proceeds therefrom; and (c) the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness, as set forth under "Use of Proceeds," the write-off of the debt issuance costs associated with the indebtedness to be repaid and the write-off of the unamortized discounts related to the estimated fair value of the Bridge Warrants. See "Use of Proceeds," "Certain Transactions," "Description of Securities" and Note 7 of Notes to Financial Statements. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the notes thereto appearing elsewhere in this Prospectus.


                                                                      AS OF DECEMBER 31, 1996
                                                              ---------------------------------------
                                                                            PRO         PRO FORMA,
                                                              ACTUAL     FORMA (1)    AS ADJUSTED (2)
                                                              -------    ---------    ---------------
                                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
Notes payable, current portion (including current portion
  of capital lease obligations), net of unamortized debt
  discounts of $586,000, actual and pro forma..............   $ 1,929     $ 1,929         $    16
                                                              =======    ========     ============
Long-term obligation under capital lease...................        26          26              26
Preferred Stock, $.01 par value, 2,500,000 shares
  authorized; 250,000 shares Series A Convertible Preferred
  Stock issued and outstanding, actual; 500,000 shares
  issued and outstanding, pro forma; none issued and
  outstanding, pro forma, as adjusted......................       848       1,778              --
Common Stock, $.01 par value, 10,000,000 shares authorized;
  2,061,844 shares issued and outstanding, actual 2,061,844
  shares issued and outstanding, pro forma; 4,361,844
  shares issued and outstanding, pro forma, as adjusted
  (3)......................................................        19          21              44
Additional paid-in capital.................................     3,371       4,030          13,888
Accumulated deficit........................................    (5,165)     (5,826)         (6,626)
                                                              -------    ---------    ---------------
     Total stockholders' equity (deficit)..................    (1,775)     (1,775)          7,306
                                                              -------    ---------    ---------------
          Total capitalization.............................   $  (901)    $    29         $ 7,332
                                                              =======    ========     ============


---------------
(1) Pro forma to give effect to (i) the issuance and sale in January 1997 by the Company of 250,000 shares of Series A Preferred Stock and Series A Warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, and the receipt of $930,000 in net proceeds therefrom and (ii) the consummation of the warrant exchange transaction with certain existing investors in the Company, which was completed in January 1997. See "Certain Transactions," "Description of Securities" and Note 7 of Notes to Financial Statements.

(2) Pro forma, as adjusted to give effect to (i) the issuance of 500,000 shares of Common Stock upon the automatic conversion, at the time of the closing of the Offering, of the Series A Preferred Stock; (ii) the sale by the Company of the 1,800,000 shares of Common Stock offered hereby at the initial public offering price of $5.50 per share and receipt of the net proceeds therefrom; and (iii) the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness, as set forth under "Use of Proceeds," the write-off of the debt issuance costs associated with the indebtedness to be repaid and the write-off of the unamortized discounts related to the estimated fair value of the Bridge Warrants. See "Use of Proceeds."

(3) Does not include (i) 500,000 shares of Common Stock issuable upon exercise of the Bridge Warrants; (ii) 495,382 shares of Common Stock issuable upon exercise of other outstanding warrants to purchase shares of Common Stock;
    (iii) 343,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the Company's 1994 Plan and 190,000 shares of Common Stock reserved for issuance upon exercise of outstanding non-qualified stock options granted to certain directors of the Company; and (iv) 450,000 shares of Common Stock reserved for issuance under the 1996 Plan. See
    "Management -- Directors' Non-Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan" and "Description of Securities."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's audited Financial Statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

     The Company was incorporated in October 1993 to develop and produce products and systems to support new communications devices that make extensive use of broadband networks, and transmit high-quality video and audio and high speed data. The Company's operations to date have related primarily to organizational activities, including research and development and organizational efforts involving the development of its initial products, including the VidPhone(R) system, recruiting management and technical personnel and raising capital.

     The Company's business plan for the year following the consummation of the Offering focuses on refining its product development and commencing sales and marketing of its products, particularly the VidPhone(R) system. In order to achieve its objectives, the Company's strategy currently includes: (i) completing engineering modifications required to transition from production of beta test units to commercially available VidPhone(R) systems, (ii) hiring additional personnel in engineering, sales and marketing, manufacturing and testing, and administration, (iii) establishing direct sales relationships with reference accounts, (iv) negotiating reseller relationships with providers of PBX and Centrex systems relating to the introduction of the VidPhone(R) system and related products and services into their product line, (v) continuing research and development to enhance current products and develop complementary products, and (vi) securing further intellectual property protection, including additional patent, trademark and copyright protections. The Company plans to subcontract all major manufacturing and production activities for the foreseeable future, but to retain test and quality assurance functions until all subcontractors can be certified with respect to quality.

     The Company has completed the development of the EVS-10 demonstration VidPhone(R) system, a fully functional product with up to ten user ports available designed for beta testing of the VidPhone(R) technology. Currently, six such systems have been installed at beta sites at no cost to the end-user, and additional units are in production and scheduled for installation at the sites of potential resellers and customers early in the second quarter of 1997. EVS-50, the commercial version of the VidPhone(R) system, is currently under development and is expected to be completed in late 1997. The Company currently expects to begin commercial production and installation of the first units in late 1997. The EVS-50 system, when completed, is expected to accommodate up to 50 simultaneous conferees, and is designed by the Company to be highly reliable and easily maintained. The Company intends to use a portion of the net proceeds of the Offering to complete the initial production of the EVS-50 and to provide technical support for its initial deployment. There can be no assurance that the Company will complete development or manufacture of such systems or begin installation of such systems on its current time schedule. See "Risk
Factors -- Development of New Products; Industry Acceptance," "Use of Proceeds" and "Business -- Product Research and Development."

     To date, the Company has not generated substantial revenues from the sale of its products and services. Historically, a significant portion of the Company's revenues have been derived from fees for consulting services. During 1996 and 1995, consulting services accounted for 44.2% and 42.2% of the Company's revenues, respectively. The Company's business strategy is to increase revenues through sales of its products, particularly the VidPhone(R) system. Accordingly, in the future, the Company plans to devote substantially all of its efforts to production and sales and support of the VidPhone(R) system. The VidPhone(R) system has not been marketed actively to any customers, and technical information regarding the VidPhone(R) is distributed only upon execution of a confidentiality agreement. However, as a result of product testing and technology demonstrations conducted by the Company, the Company has received and is currently working on a limited number of customer orders. There can be no assurance that the Company will be successful in its efforts to market and sell its products. The Company's inability to establish marketing channels for its products and to obtain orders for its products, particularly the VidPhone(R) system, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk
Factors -- Fluctuations in

Operating Results," "-- Limited Operating History; Dependence on Market for New Products," and "Business -- Strategy."

     To date, the Company has incurred substantial losses from operations, had a working capital deficit of $1,329,786 at December 31, 1996, and an accumulated deficit of $5,164,910 through December 31, 1996. As a result, the Financial Statements of the Company are qualified by a going concern opinion. The Company believes that the net proceeds from the Offering will be sufficient to permit the Company to continue as a going concern. See Note 1 of Notes to Financial Statements.

     The Company expects to incur additional operating losses for the foreseeable future. The Company's operations to date have been funded primarily through private sales of debt and equity securities. See "Risk
Factors -- Development Stage Enterprise" and "Risk Factors -- Losses Since Inception; Accumulated Deficit; Expectation of Continuing Losses."

     The Company expects to incur substantial operating expenses in the future to support its product development efforts, expand and enhance significantly its sales and marketing capabilities and organization, expand its technical and management personnel and for the other general and administrative expenses. The Company is currently in discussions with several engineers from an engineering concern regarding hiring such engineers. There can be no assurance, however, that the Company will hire such engineering employees or that such employees would accept an offer of employment from the Company, if such an offer is made. The Company's results of operations may vary significantly from quarter to quarter during this period of development.

RESULTS OF OPERATIONS

  COMPARISON OF YEAR ENDED DECEMBER 31, 1996 AND YEAR ENDED DECEMBER 31, 1995.

     Revenues. Revenues for 1996 decreased by $143,303, or 63.8%, to $81,375, from $224,678 for 1995. Of the Company's revenues in 1996 and 1995, 55.8% and 57.8%, respectively, were derived from sales of VidPhone(R) remote terminals, which are VidPhone(R) units with ISDN capabilities. The remainder of the Company's revenues in both periods were derived from consulting services provided by the Company. Revenues declined in 1996 as a result of the completion in 1995 of a single consulting contract which accounted for 89.5% of total revenues in 1995. See "Business -- Products and Technology."

     Gross Margin. The Company's gross margin for 1996 was 23.3% of total revenues, as compared with 38.8% of total revenues for 1995. The Company does not believe that gross margins in past periods, including 1996 and 1995, are necessarily indicative of gross margin in future periods because such margins do not relate to the revenues and costs of producing and selling the VidPhone(R) system. In the future, the Company intends to focus on sales of its products and, accordingly, may experience significant changes in gross margin in future periods.

     Research and Development. Research and development expenses for 1996 decreased by $125,145, or 10.2%, to $1,106,901, from $1,232,046 for 1995.
Research and development expenses include the costs associated with all personnel, materials and contract personnel engaged in research and development for the Company. In addition, research and development expenses include an allocated portion of the Company's general and administrative expenses, such as rent, telephone and office supplies. The decrease in research and development expenses in 1996 was primarily attributable to the redeployment by the Company of limited engineering resources to support beta units, which is classified as a general and administrative expense rather than a research and development expense.

     The Company expects to continue to incur substantial research and development expenses as it further enhances existing products and develops new products and services, and expects research and development expenses to increase. The Company is developing a number of new inventions and associated products to complement and expand the Company's VidPhone(R) technology. The Company's research and development program includes mechanical design, circuit card development, transmission technology, embedded software, control software for multiple platforms and some applications software. See "Risk
Factors -- Risks Associated
with Rapid Growth and with the Company's Business Plan and Strategy," "Use of Proceeds" and "Business -- Strategy."

     General and Administrative Expenses. General and administrative expenses for 1996 increased by $227,987, or 28.0%, to $1,041,840, from $813,853 for 1995.
General and administrative expenses consist of marketing and sales expenses, such as advertising, expenses associated with customer support, legal, accounting and consulting fees, and an allocated portion of rent, telephone, mail, office supplies and other costs incurred that are associated with the Company's business. The increase in 1996 of general and administrative expenses was primarily due to significantly increased legal fees to support increasingly complex financial operations at the Company, increased consulting fees, including higher expenses related to accounting and technical consultants, and the inclusion in 1996 of expenses related to the employment of key administrative personnel by the Company for a full year compared with partial year employment in 1995.

     Upon completion of the Offering, the Company intends to hire additional personnel to expand the Company's engineering staff, its marketing and sales personnel, including customer support and, to a lesser extent, administrative staff personnel to support accounting and personnel management. See "Risk Factors -- Limited Marketing Experience; Need for Additional Personnel" and "Business -- Strategy" and "-- Marketing and Sales." Additionally, the Company expects general and administrative expenses to increase in future periods as the Company incurs additional costs related to being a public company and expands its facilities, including its production facilities.

     Depreciation. Depreciation for 1996 increased by $98,416, or 163.2%, to $158,714, from $60,298 for 1995. This increase was primarily due to the depreciation associated with the acquisition of substantial new capital assets in 1996, primarily computer equipment, and, to a lesser extent, the accelerated write-down of leasehold improvements as a result of the Company's move to new office space. See Note 3 of Notes to Financial Statements.

     Other Operating Expenses. Other operating expenses for 1996 decreased by $12,318, or 87.8% to $1,713, from $14,031 for 1995. Operating expenses in 1995 primarily consisted of late fees and interest costs on trade credit which were classified as an operating expense. The Company did not incur comparable costs in 1996 because of the availability of additional cash as a result of indebtedness incurred by the Company, interest on which is classified as interest expense.


     Interest Expense. Interest expense, net, for 1996 increased by $391,138 to $404,290 from $13,152 in 1995. The increase in interest expense is primarily due to warrant issuance costs associated with Bridge Notes issued by the Company in October and November 1996, $321,789 of which is a non-cash expense. See Note 6 of Notes to Financial Statements.


     Net Loss. As a result of the foregoing factors, the Company's net loss for 1996 increased by $648,320, or 31.7%, to $2,694,436 from $2,046,116 for 1995.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1995 AND YEAR ENDED DECEMBER 31, 1994.

     Revenues. Revenues for 1995 increased by $35,071, or 18.5%, to $224,678, from $189,607 for 1994. Of the Company's revenues in 1995, 57.8% were derived from sales of VidPhone(R) remote terminals, which are VidPhone(R) units with ISDN capabilities that are used for testing purposes, and the remainder were derived from consulting services. All of the Company's revenues in 1994 were generated by consulting services provided by the Company. See
"Business -- Products and Technology."

     Gross Margin. The Company's gross margin for 1995 was 38.8% of total revenues, as compared with 73.8% of total revenues for 1994. The Company does not believe that gross margins in past periods, including 1995 and 1994, are necessarily indicative of gross margin in future periods because such margins do not relate to the revenues and costs of producing the VidPhone(R) system. In the future, the Company intends to focus on sales of its products and, accordingly, may experience significant changes in gross margin in future periods.

     Research and Development. Research and development expenses for 1995 increased significantly by $1,066,773, or 645.5%, to $1,232,046, from $165,273 for 1994. This significant increase was primarily due to the retention of additional technical personnel and research and development-related materials as the Company shifted its focus to product development from organizational activities.

     General and Administrative Expenses. General and administrative expenses increased significantly by $432,815, or 113.6%, for 1995 to $813,853, from $381,038 for 1994. The increase in general and administrative expenses was primarily due to significantly increased legal, consulting and accounting fees to support increasingly complex operations at the Company, and higher personnel costs in 1995 compared to 1994, as a result of increased staffing during 1995.

     Depreciation. Depreciation for 1995 increased by $56,536, or 1,502.8%, to $60,298, from $3,762 in 1994. This increase was primarily due to the depreciation associated with the acquisition of substantial new capital assets in 1995, primarily computer technology.

     Other Operating Expenses. Other operating expenses for 1995 increased by $13,778, or 5,445.8% to $14,031, from $253 for 1994. This increase was primarily due to the late fees and interest costs on trade credit incurred during 1995, which were classified as an operating expense. The Company did not incur significant comparable costs in 1994 as the Company focused on organizational activities during that year.

     Interest (Income) Expense. The Company recorded interest income of $3,485 in 1994 related to interest earned on a note receivable from an investor. The Company recorded interest expense of $13,152 in 1995.

     Net Loss. As a result of the foregoing factors, the Company's net loss for 1995 increased by $1,639,274, or 402.9%, to $2,046,116 from $406,842 for 1994.

LIQUIDITY AND CAPITAL RESOURCES

     From its inception through December 31, 1996, the Company incurred cumulative losses aggregating $5,151,915, and has not experienced any quarter of profitable operations. The Company expects to continue to incur operating losses for the foreseeable future until the Company achieves significant commercial sales of its products, principally as a result of expenses associated with the Company's product development efforts and anticipated sales, marketing and general and administrative expenses. During the past three years, the Company has satisfied its cash requirements principally from private sales of equity and debt securities and, to a limited extent, from cash flows from operations. Cash from operations from the inception of the Company through December 31, 1996, totaled $450,220, funding approximately 10% of the Company's cash requirements during the period. The primary uses of cash have been to fund research and development and for general and administrative expenses.

     At December 31, 1996, the Company had cash and cash equivalents of approximately $623,241, and a working capital deficit of $1,915,786. As of the date hereof, the Company's total debt obligations (exclusive of trade credit) consist primarily of the $2,000,000 principal amount payable to the holders of the Bridge Notes and the $300,000 principal amount payable to Adelson Investment Company. See "Certain Transactions" and "Description of Securities." The Company intends to use a portion of the net proceeds of the Offering to repay in full the Bridge Notes and the Adelson Note. See "Use of Proceeds."

     Net cash used in operating activities for 1996, 1995 and 1994 totaled approximately $2,916,709, $1,445,087 and $203,731, respectively. Net cash provided by financing activities for 1996, 1995 and 1994 totaled approximately $3,750,351, $1,354,834 and $564,582, respectively, reflecting the proceeds from the issuance of equity securities and debt securities and borrowings from related parties, offset by principal repayments of $385,000 and $30,000 in 1996 and 1995, respectively. No principal repayments were made in 1994.


     In October and November of 1996, the Company issued $2,000,000 aggregate principal amount of Bridge Notes. Of the approximately $1,735,000 in net proceeds from the sale of the Bridge Notes, the Company used an estimated $990,000 for continued product development, an estimated $375,000 to pay general and administrative expenses, an estimated $208,000 to purchase capital assets used in product development and an estimated $162,000 for marketing and sales. The Bridge Notes have an effective interest rate of 43.3% per annum based on the 10% stated interest rate of the Bridge Notes and the fair value of the 500,000 warrants that were issued in connection with the Bridge Notes. The Company intends to use a portion of the net proceeds from the Offering to repay in full the outstanding Bridge Notes. In December of 1996 and January of 1997, the Company issued 500,000 shares of Series A Preferred Stock and 100,000 Series A Warrants for aggregate gross proceeds to the Company of $2,000,000. Of the approximately $1,790,000 in net proceeds from the sale of the Series A Preferred Stock and the Series A Warrants, the Company has used an estimated $619,000 for continued product development, an estimated $372,000 to pay general and administrative expenses, an estimated $204,000 to purchase capital assets used in product development and an estimated $157,000 for marketing and sales. The Company intends to use the remaining $438,000 in estimated net proceeds for continued product development, general and administrative expenses, to purchase capital assets and for sales and marketing, in approximately the same proportion as set forth above. The 500,000 outstanding shares of Series A Preferred Stock will automatically convert to 500,000 shares of Common Stock at the time of the closing of the Offering. See Notes 5 and 6 of Notes to Financial Statements.


     The Bridge Notes, the Adelson Note and certain other related party notes were recorded in the financial statements, net of approximately $782,000 representing a debt discount for the fair value of the warrants issued in connection with such notes. As of December 31, 1996, the unamortized debt discount related to these notes was $586,000. The amount of the amortized debt discount related to such notes recorded during the first quarter of 1997 will be approximately $175,000.


     The Company intends to use approximately $400,000 of the net proceeds of the Offering for capital expenditures. The Company currently anticipates that such capital expenditures will include acquisition of computer hardware and software to support new engineering staff, test equipment to support research and development, integration, testing and quality assurance for manufacturing, demonstration units and trade show material to support marketing and sales, and acquisitions of furniture, fixtures and other personal property to support expanded staff in new facilities.


     Based on the Company's operating plan, the Company believes that the net proceeds of this Offering, together with its existing resources and revenues from continuing operations, will be sufficient to satisfy its capital requirements and finance its operations for 15 months following the consummation of the Offering. In the first quarter of 1997, the Company will reflect a non-cash compensation expense of $340,166 and a charge to equity of $320,902 in connection with the warrant exchange transaction consummated in January 1997. See Note 6 of Notes to Financial Statements. Such estimate is based upon certain assumptions, and there can be no assurance that such assumptions are correct. In the event that the Company's plans change, or the proceeds of the Offering are insufficient to fund operations due to unanticipated delays, problems, expenses or otherwise, the Company would be required to seek additional funding sooner than anticipated. Further, depending upon the Company's progress in commercializing its VidPhone(R) technology, marketing its product line, gaining acceptance of the VidPhone(R) technology and its other products and services among the business community, the Company may determine that it is advisable to raise additional capital sooner than anticipated. The Company has no current arrangements with respect to, or specific sources of, any such capital, and there can be no assurance that such additional capital will be available to the Company when needed on commercially reasonable terms, or at all. The Company anticipates that any additional financing required to meet its current plans for growth and expansion may take the form of the issuance of common or preferred stock or debt securities, or may involve other secured or unsecured debt financing. To the extent that the Company elects to obtain debt financing, the lender may impose certain restrictive covenants on the Company and upon any default by the Company on such debt financing, and a liquidation of the Company, the rights of such lender would be superior to the rights of the holders of Common Stock, including investors in the Offering. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. There can be no assurance that the Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, the Company may be unable to implement its business plan. See "Risk Factors -- Need for Additional Financing" and "-- Dilution."


INFLATION

     The impact of inflation on the Company's business has been insignificant to date and the Company believes that it will continue to be insignificant for the foreseeable future.

                                    BUSINESS

GENERAL

     The Company has developed a proprietary video communications system, the VidPhone(R) system, which is an integrated hardware and software system that provides high-quality, low-cost video distribution and stereo audio transmission capabilities using the existing unshielded telephone wiring. The VidPhone(R) enables video conferencing, data and file sharing, full-motion broadcasting and retrieval of stored data directly to or from the desktop or conference room system. The Company believes that the VidPhone(R) system offers greater functionality and compatibility with existing infrastructure at a lower price than most high-quality video conferencing equipment on the market today. The Company believes that it offers the only video distribution system that combines all three major video applications, video conferencing, video broadcast and video retrieval, in a single cost-effective, turn-key solution.

     The VidPhone(R) system enables an existing PBX or Centrex system to transmit live television broadcasts, conduct two-way or multi-party video conferences and distribute stored video material to the desktop. The Company believes that these applications can be used for meetings, training programs and retrieval of real-time financial market information and other news.

     The Company's objective is to gain a leading position in the desktop video applications industry by marketing the VidPhone(R) system through large business telephone system providers which sell, install and support PBX systems, such as the RBOCs, LEXCs, PBX manufacturers and PBX resellers. These providers have direct access to end-users to which the VidPhone(R) system can be easily introduced. The Company anticipates that such PBX system manufacturers will be interested in establishing marketing relationships with the Company, because of the ease with which the VidPhone(R) can be marketed and sold to existing customers as an upgrade to an existing telephony system. The Company currently is discussing a test marketing arrangement for the VidPhone(R) with leading PBX manufacturers and resellers and also is discussing the establishment of joint marketing relationships. As part of these test marketing arrangements, the Company has installed, at no cost to the user, test marketing VidPhone(R) equipment in the facilities of one of the three largest PBX manufacturers, two of the five largest LEXCs, one of the four largest RBOCs and at one end-user customer location. See "-- The Objective Communications Solution -- VidPhone(R) System" and "-- Products and Technology." The Company has not yet entered into any joint venture relationships and there can be no assurance that it will be successful in its efforts to develop such relationships or that, if established, such arrangements will be profitable. See "Risk Factors -- Limited Marketing Experience; Need for Additional Personnel."

INDUSTRY BACKGROUND

     The Telecommunications Industry. The telecommunications industry is rapidly changing and expanding, and the video applications technologies within that market are quickly developing. The industry has experienced the growth of enhanced communication services such as multimedia applications, the Internet, video and desktop conferencing, facsimile transmission and data communication among computers. The Company believes that the growth in the telecommunications industry will contribute to growth in demand for videoconferencing products generally and for its products in particular. The Company believes that most high-quality video conferencing equipment on the market today is expensive and incompatible with the existing communications infrastructure of a typical organization. The Company believes that it offers the only video applications and distribution system that combines all three major video applications: video conferencing, broadcast and retrieval. The VidPhone(R) system offers users an integrated video conferencing system that provides a single, cost-effective solution to the user's need to coordinate video conferencing among various parties in disparate locations.

     Video Conferencing. The Company's products target, in particular, the video conferencing market. According to a 1996 report by Frost and Sullivan, the U.S. video conferencing market generated $2.94 billion in 1995, and revenues are projected to grow to over $34.76 billion by the year 2002, which would represent a compound annual growth rate of 42.3% over such period. The market currently consists of two segments: services and systems. Video conferencing services include transport services, which provide ISDN line service for teleconference parties; multi-point bridging services, which coordinate calls among various parties at multiple locations; and public room services, which provide video conferencing services and equipment to the public for a per-hour or per-day charge. The video conferencing systems currently available include permanently-installed and portable boardroom systems and desktop systems. According to a November 1996 article in PC Week, the desktop segment of the video conferencing market, which the Company services, is expected to grow from 300,000 units shipped in 1996 to 6,200,000 units shipped by 2000.

     Video Broadcast. Video broadcast is readily available to the consumer market through cable services or satellite connections. These methods of distribution of video broadcast for home use are effective, since the cable or satellite connects to one or two television units within the home. To date, however, the Company is unaware of any effective method to provide video broadcast to the numerous desktop units used in most businesses or government organizations. The Company believes that there is a growing demand for access to video broadcasts, such as CNN, CNBC or Bloomberg, at the desktop in the workplace.

     Video Retrieval. Video retrieval systems allow on-demand retrieval of films, training information, news excerpts or any other recordable material. A video retrieval application could permit access to video content from a third-party provider or from a business' own library. Video retrieval can serve any business that requires frequent personnel training regarding new products or procedures or that must research video materials. For example, a surgeon could review the latest successful technique developed by a prominent medical center or automotive technicians could review the most current repair procedure for a particular model car. A business could keep training videos for all employees on servers, ready for review at the individual employee's convenience.

     The Company believes that video retrieval will become a necessity for large, geographically diverse businesses that will require cost-efficient access to training materials and other information at the desktop. The Company believes that, to date, no reliable method of retrieval and distribution for recorded, broadcast-quality video materials has been successfully introduced. Accordingly, there is a lower demand for video retrieval applications than for video conferencing or video broadcasting capabilities. However, the Company believes that the demand for video retrieval in the workplace is growing, and will continue to grow, as companies expand to multiple office locations worldwide. The Company is unaware of any reliable, broadcast-quality video retrieval system for the desktop available today.

VIDEO APPLICATIONS TECHNOLOGY

     General. Video applications operate using a variety of communications circuits. The speed of a transmission of digital data depends upon the capacity of the communications circuit. A single twisted pair of copper wires connected to a telephone company's central office can normally transmit up to 28 Kilobits (28,000 bits) per second. With appropriate changes in the system's central office switching equipment, a twisted pair can become a Basic Rate Interface ("1 BRI") or ISDN line, capable of transmitting 128 Kilobits per second. Three ISDN circuits, each with two separate telephone numbers, can be combined by high-end video conferencing systems to produce a "3 BRI" connection that can handle 384 Kilobits per second. A "T1" line, which uses a different cable, can handle l.5 Megabits (1,500,000 bits) per second. A fiber optic cable can transmit up to 2.5 Gigabits (2,500,000,000 bits) per second, or more, depending on the transmission standards and methods. An increase in circuit capacity is accompanied by increased cost. As fiber optic cables become more widely used and more companies compete to supply communications circuits, however, the cost of the higher capacity circuits is expected to decrease.

     According to a 1996 Frost and Sullivan report, the proliferation of the ISDN infrastructure is concentrated in the Northeast and on the West Coast of the United States and is expanding through the Midwest. As the requirements for greater digital capacity are increasing, however, ISDN capacity is already proving insufficient to support the demands of developing technologies. The Company believes that in the near future, transmissions will occur through synchronous fiber optic networks ("SONET") and asynchronous transfer mode ("ATM") switches. Unlike ISDN, the SONET network will be "scaleable," meaning that bandwidths for various services can be expanded as required by future needs and the ATM switches will adapt to the size of the SONET. A report by Thomson Financial Services concludes that the ATM protocol will provide a long-term solution to the search for a standard for videoconferencing systems.

     Telephone companies, such as the RBOCs, are already replacing the T1 lines among their central offices and the lines to their larger corporate customers with SONET lines. According to a November 1994 article in Communications Week, some companies, such as Citicorp, are installing their own fiber optic lines to connect their various offices directly. These trends are expected to continue and accelerate. According to an April 1996 report in Telecommunications, the research firm Dataquest predicted that by the end of 1996, the revenues from sales of ATM switches will have jumped to $508 million.


     The Video Conferencing Application. Generally, a video conferencing station includes a video camera, monitor, microphone, one or more speakers and associated circuit boards and software, either in a stand-alone system, or partially incorporated in a desktop computer. The video conferencing unit also requires a coder-decoder ("CODEC") to transform the analog video and audio signals into digital form, compressing them for transmission to the receiving station or stations. Because of the high cost of quality hardware CODECs, some desktop systems economize by using a software CODEC. Generally, software CODECs produce lower-quality images than their hardware counterparts.

     Currently, there are two principal types of video conferencing systems available in the market: "boardroom" systems and desktop systems. According to an October 1996 article in BusinessWeek, boardroom and similar "rollabout" systems have, to date, dominated the market for video conferencing stations. In June 1995, U.S. News & World Report reported that PictureTel and CLI produce almost all of the boardroom systems, which are designed either for permanent installation or for portability around an office. These systems produce the best video quality available and can produce full-motion video, but only if connected by expensive, high-quality data circuits. Although the image quality varies greatly, high-end boardroom systems can operate on circuits that vary from a low-capacity single ISDN line to a high-capacity T1 line. The newest boardroom systems conform to H.320, the protocol standard of the International Telecommunications Union, so that they can communicate with each other. Currently, the price of a single high-end boardroom station ranges from $15,000 to $80,000, with an average price of approximately $45,000.

     According to an industry report by Thomson Financial Services, the video conferencing market is migrating toward desktop systems from the large boardroom systems. Desktop systems use personal computers and produce a lower-quality and generally smaller image than boardroom systems. According to an October 1996 article in BusinessWeek, the price of a single desktop system can range from $1,000 to $10,000. Current models of desktop systems operate using a low-capacity single ISDN circuit, which reduces the wiring cost to the end user, but also substantially reduces the amount of video data that can be transmitted. A January 1996 Special Report in Video Technology News reports that desktop sales comprised approximately 8% of the video conferencing market in 1995. The Company believes that disappointing sales to date in the desktop market are attributable to the limitations of existing desktop systems, both in terms of the inability of such systems to communicate with existing installations and the poor quality of the video.

     For customers to communicate between two video conferencing stations, calls travel from one station through a dedicated telephone line, to a central office and back to the other station. For customers to communicate via more than two video conferencing stations, the calls are usually channeled through a multi-point bridge service, generally located at the telephone company or at an independent service provider. This service coordinates the multiple calls, permitting several groups to conference simultaneously or one company executive to address several offices simultaneously.

     The Video Retrieval Application. The Company does not believe that retrieval and display of broadcast quality video at the desktop throughout a business is offered by any currently available video conferencing system. To date, no practical means for transmitting the video information to each desktop on demand have entered the market. Most existing solutions attempt to use the customer's local area network ("LAN"). LANs, however, were designed to be shared by users each using the system for only short periods of time, not to handle large amounts of continuous data. For LAN-video, the video server must convert the video information to digital form and then compress it for storage on a server. When the user requests a video, the server retrieves the video data and streams the video to the user through the LAN. The user's computer must then decompress the video and display the result.

     Even highly compressed video requires large bandwidth and 1.5 megabits per second, and a LAN typically has between one and two megabits per second of bandwidth. Such a LAN could only carry one video stream of low-quality video, in one direction at a time. In addition, the LAN would be rendered nearly useless for all other users. Several companies, such as Starlight Networks, Inc., offers server and client software to support video distribution over the LAN. Their equipment produces multiple video transmissions by reducing the quality of the video below broadcast quality and by "multicasting," where many users must watch the same video program simultaneously.

INDUSTRY BARRIERS

     The widespread use of video applications in the workplace has been hindered by certain industry barriers:

     - Cost/Quality Tradeoff. Video applications systems with high-resolution, realistic video images generally cost a customer more than $15,000 for a unit that operates only in one location within a facility. Although such systems can operate on a low-capacity ISDN line, Bellcore studies show that for the majority of users a 3 BRI line gives the minimum acceptable image quality for business applications. Thus, without installing high-capacity lines to its existing infrastructure, which will significantly increase the cost to the purchaser, the customer cannot receive the best video quality from a boardroom system. As an alternative, desktop systems generally cost under $10,000 per unit, but the video image is low-resolution and unrealistic. Thus, the customer's affordable alternative hinders the objective of video conferencing, which is to see and hear the other conferees clearly and easily. The Company believes that the high cost associated with the higher quality video applications systems is prohibitive and has hindered widespread use of video applications in the business community.

     - Closed Architecture; Incompatibility. Many of the systems currently available use a proprietary protocol, rather than the international standard and, as a result, cannot interface with other systems. These systems, although useful internally, may not easily permit external video conferencing or may permit it only with other entities using the same protocol.

THE OBJECTIVE COMMUNICATIONS SOLUTION

     VidPhone(R) System. The Company's principal product is the VidPhone(R) system. The Company is currently marketing a VidPhone(R) remote for use as a video conferencing station that is fully compatible for use with the VidPhone(R) system, which the Company intends to begin marketing in late 1997. The VidPhone(R) system is comprised of a desktop computer (configured with a microphone, speakers, and a camera), the VidModem(TM), Objective View(TM) and other software, all of which are linked by the EVS. The EVS connects each VidPhone(R) terminal within a company and also connects the remote VidPhones(R) that communicate with EVS via CODECs, ISDN lines, ATM switches or other communication lines. The EVS also will provide a connection to the retrievable video and audio material and sources of direct television broadcasts from satellites or other sources.

     The VidPhone(R) system is designed to provided high-quality, low-cost video distribution and communications in any building using the existing unshielded telephone wiring. All VidPhone(R) system functions, video retrieval, broadcasting and conferencing, can be performed while a user simultaneously engages in a telephone conversation over the same wires. This minimizes a customer's need for new communications or transport infrastructure. Additionally, the VidPhone(R) system is designed for both H.320 and ATM conferencing, making it compatible with existing systems. See "-- Products and Technology."

     Figure 1 below demonstrates how the VidPhone(R) may be used in conjunction with a customer's existing communications system.

                     Typical Vidphone System Configuration

     Software Applications. The Company has developed several software applications for use with the VidPhone(R).

     Objective View(TM) is the Company's primary software platform, providing an easy-to-use graphical user interface for any VidPhone(R). Objective View(TM) provides the user interface for establishing connections for all three video applications, creating address books for frequently dialed broadcast signals or conferencing parties, controlling the camera and volume levels on the desktop unit, transferring files and launching other software programs.

     The Company also provides two additional software programs, TeleDraw(TM) and TeleShare(TM), with each VidPhone(R) system.

     TeleDraw(TM) is a full-featured software package that permits collaborative drawing, annotation and editing of drawings or pictures. Participants in different locations can start with a blank page, a computer-generated drawing, or a scanned image of an X-ray, photo or advertising layout. Each participant can then make a sketch on the blank page, highlight sections of the image, or change elements of the drawing or photograph, and the changes will appear on the screen of every participant. The program also provides a presentation mode, providing the ability to create (or import) and show a multi-slide presentation to remote participants.

     TeleShare(TM) allows participants in different locations to share applications. TeleShare(TM) permits a computer program, such as a word processing program or a spreadsheet, that is on the computer screen of one conferee to appear on the screens of all the conferees. Each participant can edit the screen on his or her own computer, and the edited version will appear on the screens of all participants.

     The Company believes that these programs have multiple applications in a variety of professions, including but not limited to engineering, medicine and advertising.

STRATEGY

     The Company believes that the VidPhone(R) system offers users a cost-effective video conferencing product without sacrificing image resolution. The relatively high cost of high-resolution video conferencing equipment with which the VidPhone(R) will compete, the capital costs and wiring requirements associated with such systems, and the lack of video broadcast and retrieval applications in the workplace present the Company with a strategic opportunity to market the VidPhone(R) and its related software applications to customers in the desktop video market. To achieve its objective, the Company intends to implement the following strategies.

     Penetrate the Video Conferencing Market. The Company intends to gain entry into the stand-alone video conferencing market by introducing its VidPhone(R) remote terminals, which will provide the basis for customers to establish video applications networks both within and among companies for use with the Company's desktop VidPhone(R) system. See "-- Products and Technology." VidPhone(R) remote terminals have already been selected by the United States Federal government for use in its telecommuting work center program and are currently operating in seven sites around the Washington, D.C. metropolitan area.

     Develop and Expand VidPhone(R) as the Compatible Industry Standard. The Company believes that the VidPhone(R) system will become a competitive product in the market for live, full-motion video and stereo audio, scanned images and computer-generated text, spreadsheets and graphics. The Company believes that the VidPhone(R) system will be particularly appealing to information systems managers in corporate and government organizations, because the system can be easily integrated with a customer's existing system and is compatible with the systems already installed in an organization's offices and those of other companies with which the customer regularly communicates.

     Introduce Flexible Video Broadcast and Retrieval Applications. The Company anticipates that users of video conferencing systems also will require video broadcast and retrieval applications, and it believes that the market for such broadcast and retrieval capabilities is larger than the market for video conferencing. The VidPhone(R) system provides the user with video broadcast and retrieval capabilities that will allow desktop access to training programs, business news services and financial market quotations, and research databases.

     Expand the Market of Video Applications End Users. The Company believes that many industries, including financial institutions and industrial manufacturers, offer a largely untapped market for affordable video applications. For example, using the VidPhone(R) system, each office of a bank could offer customers the opportunity to communicate visually and verbally with a variety of specialists. In addition, financial traders could use the VidPhone(R) system's video broadcast capability to broadcast significant financial news directly on computer screens. Airplane manufacturers could share engineering sketches and databases of prior airplane designs. The Company intends to market the VidPhone(R) system to industries that may have a need for video conferencing capabilities, but have considered video applications unsuitable for their business based on cost-quality considerations.

PRODUCTS AND TECHNOLOGY

     The Company's principal product is the VidPhone(R) system. The VidPhone(R) system is comprised of four components. First is the VidPhone(R) terminal, which is a user's desktop configured to provide one- and two-way video communications within an office building using VidModem(TM) technology. Second is the EVS, which acts as a video network server, making connections, hosting conferences and retrieving stored video. Third is the VidPhone(R) remote terminal, which provides communications with remote locations. This terminal can gain remote access to all of the VidPhone(R) network functions via ISDN or ATM lines. By using ATM, a VidPhone(R) remote terminal can have the quality video and audio communications of the VidPhone(R) configured with a VidModem(TM). Fourth is the user interface, Objective View(TM), and communicating applications, TeleDraw(TM), TeleShare(TM) and Telefile(TM). The Company currently expects to initiate sales of the VidPhone(R) system hardware and software in late 1997.

     The VidPhone(R) System. The VidPhone(R) system is the centerpiece of the Company's suite of products. It is comprised of VidPhone(R) terminals, an EVS and Objective View(TM). VidPhone(R) terminals use a personal computer or workstation to which is added a microphone, speakers and a camera, and proprietary software. VidPhone(R) terminals can be connected through a VidModem(TM) or, for remote terminals, through ISDN lines or ATM interfaces. Terminals connect to the EVS to display broadcast television programs, conduct two-way or multi-party conferences and to retrieve stored video for viewing.

     VidPhone(R) terminals equipped with VidModems(TM) do not need a direct ISDN or ATM interface since they are connected directly to the EVS. These VidPhone(R) terminals connect to the EVS, which is normally located near the telephone PBX, through a VidModem(TM) attached to the user's existing telephone line. The VidPhone(R) system can provide high-quality, low-cost video communications within a building using the existing, standard unshielded telephone wiring and can extend that same quality to any other location worldwide by using appropriate communications lines from a customer's PBX to the central office of the local telephone company. The number of outside data lines needed is only as large as the number of outside video conferencing calls being made at any one time from the EVS.

     An internal video conference call between two or more VidPhones(R) each of which are within 1,250 feet of their PBX (a distance that would allow calls within the largest high-rise buildings) would be connected using the building's existing telephone lines via the EVS. The Company believes that the VidPhone(R) system, unlike any other vendor's system, can transmit full-motion, broadcast-quality, two-way video and stereo audio up to 1,250 feet to and from the EVS. The telephone can be used for incoming or outgoing calls, even while the line is being used for video conferencing or other video applications. No CODECs, outside circuits, or multi-point controllers are needed if the building's wiring is equal to or better than category 3 lines, which are voice-grade cables typically used in residential or business telephone systems. The VidPhone(R) system generally requires no new building wiring, provided that the wiring is category 3 quality or better, except to connect the EVS to the adjacent telephone PBX. Using the Company's proprietary technology, the Company believes that every desktop computer in a high-rise building could be inexpensively equipped to conduct full-motion, true-to-life video applications with any other desktop computer inside and outside of the building with quality equal to or surpassing that of existing high-end systems.

     An external video conference call would connect from a VidPhone(R) terminal to the EVS and then, through a CODEC, to a high-capacity outside circuit connected to the telephone company's central office. The VidPhone(R) system, like the high-end boardroom systems currently available, can use any quality outside circuit, such as an ISDN, a T1 or a SONET. Unlike existing systems, however, which require separate, dedicated CODECs and dedicated circuits for each video conferencing station, a VidPhone(R) system needs only one CODEC and one outside circuit for each participant in an outside video conference being conducted at any one time. Just as a telephone switchboard may have numerous inside extensions and a few outside lines, all of the VidPhone(R) systems within the organization can share a few, high-quality CODECs coupled to a few outside lines. Thus, the VidPhone(R) system requires substantially less equipment and expense per video conferencing station.

     The standard CODEC included with the VidPhone(R) system is compatible with the H.320 international standard for video conferencing, used by all high-end video conferencing systems. One or more VidPhone(R) system special CODECs could be installed with the EVS to permit calls to systems that are not compatible with H.320. When a user wants to conference from a VidPhone(R) system station with a party who has a non-H.320 system, the end-user can use the VidPhone(R) to select a CODEC that is compatible with the outside party's system. Since there are no established standards for ATM conferencing, the Company has designed the VidPhone(R) system for both H.320 and ATM conferencing. The Company is aware of no system other than the VidPhone(R) system that is designed to communicate with any system, anywhere.

     The Company originally developed the VidPhone(R) remote terminals for ISDN use as a stand-alone desktop video conferencing system that can utilize either an ISDN line or a 3 BRI line. The VidPhone(R) remote terminals will permit video conferencing at a lower resolution than the VidPhone(R) systems linked by VidModem(TM) within an organization. Such VidPhone(R) systems will integrate with a business' current communications system. The Company has approximately 74 VidPhone(R) remote terminals in operation, including those installed at the U.S. General Services Administration's new telecommuting work centers. The Company intends to provide software upgrades to its existing customers and will seek orders for additional systems to establish a greater market presence during 1997. Additionally, the VidPhone(R) remote terminals serve as a remote location VidPhone(R) that connects to an EVS via ISDN lines.

MARKETING AND SALES

     The Company intends to market the VidPhone(R) system as an easily integrable component to an existing communications system. The Company will focus on PBX and Centrex system vendors, such as Lucent Technologies, Inc. and Siemens-Rolm Communications, Inc., which have established a worldwide, office communications product distribution network. PBX and Centrex vendors currently do not offer a video applications product that is integrable with the business telephone systems sold by such vendors. The Company intends to leverage the existing PBX base of products and customers and believes that the compatibility of the VidPhone(R) system technology with the PBX and Centrex products will be more appealing than the boardroom or current desktop systems to the PBX vendors.

     While the Company is developing relationships with PBX vendors, it also intends to sell its products through a variety of channels including systems integrators, value-added resellers ("VARS") such as interconnector companies, and partnership agreements with synergistic vendors, such as the ATM switching providers, and network providers and other providers with an interest in sponsoring applications for their transport equipment or networks.

     The Company has already made direct and indirect sales of the VidPhone(R) system. Bell Atlantic Corp. purchased for use by the U.S. Navy 13 VidPhone(R) remote terminals and ordered four VidPhone(R) systems configured with VidModems(TM) for use in its business. The Company currently has no other contracts to sell its systems or provide services. The Company has demonstrated the VidPhone(R) system only under non-disclosure agreements since it is a proprietary product. The Company intends to expand its efforts to contact new potential customers and will organize support services for its products. The Company intends to establish both customer and support services for its products as well as a sales training program and a technical training program for its resellers and partners. The Company has set up an Internet site to give further support to end-users of its products.

     The Company has already installed, at no cost to the user, test marketing VidPhone(R) terminals at one of the three largest PBX vendors, at two of the five largest LEXCs, at one of the four largest RBOCs and at one end-user customer location.

PRODUCT RESEARCH AND DEVELOPMENT

     The Company is currently focusing on the development and production of the VidPhone(R) system. This includes further improvements to its underlying VidModem(TM) technology, the EVS-50 and the accompanying user interface and applications software.

     The Company has a manager and several engineers and technicians working directly on hardware and software development. The Company also has 10 consulting hardware engineers under contract. These engineers are working principally on the EVS-50 hardware and on VidModem(TM) development.

     The EVS-10 development program is essentially complete. The EVS-10 is a ten user, fully functional product that is designed for beta testing of the VidPhone(R) technology. It has ten VidModem(TM) user ports available, a four-party control unit to host video conference calls during which multiple parties can all see and hear each other, and a dual channel ISDN CODEC system. Four additional ports are available for connection to broadcast television, to ATM CODECs or to a video server. Currently, six EVS-10 products have been installed. Others are in production and are scheduled for installation early in the second quarter of 1997.

     EVS-50 accommodates up to 50 users. It is designed to be highly reliable and easily maintained in the field. Installation of an EVS-50 is designed to be straightforward and will require less than one day in a typical corporate facility.

     In addition to several new applications, software development continues on the basic software applications: Objective View(TM), TeleDraw(TM) and TeleShare(TM).

INTELLECTUAL PROPERTY

     Parts of the Company's technology are protected by both registered trademarks and pending patents. The Company has received a notice of allowance from the U.S. Patent and Trademark Office for a pending patent application covering a method and apparatus for transmitting video information over telephone wires. The Company also has received notification from the U.S. Patent and Trademark Office that the issue date for the patent will be April 15, 1997. An international patent application and a Taiwanese patent application covering this invention have also been filed and are still pending. The Company has also filed a patent application covering its video network and switching system using telephone wires. The Company is also preparing applications for hardware and software innovations in the VidPhone(R) system. The success of the Company's products depends in part on its ability to obtain and protect patents, licenses and other intellectual property rights covering its significant hardware and software products. To that end, the Company intends to seek patents and copyrights on certain of its inventions and proprietary processes.

     The Company has acquired several trademarks, including Objective Communications(R) and VidPhone(R), and has several other trademarks pending.

COMPETITION

     The market for video conferencing systems is highly competitive, subject to rapid technological change and emerging industry standards. The Company believes that the principal competitive factors in the markets in which it intends to compete are product performance, price and product support and services.

     The Company's principal competition to date has been from video conferencing systems companies, particularly PictureTel, CLI and VTEL. According to a June 1995 article in U.S. News & World Report, PictureTel and CLI had approximately 71% market share in the video conferencing systems market. The Company also expects substantial additional competition from new market entrants, such as Intel Corp., which recently entered the video conferencing market with "ProShare(R)," a document sharing software for a desktop system with an optional video capability that includes a camera, a communications board, CODEC and software. However, the Company believes that this system provides low resolution, unrealistic images. In addition, at least one competing "desktop" system manufactured by C-Phone Corporation is designed to operate on a LAN within a building, if the LAN uses shielded or co-axial cable. In total, there are approximately 22 companies, including Apple Computers and Creative Labs, offering desktop systems. To date, none of the new desktop systems has captured any significant portion of the market.

     Virtually all of the companies with which the Company expects to compete have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than does the Company. The Company believes that it will be able to compete effectively against larger companies with substantially greater resources on the basis of its products' capabilities, including broadcast and retrieval applications, the high quality image resolution and stereo audio in the VidPhone(R) system, and price. However, there can be no assurance the Company will be able to compete successfully.

MANUFACTURING

     The Company will outsource the manufacture of components to be used in its products and the assembly of those components into the finished products. The products will be shipped to the Company for final assembly check, systems integration and testing. The Company has initiated discussions with many manufacturers and suppliers but has no current arrangements with manufacturers or suppliers that fix the costs of production or parts. Any difficulties encountered with third-party manufacturers could result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis which, in turn, could have a material adverse effect on the Company.

GOVERNMENT REGULATION

     The FCC regulates the operation of telecommunications equipment for use in the United States. The EVS component of the Company's VidPhone(R) system and the VidModem(TM) are required to comply with certain regulations promulgated by the FCC under Parts 2, 15 and 68 of the FCC's regulations, which relate to radio frequency devices and to terminal equipment that is connected to the public, switched telephone network. Pursuant to Part 15 of the FCC's regulations, the Company has determined that the VidModem(TM) is an unintentional radiator that constitutes a Class A digital device that may be operated without an individual license. Under Parts 2 and 15 of the FCC's regulations, the Company will be required to follow a verification procedure consisting of a self-certification by the Company that the radio frequency device complies with applicable Part 15. The Company has already had the VidModem(TM) formally tested by a qualified, independent testing facility, and such equipment was found to comply with such regulatory requirements. Under Part 2 of the FCC's regulations, the Company has the option of ensuring compliance with the applicable technical specifications at the location of a business end-user after installation. Pursuant to Part 68 of the FCC's regulations, the Company will need to obtain equipment registration from the FCC for certain VidPhone(R) system components that are connected to the PSTN. The majority of the Company's products will not involve connection to the PSTN. For those applications requiring connection to the PSTN, the Company will be required to register the EVS as terminal equipment under Part 68 of the FCC's regulations. To date, the Company has not filed an application under Part 68 for equipment registration. The Company has designed its initial line of products to conform to all applicable guidelines and regulations. The Company believes that such equipment will be found to be compliant with Parts 2, 15 and 68 of the FCC regulations and does not believe that such approval requirements will materially delay the manufacture or marketing of the VidPhone(R) system. However, there can be no assurance that the Company's products will actually meet such requirements, or that the Company will be able to obtain and maintain in effect all necessary FCC or other governmental approvals required to permit the Company to market its products as currently contemplated.

FACILITIES

     The Company's headquarters are located in Chantilly, Virginia in facilities currently consisting of approximately 5,000 square feet for its offices, engineering lab and demonstration room which it contracts for a monthly payment of approximately $13,000. The contract is renewable on a month-to-month basis. The Company is currently negotiating a new contract which it expects will commence in April 1997 for 8,500 square feet of space for a monthly payment of approximately $17,000. In 1997, the Company intends to enter into a lease to accommodate the expansion of its facilities. See "Use of Proceeds."

EMPLOYEES


     As of March 21, 1997, the Company had 22 employees, of whom 20 were full-time and two were part-time. The employees include four members of management, three senior sales and marketing personnel, seven hardware and software engineers, two service technicians, two junior technicians, one technical writer, two manufacturing supervisors and one administrative assistant. The Company also uses the services of technical consultants and subcontractors on an as-needed basis. Each employee and consultant has executed both a confidentiality agreement and an agreement not to compete with the Company for a period of 24 months after performing services for the Company. The Company does not have employment agreements with its employees, except for Steven A. Rogers. The Company's employees are not unionized, and the Company believes that its relations with its employees and consultants are good.


     In addition, the Company is currently in discussions with several engineers from an engineering concern regarding hiring such engineers. There can be no assurance, however, that the Company will hire such engineering employees or that such employees would accept an offer of employment from the Company, if such an offer is made.

LEGAL PROCEEDINGS

     As of the date of this Prospectus, the Company is not a party to, and the property of the Company is not subject to, any material legal proceedings.

GLOSSARY OF TERMS

     Asynchronous Transfer Mode ("ATM"). A technology which represents digitized signals of voice, data or video in a stream of packets each of which is 53 bytes (1 byte equals 8 bits or binary units of information) long. Each packet identifies a source and a destination so it can be switched individually.

     Basic Rate Interface ("BRI"). One interface type used to access the Integrated Services Digital Network (ISDN). The BRI interface allows two simultaneous calls across a single pair of copper wires.

     Bell Communications Research ("Bellcore"). A telecommunications entity which, among other functions, establishes standards and specifications for the telecommunications industry, particularly Regional Bell Operating Companies. Any equipment, documentation or system that complies to those published standards is said to be "Bellcore-compliant."

     CODEC. A coder-decoder transforms and compresses analog video and audio signals into digital form.

     Integrated Services Digital Network ("ISDN"). A set of standards adopted by domestic and international carriers for termination, transmission and switching equipment to allow digital formatted voice, data and video signals to be processed and transported through the telephone network.

     LEXC.  Long Distance Exchange Company.

     Local Area Network ("LAN"). A type of high-speed data communications arrangement in which multiple computer and related products in an office or campus environment are connected by means of a standard transmission medium.

     Local Exchange Carrier ("LEC"). A local phone company such as a Regional Bell Operating Company or an independent that provides local transmission services.

     Mbps.  A million bits per second.

     Private Branch Exchange ("PBX"). Equipment located at a business customer's premises facilitating telephone calls within the building and to a central office and offering other enhanced services such as call waiting, conferencing, call transfer and other services.

     RBOC.  Regional Bell Operating Company.

     SONET.  Synchronous fiber optic network.

     T1. A telecommunications line format adopted in North America for transmission at speeds of 1.544 megabits per second and containing 24 voice channels.

     Telephony.  The technology and manufacture of telephone equipment.

     UTP.  Unshielded twisted pair.

     Wide Area Network ("WAN"). A network that extends beyond the distance that can be accommodated by local cabling methods.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:


                    NAME                       AGE                        POSITION
--------------------------------------------   ---    ------------------------------------------------
Mr. Steven A. Rogers (1)(4).................   45     President, Chief Executive Officer and Director
Mr. Clifford M. Kendall (1)(2)..............   65     Chairman of the Board of Directors
Mr. Anthony M. Agnello(3)...................   47     Director
Mr. Robert L. Barnett(3)....................   56     Director
Mr. Donald W. Barrett(4)....................   50     Director
Dr. Eugene R. Cacciamani (1)(3).............   60     Director
Lt. Gen. Lincoln D. Faurer, USAF
  (Ret.)(4).................................   69     Director
Mr. Richard T. Liebhaber (1)(4).............   61     Director
Mr. Roy C. Nash(2)..........................   55     Director
Mr. John B. Torkelsen.......................   51     Director
Mr. Robert H. Emery.........................   52     Vice President, Administration and Finance
Mr. Frank M. Gore...........................   57     Vice President, Sales
Mr. Lewis M. Roch III.......................   41     Vice President, Marketing
Mr. Roger A. Booker.........................   42     Vice President, Operations


---------------
(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Compensation Committee of the Board of Directors.

(4) Member of the Preferred Stock Committee of the Board of Directors.

STEVEN A. ROGERS founded the Company in 1993 and has served as President and Chief Executive Officer since the Company's inception. Mr. Rogers has participated in other successful start-up companies as an executive officer or founder. From July 1990 to July 1992, he served as a Senior Vice President of General Kinetics, Inc. where he managed the Cryptek division. In January 1986, he had founded Cryptek, Inc., a company that developed desktop facsimile machines, and, from January 1986 to July 1990, served as its President and Chief Operating Officer until it was acquired by General Kinetics, Inc. Mr. Rogers holds four patents and was a nominee for KPMG Peat Marwick's "1990 Entrepreneur of the Year" award. He has a B.S.E.E. from Virginia Polytechnic Institute.

CLIFFORD M. KENDALL has been Chairman of the Board of Directors since August 1994. Mr. Kendall is one of the founders and current Chairman of the Board of Computer Data Systems, Inc. ("CDSI"), a professional and processing services company which provides consulting and data processing services to Federal, state and local governments, not-for-profit institutions and commercial clients, and has served in such capacity since July 1991. From 1971 to July 1991, Mr. Kendall served as Chairman and Chief Executive Officer of CDSI. Mr. Kendall also serves as a member of the Advisory Board of Atlantic Holdings, Inc. and Ferris, Baker, Watts Incorporated.

ANTHONY M. AGNELLO has served as a director of the Company since January 1997. Mr. Agnello co-founded Ariel Corporation in 1982 and currently serves as Chief Executive Officer and Chairman of the Board of Ariel Corporation. Mr. Agnello received his M.S.E.E. from City College of New York and owns several patents in digital signal processing.

ROBERT L. BARNETT has served as a director of the Company since August 1994. Mr. Barnett has served as Corporate Vice President of iDEN Group of Motorola, Inc., since 1995, where he is responsible for the development of wireless communications products. From 1992 to 1995, he was the President of Nexteps, Inc., an international communications consulting firm. He served in various capacities at the Ameritech Corporation from 1987 to 1993, including President of Ameritech Bell Group and Vice-Chairman of Ameritech

Corporation. Mr. Barnett serves on the boards of Johnson Controls, Inc., USG, the parent company of United States Gypsum and Central Vermont Public Service, a utility company.

DONALD W. BARRETT has served as a director of the Company since August 1994. Mr. Barrett has been Chairman of the Board and Chief Executive Officer of Telepad, Corp., a telecommunications and information systems equipment manufacturer since April 1996. From July 1991 to March 1996, Mr. Barrett was President and Chief Executive Officer of Ideas, Inc., a systems integrator for the intelligence community. From July 1987 to June 1991, he served as President of the Government Systems Group of Contel Federal Systems where he was responsible for the design, development and integration of information systems supporting the United States government. Mr. Barrett has a B.S. from California State Polytechnic University and an M.B.A. from California State University, Fullerton.

EUGENE R. CACCIAMANI has served as a director of the Company since August 1994. Dr. Cacciamani has been a Senior Vice President of Hughes Network Systems, Inc. a company furnishing private communications networks to business, government and common carriers since 1987, where he is responsible for developing new technologies, systems and businesses, including lead efforts in the Hughes DBS DirecTv system and the system design in the ICO global satellite personal communications system. Dr. Cacciamani is on the Engineering Advisory Boards at Union College and The Catholic University of America and serves as an advisor to Aloha Networks, Inc. and Quest Communications.

LINCOLN D. FAURER has served as a director of the Company since August 1994. Lt. Gen. Faurer has served as President of LDF, Inc., a company providing consulting services on intelligence and security matters, since 1991. From 1986 to 1991, he also served as President of the Corporation for Open Systems, Inc., a corporation engaged in research and development of a worldwide "open systems" environment. Lt. Gen. Faurer retired from the United States Air Force in 1985, serving the last four years as Director of the National Security Agency.

RICHARD T. LIEBHABER has served as a director of the Company since August 1994. Mr. Liebhaber has been a Managing Director of Veronis, Suhler & Associates, Inc., New York, a media merchant banking firm, since 1995. From 1985 to 1995, Mr. Liebhaber was Chief Strategy and Technology Officer of MCI Communications Corporation. He is the Chairman of the Board of Precision Systems, Inc., and serves on the board of directors of Alcatel Network Systems, Inc., a subsidiary of Alcatel Alsthom Compagnie Generale d'Electricite, Geotek Communications, Inc., Advanced Network Services, Inc., a subsidiary of America Online, Inc., and Scholz Master Builders, Inc. He is also a member of the Steering Committee for the National Information Infrastructure for the Computer Science and Telecommunications Board of the National Research Council and is a member of the Federal Networking Commission Advisory Council.

ROY C. NASH has served as a director of the Company since August 1994. Mr. Nash has been Vice President of Audit for MCI Communications Corporation since 1995. From 1993 to 1995, Mr. Nash served as Chief Financial Officer for Concert Communications Company, a joint venture between MCI and British Telecom plc. From 1987 to 1993, Mr. Nash served as Vice President and Controller, responsible for all internal and external financial reporting of MCI Communications Corporation. Mr. Nash received a B.A. in Economics from Cornell University and an M.B.A. from Columbia University.

JOHN B. TORKELSEN has served as a director of the Company since March 1996. Mr. Torkelsen has served as President of Princeton Venture Research, Inc. since 1984 and President of its affiliate PVR Securities Inc. since 1987. Mr. Torkelsen also is Chairman of the Board of Voice Control Systems, Inc. and a director of Mikros Systems Corporation. He has a B.S. in engineering from Princeton University and an M.B.A. from Harvard University.

ROBERT H. EMERY has served as Vice President, Administration and Finance since December 1996, and previously served as Vice President, Administration from May 1995 to December 1996. From May 1986 to May 1995, he served as Vice President of Aries Systems International, Inc., an information services company. From August 1983 to July 1986, Mr. Emery served as the ADP Security Officer for the military's largest secure computer network. He has a B.S. from the U.S. Naval Academy and an M.S. in information systems from the Naval Postgraduate School. He is a CPA and a certified financial planner.

FRANK M. GORE has served as Vice President, Sales since July 1994. From January 1990 to June 1994, he served as Director of Marketing for International Financial Communications, Inc., a distributor of video conferencing equipment. From March 1988 to January 1990, Mr. Gore served as Director of Marketing for International Data Services, Inc., a communications company, where he was responsible for establishing and managing a $35 million contract. From October 1987 to March 1988, Mr. Gore served as National Sales Manager for British Telecom, plc, U.S. division, managing 120 sales people and 12 regional sales managers. From February 1980 to October 1987, Mr. Gore served as Marketing Program Manager for Boeing Computer Services, Inc., a division of The Boeing Company, where he managed the development and distribution of hardware and software products related to computer communications.

LEWIS M. ROCH III has served as Vice President, Marketing since May 1994. From March 1991 to May 1994, Mr. Roch served as Managing Partner of RFP Associates, Ltd., an investment partnership. From March 1984 to March 1991, Mr. Roch was the founder and Chief Executive Officer of SM Telecorp., Inc., a diversified telecommunications company that supplied, installed and maintained telephone private branch exchanges, fiber optic cabling and microwave transmission systems; built and operated cellular, paging and voicemail systems; and provided long distance, operator and local exchange services in central Texas. From February 1981 to February 1984, Mr. Roch also worked in the Executive Management Development Program at Continental Telephone Company, now a division of GTE Corporation. He received a B.S. and B.A. in Management, Economics and Political Science from Washington University in St. Louis and an M.B.A. from the University of Texas at Austin in telecommunications management.


ROGER A. BOOKER has served as Vice President, Operations since February 1996. From June 1994 to February 1996, Mr. Booker served as the Vice President, International Development and Operations at Global Partnership, Inc., where he directed international development and operations. From February 1990 to June 1994, Mr. Booker also served as the Vice President, Manufacturing Operations at Cryptek, Inc. and served in the same position at General Kinetics, Inc. when it acquired Cryptek, Inc., where he was responsible for overseeing operations, including several acquisitions and divestitures. From August 1986 to February 1990, Mr. Booker was Director of Operations for Magnavox Government and Industrial Electronics Company where he managed the startup of a 200,000 square foot manufacturing facility. He received a B.S. and an M.A. in manufacturing engineering technology and management from East Tennessee State University.


     Under three separate agreements, certain parties have the right to designate nominees for members of the Board of Directors. In connection with the private placement of equity securities of the Company by PVR Securities, Inc., Mr. John Torkelsen, a director of the Company, and Mr. Steven A. Rogers, a director and the President and Chief Executive Officer of the Company, entered into an agreement that provides that, for a five-year period beginning December 5, 1995, each of them will vote any shares that he controls for the election to the Board of Directors of an individual nominated by the other and on a best efforts basis will seek additional votes for the other party's nominee. Mr. Torkelsen was elected to the Board of Directors pursuant to this agreement. In addition, Mr. Torkelsen agreed, subject to his fiduciary obligations to the Company, to vote for Mr. Rogers to continue his position as President and Chief Executive Officer of the Company during the term of the voting agreement.

     Mr. Anthony M. Agnello was elected to the Board of Directors on January 16, 1997 pursuant to a voting agreement dated December 19, 1996 by and among Applewood Associates, L.P. ("Applewood"), Acorn Technology Partners, L.P. ("Acorn") and Mr. Rogers, entered into in connection with the private placement of the Series A Preferred Stock and the Series A Warrants by the Company to Applewood and Acorn. Subject to certain percentage ownership requirements, Mr. Rogers agreed, pursuant to such voting agreement, to vote his shares of Common Stock to elect as a director the nominee of Applewood and Acorn.

     In connection with the Offering the Company has agreed, for a period of five years following completion of the Offering, to use its best efforts (including the solicitation of proxies, if necessary) to elect one designee of the Underwriter to the Board of Directors of the Company. See "Underwriting."

DIRECTOR COMPENSATION

     The Company reimburses directors for expenses incurred in connection with attending Board meetings, but does not pay director's fees or other compensation for services rendered as a director. In lieu of fees, in August 1994, the Company granted to each director then serving (other than Steven Rogers) options to purchase shares of Common Stock. Each grant was negotiated with the director at the time he was appointed. See "-- Directors' Non-Qualified Options." In addition, directors or their affiliates may receive compensation for services rendered to the Company in other capacities. Mr. Torkelsen, a director of the Company, is the President of PVR Securities, Inc., which has in the past, and may in the future, provide investment banking services to the Company. See "Certain Transactions."

DIRECTORS' NON-QUALIFIED OPTIONS

     In August 1994, the Company granted options to purchase an aggregate of 200,000 shares of Common Stock ("Directors' Non-Qualified Options"), to the persons then serving as directors of the Company. Such options were granted in lieu of directors' fees and pursuant to agreements ("Non-Qualified Stock Option Agreements") with each director. The options are exercisable for a period of ten years from the date of grant, have an exercise price of $2.00 per share and vest 20% per year on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Notwithstanding the foregoing vesting schedule, if a director fails to attend more than one-half (50%) of the total number of meetings of the full Board of Directors and any committees of the Board of which he is a member, the director forfeits any percentage of the option that would otherwise have vested in that year. Further, if a director ceases to be a director of the Company for any reason, including removal, death or disability, such director forfeits any portion of the option that is unvested at that time. As of the date of this Prospectus, Directors' Non-Qualified Options to purchase 70,000 shares of Common Stock have vested, and Directors' Non-Qualified Options to purchase 10,000 shares of Common Stock have been exercised. Directors' Non-Qualified Options may be exercised only to the extent vested. The optionee, or his estate in the case of death, can exercise the option to the extent vested at the time he ceases to be a director of the Company until the expiration of the option.

     Subject to a limited exception in the event of a business combination accounted for under the "pooling of interests" method of accounting, in the event of any pending or threatened takeover bid or tender offer pursuant to which 25% or more of the outstanding Common Stock of the Company is or may be acquired, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act, indicating an intention to commence any such takeover bid or tender offer, all outstanding Directors' Non-Qualified Options will become immediately exercisable, or, if exercise of the Directors' Non-Qualified Options would not be in conformity with all applicable federal and state securities laws, then the holders of the options will be entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock subject to options and the exercise price of the options.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     Executive Committee. The Board of Directors has established an Executive Committee comprised of four (4) directors. The Executive Committee has the authority to exercise substantially all of the powers and authority of the full Board of Directors in the management and affairs of the Company between meetings of the full Board of Directors, to the fullest extent permitted by the Delaware General Corporation Law. Messrs. Rogers, Kendall, Liebhaber and Cacciamani currently serve as members of the Executive Committee.

     Audit Committee. The Board of Directors has established an Audit Committee comprised of two (2) directors. The Audit Committee is responsible for approving the Company's independent auditors, reviewing the scope of their engagement, consulting with such auditors and, reviewing the results of any audit examination, reviewing the disposition of recommendations made by the independent auditors during the past year, acting as a liaison between the Board of Directors and the independent auditors and reviewing various

Company policies, including those related to accounting and internal control matters. Messrs. Kendall and Nash currently serve as members of the Audit Committee.

     Compensation Committee. The Board of Directors has established a Compensation Committee consisting of three (3) outside, non-employee directors. The Compensation Committee is responsible for reviewing and approving executive compensation policies, practices, salary levels and bonus programs and for administering the Company's 1996 Plan. Messrs. Agnello, Barnett and Cacciamani currently serve as members of the Compensation Committee.

     The Board of Directors also has appointed a Preferred Stock Committee, on which Messrs. Barrett, Faurer, Liebhaber and Rogers currently serve. The Preferred Stock Committee has authority to approve the issuance and sale, from time to time, of one or more series of preferred stock for cash or other property, including the issuance and sale from time to time of warrants for such preferred stock, or common or preferred stock of the Company into which any series of preferred stock may be convertible or exchangeable. The Preferred Stock Committee also is authorized, in connection with the issuance of one or more series of the preferred stock and any common or preferred stock into which such preferred stock may be convertible or exchangeable, to determine the price at which the preferred stock of each such series or class will be sold, to declare dividends payable on the preferred stock, to reserve for issuance shares of any common stock or preferred stock into which any series of the preferred stock may be convertible or exchangeable, and to determine the designation, preferences and privileges, the relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions of such securities.

EXECUTIVE COMPENSATION

     The following table lists the cash remuneration paid or accrued during the year ended December 31, 1996 to the President and Chief Executive Officer of the Company, Mr. Steven A. Rogers. No other executive officer of the Company received salary and bonus in excess of $100,000 for or with respect to 1996. The Company did not pay any bonuses or other compensation, did not have any pension or long-term incentive plan and did not issue any restricted stock awards or stock awards to Mr. Rogers during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                           ANNUAL       ------------
                                                                        COMPENSATION     SECURITIES
                                                                        ------------     UNDERLYING
                 NAME AND PRINCIPAL POSITION                    YEAR       SALARY         OPTIONS
-------------------------------------------------------------   ----    ------------    ------------
Steven A. Rogers
  President and Chief Executive Officer......................   1996      $120,000         25,000

     The following table sets forth certain information about the stock options granted to Mr. Rogers in 1996 under the Company's 1994 Plan.

                             OPTION GRANTS IN 1996

                                    NUMBER OF
                                   SECURITIES         PERCENTAGE OF TOTAL
                                   UNDERLYING         OPTIONS GRANTED TO     EXERCISE PRICE        EXPIRATION
            NAME               OPTIONS GRANTED (1)     EMPLOYEES IN 1996         ($/SH)               DATE
----------------------------   -------------------    -------------------    --------------    ------------------
Steven A. Rogers............          25,000                 18.1%               $ 4.00        December 16, 2006

---------------
(1) The options granted to Mr. Rogers were non-qualified stock options that were granted at fair market value at the time of the grant and vest over a five-year period on the anniversary of the grant date. The options expire on the tenth anniversary of the date of grant. See "-- 1994 Stock Option Plan" below.

     The Company has an employment agreement with Mr. Rogers, but does not currently have any employment agreements with any of its other executive officers or employees. See "-- Employment and Confidentiality Agreements."

1994 STOCK OPTION PLAN

     In October 1994, the Company adopted the 1994 Stock Option Plan. The 1994 Plan is intended to attract, retain and motivate officers, key employees and consultants and to provide the Company with the ability to provide incentives linked to the profitability of the Company's businesses and increases in stockholder value. The Company has reserved for issuance 343,000 shares of Common Stock upon the exercise of options awarded under the 1994 Plan. The 1994 Plan authorizes the issuance of incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options") and non-qualified stock options ("Non-Qualified Options") to qualified executive officers, key employees and consultants of the Company.

     As of the date hereof, Non-Qualified Options to purchase 343,000 shares of Common Stock at an exercise price of $4.00 per share, have been granted to executive officers, other key employees and consultants. Non-Qualified Options to purchase 41,000 of these shares have vested. The Company does not intend to grant any additional options under the 1994 Plan. Future awards, if any, will be made under the 1996 Plan.

1996 STOCK INCENTIVE PLAN

     In January 1997, the Company adopted the 1996 Stock Incentive Plan. The 1996 Plan, which terminates in January 2007 (the tenth anniversary of the effective date of the plan), is intended to promote the long-term growth of the Company by rewarding its officers, key employees, directors and consultants with a proprietary interest in the Company for outstanding long-term performance and to attract, motivate and retain capable management employees. The Company has reserved for issuance 450,000 shares of Common Stock upon exercise of options awarded under the 1996 Plan. To date, no awards have been made under the 1996 Plan.

     The 1996 Plan is to be administered by the Compensation Committee of the Board, which is required to be comprised of at least two non-employee directors, as defined under Rule 16b-3 under the Exchange Act or, if no Committee is appointed, by the Board of Directors of the Company. The 1996 Plan authorizes the grant of incentive stock options (as defined in Section 422 of the Code), non-qualified stock options, restricted stock awards and stock appreciation rights ("SARs"), or any combination thereof, at the discretion of the Compensation Committee. Subject to adjustment in certain circumstances, the aggregate number of shares of Common Stock which may be issued under the 1996 Plan upon the exercise of options or SARs or in the form of restricted stock, or some combination hereof, may not exceed 100,000 shares in any one year to any single plan participant. Common Stock acquired through the exercise of an option, SAR or restricted stock award granted to an insider of the Company may not be disposed of by an insider during the six-month period beginning on the date of grant.

     The option price per share of Common Stock underlying each option granted under the 1996 Plan may not be less than 100% (110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value per share of Common Stock on the date of the option grant. The 1996 Plan provides that one-fifth of each option granted to a participant vests on each of the first, second, third, fourth and fifth anniversary of the date on which the option was granted, unless otherwise provided in the option agreement.

     Options may not be exercised after ten years from the option grant date (five years in the case of an incentive stock option granted to a 10% stockholder). In the case of any incentive stock option, the option shall terminate on the date that is three months (one year, in the event that the termination of employment is by reason of death or disability) after the date on which the optionee terminates employment or, if earlier, the date specified in the agreement relating to the option grant.

     Awards under the 1996 Plan also may be made in the form of restricted stock, at the discretion of the Compensation Committee. The Compensation Committee has the authority to determine the terms and conditions of any restricted stock awards.

     SARs may be granted in conjunction with all or a part of an option granted under the 1996 Plan, either at the time of initial grant of the option or a subsequent time prior to the expiration of the option, except that SARs may not be granted in connection with a prior option without the consent of the option holder. Upon the exercise of a SAR, the participant is entitled to the difference between the fair market value of one share of Common Stock and the exercise price per share of the related option, multiplied by the number of shares in respect of which the SAR has been exercised. The Compensation Committee has the discretion to determine the form in which the payment will be made, which may be in cash, shares of Common Stock, or a combination thereof.

EMPLOYMENT AND CONFIDENTIALITY AGREEMENTS

     Each employee and consultant of the Company is required to enter into an agreement prohibiting such employee or consultant from disclosing any confidential, proprietary information of the Company and a non-compete agreement with the Company pursuant to which such employee or consultant may not, directly or indirectly, compete with the Company in any geographic market in which the Company operates or is preparing to operate during the term of his or her employment with the Company and for a period of 24 months following the termination of employment. The non-compete agreement also provides for an assignment to the Company by such employees and consultants of the rights to any invention made or discovered during the term of employment.


     The Company also has entered into an employment agreement with Mr. Rogers. The agreement is effective as of March 13, 1997 and is for an initial term of one year with automatic one year renewals, unless terminated as provided in the agreement. The agreement provides that the 1997 base salary for Mr. Rogers will be $120,000. The agreement also includes a non-competition commitment during and after the term of the agreement, confidentiality commitments, non-solicitation of employee provisions, and assignment of work product agreements. The Company is in the process of obtaining a key man life insurance policy on Mr. Rogers in the amount of $1,000,000. The Company has no other employment agreements with, nor does it maintain "key person" life insurance on, any of its other employees.

                              CERTAIN TRANSACTIONS

FOUNDER'S TRANSACTIONS

     In October 1993, the Company issued 500 shares of Common Stock to Steven A. Rogers, President and Chief Executive Officer of the Company, in exchange for services rendered in connection with the formation of the Company and an initial capital contribution of $1,000. In June 1994, the Company issued a stock dividend of 1,299,500 shares of Common Stock to Mr. Rogers, who was then the Company's sole stockholder. In addition, in December 1996, the Company granted to Mr. Rogers under the 1994 Plan non-qualified options to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share. See Note 6 of Notes to Financial Statements.

     The Company has notes outstanding to Mr. Rogers which are described below under "-- Related Party Loans."

RELATED PARTY LOANS

     During the three-year period ending December 31, 1996, certain officers, stockholders and members of management extended loans to the Company totaling $714,000 in aggregate principal amount. The following is a discussion of loans made to the Company by directors, executive officers, and 5% stockholders of the Company, or members of the immediate family of any of the foregoing persons, during the three-year period ending December 31, 1996 in which the amount involved exceeds $60,000. See Note 5 of Notes to Financial Statements.

     In April 1996, Mr. Clifford M. Kendall, the Chairman of the Board of Directors of the Company, loaned the Company $100,000 in aggregate principal amount. Interest accrues quarterly on the loan at a fixed rate of 7% per annum, payable at maturity. The principal amount of and accrued interest on the loan are due and payable in full on March 31, 1997. The Company intends to use a portion of the net proceeds of the Offering to repay the loan in full. See "Use of Proceeds."

     In May 1995, RFP Associates, Ltd., a general partnership in which Mr. Lewis
M. Roch, III, the Company's Vice President, Marketing, is the managing partner, loaned the Company $60,000 in aggregate principal amount. The loan bore interest at a fixed rate of 7% per annum. The note was repaid in full in November 1996. As an inducement to extend the loan to the Company, the Company also issued to such investor warrants to acquire 10,000 shares of Common Stock. The warrants were issued at an original exercise price of $8.00 per share and are exercisable for a period of five years from the date of issuance.

     Princeton Venture Research, Inc. ("PVR"), a corporation of which Mr. John
B. Torkelsen, a director of the Company, serves as the President, loaned the Company an aggregate of $320,000 during 1995. The loan accrued interest at a fixed rate of 7% per annum. As an inducement to PVR to extend the loan to the Company, the Company issued to Mr. Torkelsen warrants to purchase 53,333 shares of Common Stock at an original exercise price of $8.00 per share. In June 1995, PVR converted the outstanding principal amount of and the accrued interest on the loan to Common Stock and warrants. In connection with the loan conversion, Mr. Torkelsen invested an additional $160,000 in the Company. In the loan conversion transaction, the Company issued to Mr. Torkelsen 60,361 shares of Common Stock and warrants to purchase 60,361 shares of Common Stock, to Mrs. Pamela R. Torkelsen 10,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock, and to PVR 10,000 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock. All common stock was issued at $6.00 per share, and all warrants to purchase Common Stock were issued with an original exercise price of $8.00 per share. See "-- Equity
Issuances -- Warrant Exchange."

     In July 1995, Robert H. Emery, Vice President, Administration and Finance, loaned $35,000 to the Company. The loan accrued interest at a fixed rate of 7% per annum. The note was repaid in full in 1996. As an inducement to extend the loan to the Company, the Company also issued to Mr. Emery in June 1995, warrants to acquire 5,833 shares of Common Stock. The warrants were issued at an original exercise price of

$8.00 per share and are exercisable for a period of five years from the date of issuance. See "-- Equity Issuances -- Warrant Exchange."


     Steven A. Rogers, the founder, President and Chief Executive Officer and a director of the Company, loaned the Company an aggregate of $30,000 during 1995 and an additional $70,000 during 1996. The loans bear interest at a fixed rate of 7% per annum. During 1996, $40,000 plus accrued interest was repaid. Interest accrues quarterly, but is payable upon maturity. The principal amount of and accrued interest on the loans are due and payable in full on March 31, 1997. As an inducement to extend the loans to the Company, the Company also issued to Mr. Rogers warrants to acquire an aggregate of 16,666 shares of Common Stock. The warrants were issued at an original exercise price of $8.00 per share and are exercisable for a period of five years from the date of issuance. The Company intends to use a portion of the net proceeds of the Offering to repay the loans outstanding to Mr. Rogers in full. See "Use of Proceeds."


EQUITY ISSUANCES


     Private Placement Services Provided by Barington Capital Group,
L.P. Barington Capital Group, L.P., the underwriter of the Offering (the "Underwriter"), acted as the placement agent of the Company in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes and Bridge Warrants to purchase 500,000 shares of Common Stock at an exercise price equal to the lesser of $3.30 or 60% of the initial public offering price per share. The Bridge Financing was completed in November 1996. As partial compensation for services provided in that offering, the Underwriter received warrants to purchase up to 50,000 shares of Common Stock at an exercise price of $3.30 per share, which warrants will be forfeited upon consummation of the Offering. In addition, the Underwriter also received a fee of $200,000 for placement services provided in connection with the Bridge Financing, which fee represented 10% of the gross proceeds raised in the Bridge Financing, and was reimbursed for certain other expenses. See Note 5 of Notes to Financial Statements.


     The Underwriter also acted as the placement agent of the Company in connection with the private placement of 250,000 shares of Series A Preferred Stock and warrants to purchase up to an additional 50,000 shares of Common Stock in December 1996 and 250,000 shares of Series A Preferred Stock and warrants to purchase 50,000 shares of Common Stock in January 1997 for aggregate gross proceeds to the Company of $2,000,000. As compensation for services provided in that offering, the Company paid the Underwriter a fee of $140,000, which fee represented 7.0% of the gross proceeds raised in the private placement. See "Description of Securities," "Underwriting" and Note 7 of Notes to the Financial Statements.


     Private Placement Services Provided by PVR Securities, Inc. PVR Securities, Inc., a corporation of which John B. Torkelsen is the President ("PVR Securities"), acted as the placement agent of the Company in connection with the private placements in June 1995 and August 1996, of 50 units and 19.11 units, respectively, to accredited investors (the "PVR Investors"). Each unit sold consisted of 5,000 shares of Common Stock and warrants to purchase an additional 5,000 shares of Common Stock at $8.00 per share. In the private placement conducted by PVR Securities, the Company issued 345,536 shares of Common Stock and warrants to acquire 345,536 shares of Common Stock at an exercise price of $8.00 per share. Aggregate gross proceeds to the Company from the offering were $2,073,222.



     As partial compensation for services provided in the private placement, the Company issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to purchase an aggregate of 69,106 shares of Common Stock. Of such warrants, the exercise price for warrants to acquire 34,553 shares of Common Stock was originally $6.60 per share, and the exercise price for warrants to acquire 34,553 shares of Common Stock was originally $8.80 per share (the "PVR Warrants"). In addition, as compensation for financial advisory and other services rendered in connection with the private placement, the Company paid PVR Securities a fee of approximately $150,000. See "-- Warrant Exchange," "Management," "Description of Securities" and Note 6 of Notes to the Financial Statements.



     Each PVR Investor was also given the opportunity to purchase from Steven A. Rogers, the Chief Executive Officer and President of the Company, 2,500 shares of Common Stock for each unit purchased in the private placement, at a price of $2.00 per share. In connection with such transaction, PVR Investors in the private placement purchased an aggregate of 172,583 shares of Common Stock from Mr. Rogers for aggregate consideration of $345,166.



     As part of the private placement of securities managed by PVR Securities, between May 1995 and May 1996, the Company also issued to certain investors (the "Debt Inducement Investors"), in a private placement, warrants to purchase an aggregate of 102,332 shares of Common Stock at an exercise price of $8.00 per share, in order to induce such investors to extend loans to the Company. These debt transactions were considered by the Company to be part of its overall financing activities during this time period, and were necessary because the equity financing being raised in the PVR Offering was not obtained as quickly as originally contemplated by the Company.


     Private Placement of Series A Preferred Stock. In December 1996, the Company issued and sold to Applewood 250,000 shares of Series A Preferred Stock, and warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, for aggregate gross proceeds of $1,000,000. See "Description of Securities" and Note 7 of Notes to the Financial Statements.

     In January 1997, the Company issued and sold to Acorn 250,000 shares of Series A Preferred Stock, and warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share, for aggregate gross proceeds of $1,000,000. Acorn is a venture capital fund organized as a limited partnership. Certain members of the general partner of Acorn are executives of PVR. Mr. John
B. Torkelsen is the President and Manager of the general partner of Acorn. PVR serves as the investment advisor to Acorn. See "Description of Securities" and
Note 7 of Notes to the Financial Statements.


     Warrant Exchange. In January 1997, the Company offered to certain investors the opportunity to exchange existing warrants to purchase shares of Common Stock in the Company for new warrants to purchase shares of Common Stock. The purpose of the warrant exchange was to induce such investors to enter into lock-up arrangements with the Underwriter and into agreements consolidating such investors' registration rights with those granted by the Company to other investors, and so that the investment by such investors in the Company would be on terms and conditions that more closely reflect the terms and conditions upon which other investors invested in the Company during a comparable time period. See "Shares Eligible for Future Sale -- Lock-up Agreements," and "Underwriting."



     For the investors who participated in the warrant exchange transaction, the effect of the warrant exchange was to cause investors who previously had purchased shares of Common Stock in the Company to purchase such shares at an effective purchase price of $4.00 per share, and to cause investors who previously had received warrants to purchase shares of Common Stock in the Company, to exchange such warrants for warrants with an exercise price of $4.00 per share.



     As a result of the warrant exchange transaction, the Company issued an aggregate of 165,267 shares of Common Stock and new warrants to purchase an aggregate of 336,707 shares of Common Stock at an exercise price of $4.00 per share. As described in detail below, the new warrants to purchase 336,707 shares of Common Stock consist of (i) warrants to purchase 165,269 shares of Common Stock issued to PVR Investors, (ii) warrants to purchase 69,106 shares of Common Stock issued to Mr. John B. Torkelsen, a director of the Company and President of PVR Securities, and (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors. The Company did not receive any additional cash proceeds or consideration other than the securities exchanged by the investors in the warrant exchange.



     In January 1997, the Company offered to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 345,536 shares of Common Stock at an exercise price of $8.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of Common Stock at an exercise price of $4.00 per share. In exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share, the Company issued warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share. One PVR Investor holding warrants to purchase 15,000 shares of Common Stock chose not to participate in the warrant exchange transaction and to retain such warrants with an exercise price of $8.00 per share. As part of the warrant exchange, each PVR Investor who accepted the Company's offer also was issued by the Company an additional 2,500 shares of Common Stock for each unit purchased in the PVR Offering, for no additional consideration. The Company issued an aggregate of 165,267 additional shares of Common Stock to the PVR Investors in the warrant exchange. Each PVR Investor also agreed to sign an agreement with the Company relating to registration rights and a lock-up agreement with the Underwriter of the Offering. See "Shares Eligible for Future Sale -- Lock-up Agreements" and "Underwriting."



     As part of the warrant exchange, in order to restructure the transaction in which the PVR Investors originally purchased shares of Common Stock from Steven
A. Rogers at a below-market price per share to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who had originally purchased shares of Common Stock from Mr. Rogers at a purchase price of $2.00 per share, also was required to pay Mr. Rogers an additional $2.00 for each share originally purchased from him. Mr. Rogers received an aggregate of $340,166 from PVR Investors in connection with the warrant exchange.



     Also as part of the warrant exchange, the Company issued to Mr. John B. Torkelsen, a director of the Company and President of PVR Securities, new warrants to purchase an aggregate of 69,106 shares of Common Stock at $4.00 per share, in exchange for the warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share, and the warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.



     As part of the warrant exchange, the Company also exchanged warrants to purchase an aggregate of 102,332 shares of Common Stock held by the Debt Inducement Investors at an exercise price of $8.00 per share, for warrants to purchase 102,332 shares at an exercise price of $4.00 per share. See "Description of Securities" and Note 6 of Notes to Financial Statements.


     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved by at least a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the date of this Prospectus, and as of such date, as adjusted to give effect to the Offering, by (i) all persons known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each current director of the Company, and (iii) all current directors and officers of the Company, as a group.


                                                   NUMBER OF SHARES OF
                                                      COMMON STOCK              NUMBER OF SHARES OF
                                                   BENEFICIALLY OWNED              COMMON STOCK
                                                  PRIOR TO THE OFFERING         BENEFICIALLY OWNED
                                                           (1)                AFTER THE OFFERING (1)
                                                 -----------------------      -----------------------
           NAME OF BENEFICIAL OWNER               NUMBER         PERCENT       NUMBER         PERCENT
----------------------------------------------   ---------       -------      ---------       -------
Steven A. Rogers (2)..........................     996,582         38.6%        996,582         22.8%
Anthony M. Agnello (3)........................          --           --              --           --
Robert L. Barnett (4).........................      15,000         *             15,000         *
Donald W. Barrett (5).........................      15,000         *             15,000         *
Eugene R. Cacciamani (6)......................      20,000         *             20,000         *
Lincoln D. Faurer (7).........................      10,000         *             10,000         *
Clifford M. Kendall (8).......................      82,500          3.1          82,500          1.9
Richard T. Liebhaber (9)......................      35,000          1.4          35,000         *
Roy C. Nash (10)..............................      11,000         *             11,000         *
John B. Torkelsen (11)........................     760,661         27.4         760,661         16.6
Applewood Associates, L.P. (12)...............     425,000         15.5         425,000          9.4
Acorn Technology Partners, L.P. (13)..........     300,000         11.5         300,000          6.8
All directors and executive officers as a
  group (14 persons) (14).....................   2,065,576         69.2%      2,065,576         43.2%


---------------
* Less than one percent

(1) Percentage of ownership before the Offering is based on 2,561,844 shares of Common Stock outstanding as of the date of this Prospectus, including 500,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock. For each beneficial owner, shares of Common Stock subject to convertible securities exercisable within 60 days of the date of this Prospectus are deemed outstanding for purposes of computing the percentage ownership of such beneficial owner.


(2) The address of Mr. Rogers is P.O. Box 221350, Chantilly, Virginia 20153-1350. Includes 10,000 shares of Common Stock held by Mr. Rogers' son, as to which Mr. Rogers disclaims beneficial ownership; 30,000 shares of Common Stock held by Mark Rogers, Steven Rogers' brother, as custodian for Steven Rogers' three minor children, as to which Mr. Rogers disclaims beneficial ownership; and 16,666 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the date of this Prospectus.



(3) The address of Mr. Agnello is 245 Route 130, Cranbury, New Jersey, 08512. Mr. Agnello was elected as a member of the Board of Directors, pursuant to certain contractual rights held by Applewood and Acorn.



(4) The address of Mr. Barnett is 1445 South Ridge Road, Lake Forest, Illinois 60045. Includes 7,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of this Prospectus.



(5) The address of Mr. Barrett is 3105 Bennett Point Road, Queenstown, Maryland 21658. Includes 10,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of this Prospectus.



(6) The address of Dr. Cacciamani is 11409 Rolling House Road, Rockville, Maryland 20852. Includes 10,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of this Prospectus.



(7) The address of Lt. Gen. Faurer is 1438 Brookhaven Drive, McLean, Virginia 22102. Consists of 10,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of this Prospectus.



 (8) The address of Mr. Kendall is 2 Tobin Court, Potomac, Maryland 20854. Includes 17,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the date of this

Prospectus and 50,000 shares of Common Stock subject to other conversion rights exercisable within 60 days of the date of this Prospectus.


 (9) The address of Mr. Liebhaber is 1100 Chain Bridge Road, P.O. Box 8210, McLean, Virginia 22106. Includes 7,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the date of this Prospectus and 2,500 shares of Common Stock that may be acquired upon the exercise of warrants exercisable within 60 days of the date of this Prospectus.



(10) The address of Mr. Nash is 9800 Arnon Chapel Road, Great Falls, Virginia 22066. Includes 7,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the date of this Prospectus.



(11) The address of Mr. Torkelsen is 240 Library Place, Princeton, New Jersey 08540. Includes (i) 258,041 shares of Common Stock beneficially owned by Mr. Torkelsen and 152,620 shares of Common Stock that may be acquired by Mr. Torkelsen upon exercise of currently exercisable warrants; (ii) 20,000 shares of Common Stock beneficially owned by PVR, of which Mr. Torkelsen is the President and 5,000 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants beneficially owned by PVR;
     (iii) 20,000 shares of Common Stock beneficially owned by Pamela Torkelsen, Mr. Torkelsen's wife, and 5,000 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants beneficially owned by Pamela Torkelsen; and (iv) 250,000 shares of Common Stock that may be acquired by Acorn upon conversion of the Series A Preferred Stock currently owned by Acorn, and 50,000 shares of Common Stock that may be acquired by Acorn upon the exercise of currently exercisable Series A Warrants. Acorn is a venture capital fund organized as a limited partnership. Certain members of the general partner of Acorn are executives of PVR. Mr. Torkelsen is the President and Manager of the general partner of Acorn. PVR serves as the investment advisor to Acorn. Mr. Torkelsen disclaims beneficial ownership of all such shares of Common Stock and warrants owned by Mrs. Torkelsen and by Acorn.



(12) The address of Applewood, a New York limited partnership, is c/o Barry Rubenstein, 68 Wheatley Road, Brookville, New York 11545. Consists of 250,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock owned by Applewood, 50,000 shares of Common Stock that may be acquired by Applewood upon the exercise of currently exercisable Series A Warrants and 125,000 shares of Common Stock that may be acquired by Applewood upon the exercise of other currently exercisable warrants. Applewood is beneficially owned by its three general partners, Barry Rubenstein, Barry Fingerhut and Irwin Lieber, and by a number of limited partners. Applewood is not an affiliate of the Underwriter, Acorn or the Company. Additionally, Mr. Anthony Agnello was elected as a member of the Board of Directors of the Company pursuant to certain contractual rights held by Acorn and Applewood.



(13) The address of Acorn, a limited partnership organized under the laws of the State of New Jersey, is c/o Codan Services, Limited, Clarendon House, 21 Church Street, Hamilton, HM II, Bermuda. Consists of 250,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock owned by Acorn, and 50,000 shares of Common Stock that may be acquired by Acorn upon the exercise of currently exercisable Series A Warrants. Acorn is beneficially owned by Princeton Growth Investments I, L.L.C. ("PGI"), the general partner of Acorn, and The United Bank of Kuwait, PLC, the sole limited partner. PGI is a limited liability company organized under the laws of the State of New Jersey. Mr. John B. Torkelsen, a director and 16.6% beneficial owner of the Company's Common Stock, is the President and Manager of PGI. Acorn is not an affiliate of the Underwriter, Applewood or the Company. Additionally, Mr. Anthony Agnello was elected as a member of the Board of Directors of the Company pursuant to certain contractual rights held by Acorn and Applewood.



(14) Includes 300,119 shares of Common Stock issuable to executive officers and directors upon exercise of currently exercisable warrants, 124,000 shares of Common Stock issuable to executive officers and directors upon the exercise of options currently exercisable or exercisable within 60 days of the date of this Prospectus and 50,000 shares of Common Stock subject to other conversion rights exercisable within 60 days of the date of this Prospectus.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Common Stock, par value $.01 per share. Of the 10,000,000 shares of Common Stock authorized, 2,561,844 shares are issued and outstanding as of the date of this Prospectus including 500,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and the Company has approximately 53 holders of record of Common Stock. Upon completion of the Offering, there will be 4,361,844 shares of Common Stock issued and outstanding. To date, there has been no public market for the Common Stock. See "Principal Stockholders."

     Holders of the shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company from funds legally available for such dividends. See "Risk Factors -- No Dividends" and "Dividend Policy." Upon liquidation, holders of shares of Common Stock are entitled to a pro rata share in any distribution available to holders of Common Stock. The holders of shares of Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Common Stock have no preemptive rights. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock to be issued in connection with the Offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the Board of Directors of the Company to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), to establish one or more series of Preferred Stock and to determine, with respect to each such series, the preferences, rights and other terms thereof. Of the 2,500,000 shares of Preferred Stock authorized, 500,000 shares of Series A Preferred Stock are issued and outstanding as of the date of this Prospectus. The Series A Preferred Stock will automatically convert to shares of Common Stock on a one-to-one basis at the time of the closing of the Offering. Upon completion of the Offering, no shares of Preferred Stock will be outstanding, and the Board has no present intention to issue any such shares. See Note 7 of Notes to Financial Statements.

WARRANTS

     Upon completion of the Offering, the following warrants to purchase an aggregate of 995,382 shares of Common Stock will be outstanding: the Bridge Warrants to purchase 500,000 shares of Common Stock at an exercise price of $3.30 per share (at an initial public offering price of $5.50 per share); warrants to purchase 436,707 shares of Common Stock at an exercise price of $4.00 per share; warrants to purchase 43,675 shares of Common Stock at an exercise price of $6.88 per share; and warrants to purchase 15,000 shares of Common Stock at $8.00 per share. In each case, the exercise price of and the number of shares of Common Stock subject to the warrants is subject to adjustment based upon anti-dilution provisions. The following discussion of the material terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the agreements relating to the issuance of the warrants and the forms of warrants, which have been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.


     PVR Warrants. In connection with the private placement of Common Stock by the Company in June 1995 and August 1996, the Company issued warrants to purchase an aggregate of 447,868 shares of Common Stock, of which warrants to purchase 345,536 shares of Common Stock were issued to investors and warrants to purchase 102,332 shares of Common Stock were issued as inducements to make loans to the Company. The Company also issued to Mr. John B. Torkelsen, President of PVR Securities, as partial compensation for the services of PVR Securities as placement agent for the offering, warrants to purchase 69,106 shares of Common Stock. Including those warrants issued to Mr. Torkelsen as compensation, the Company originally issued warrants to acquire 34,553 shares of Common Stock with an exercise price of $6.60 per share, warrants to acquire 447,868 shares of Common Stock with an exercise price of $8.00 per share, and warrants to acquire 34,553 shares of Common Stock with an exercise price of $8.80 per share.

Certain of these warrants were issued to directors, officers and affiliates of the Company to induce them to make loans to the Company. Certain investors subsequently converted the principal amount of and accrued interest on their outstanding loans to the Company to units consisting of Common Stock and warrants.


     In January 1997, the Company entered into an exchange transaction with certain investors who purchased Common Stock and warrants in the private placement conducted on behalf of the Company by PVR Securities and with PVR Securities. In the exchange transaction, the Company issued to such investors new warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share and 165,267 newly issued shares of Common Stock, in exchange for the cancellation of outstanding warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share. In addition, the Company issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to purchase 69,106 shares of Common Stock at an exercise price of $4.00 per share, in exchange for the cancellation of previously outstanding warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share and previously outstanding warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share. As part of the exchange transaction, all investors to which new warrants were issued also agreed to change the period during which the warrants may be exercised. The Company also exchanged warrants to acquire 102,332 shares of Common Stock at an exercise price of $8.00 per share for warrants to acquire an equal number of shares at an exercise price of $4.00 per share and reissued warrants to purchase 15,000 shares of Common Stock at $8.00 per share with a new expiration date of January 24, 2001. The new warrants issued by the Company in the exchange transaction expire on January 24, 2001. See "Certain Transactions" and Note 6 of Notes to Financial Statements.


     The exercise price of the warrants and the number of shares of Common Stock issuable upon exercise thereof are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the Common Stock, the issuance of Common Stock or rights, options or warrants to acquire Common Stock at a price per share less than the exercise price of the warrants in effect immediately prior to such issuance. These warrants are exercisable in whole or in part. Warrants to purchase 336,707 shares of Common Stock at an exercise price of $4.00 per share and warrants to purchase 15,000 shares of Common Stock at an exercise price of $8.00 per share expire on January 24, 2001. The holders of these warrants have certain registration rights with respect to the shares of Common Stock underlying the warrants. See "Certain Transactions" and "Shares Eligible for Future
Sale -- Registration Rights."

     Adelson Warrant. In connection with a loan to the Company in the principal amount of $300,000 in August 1996, the Company originally issued to the Adelson Investment Company a warrant (the "Adelson Warrant") to purchase 33,750 shares of Common Stock at an exercise price of $8.90 per share. The exercise price of the Adelson Warrant and the number of shares of Common Stock issuable upon exercise of the Adelson Warrant are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the Common Stock, the issuance of Common Stock or rights, options or warrants to acquire Common Stock at a price per share less than either the market price or the exercise price of the Adelson Warrant in effect immediately prior to such issuance. As a result of such adjustments, the Adelson Warrant currently entitles the holder to purchase 43,675 shares of Common Stock at an exercise price of $6.88 per share. The Adelson Warrant is exercisable in whole or in part and expires on August 31, 2001. The holders of the Adelson Warrant have certain registration rights with respect to the shares of Common Stock underlying the Adelson Warrant. See "Shares Eligible for Future
Sale -- Registration Rights."

     Bridge Warrants. In October and November 1996, the Company issued to investors Bridge Warrants to purchase, in the aggregate, up to 500,000 shares of Common Stock at an exercise price equal to the lesser of $3.30 per share or 60% of the aggregate initial public offering price per share of Common Stock in the Offering ($3.30 per share at the initial public offering price of $5.50 per share). The exercise price of the Bridge Warrants and the number of shares of Common Stock issuable upon exercise of the Bridge Warrants are subject to adjustment in certain circumstances, including stock dividends, stock splits, combinations or reclassifications involving or in respect of the Common Stock of the Company, or an extension by the Company of the maturity date of the Bridge Notes. If the Company extends the maturity date of the Bridge Notes for a period of six months, the exercise price per share of the Bridge Warrants shall automatically decrease to the lesser of $2.75 per share or 50% of the initial public offering price per share. The Bridge Warrants are exercisable in whole or in part and expire on dates ranging from October 2001 to December 2001. The shares of Common Stock underlying the Bridge Warrants are being registered in the Offering, and are subject to a 24 month lock-up arrangement with the Underwriter. See "Certain Transactions," "Shares Eligible for Future Sale" and "Underwriting."

     Series A Warrants. In connection with the private placement of Series A Preferred Stock in December 1996 and January 1997, the Company issued warrants to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $4.00 per share. The Series A Warrants are currently exercisable and expire on December 20, 2001 and January 22, 2002. The holders of the Series A Warrants have certain registration rights with respect to the shares of Common Stock underlying the Series A Warrants. See "Shares Eligible for Future
Sale -- Registration Rights." The exercise price of these warrants and the number of shares of Common Stock issuable upon exercise thereof are subject to adjustment in certain circumstances, including the event of a stock dividend, subdivision or combination of the Common Stock, the issuance of Common Stock or rights, options or warrants to acquire Common Stock at a price per share less than the exercise price of the warrants in effect immediately prior to such issuance. The shares of Common Stock underlying the Series A Warrants are being registered in the Offering and are subject to a 12 month lock-up arrangement with the Underwriter. See "Certain Transactions," "Shares Eligible for Future Sale," and "Underwriting."

DEBT SECURITIES

     Bridge Financing. In connection with the Bridge Financing, the Company issued 20 Bridge Units. Each Bridge Unit consists of a Bridge Note issued by the Company in the principal amount of $100,000 and a Bridge Warrant to purchase up to 25,000 shares of Common Stock at an exercise price equal to the lesser of $3.30 per share or 60% of the initial public offering price per share in this Offering. The Bridge Notes and the Bridge Warrants are separately transferable, subject to certain restrictions upon transferability.

     Bridge Notes. The Bridge Notes bear interest at the rate of 10% per annum, with interest accruing from the date of issuance and payable in four quarterly installments on the first day of January, April, July and October commencing on January 1, 1997 and at maturity. The principal of, and any accrued and unpaid interest on, the Bridge Notes are due and payable in full on the earlier of (i) the consummation of the Offering, (ii) one year from the date on which the Bridge Notes were issued or (iii) the date of the closing of a sale (or the closing of the last of a series of sales) of securities by the Company or any subsidiary or affiliate thereof (other than the Bridge Notes and Bridge Warrants), the gross proceeds of which, in the aggregate, equal or exceed the value of the Bridge Notes. The Company intends to use a portion of the net proceeds of the Offering to repay in full the principal balance of the Bridge Notes, and accrued and unpaid interest thereon. See "Use of Proceeds."

     The Company has the right, at its option, to extend the maturity date of the Bridge Notes for up to one year. In the event that the Company elects to extend such maturity date, then the number of shares issuable upon the exercise of each Bridge Warrant will automatically increase by an additional 10% for each month that the Bridge Notes continue to remain outstanding and the exercise price will decrease to the lesser of $2.75 per share or 50% of the initial public offering price per share.

     The Bridge Notes rank senior in right of payment to all junior debt of the Company, which is defined as all existing and future indebtedness of the Company other than (i) the indebtedness represented by the Bridge Notes, (ii) capital lease obligations, and (iii) certain other indebtedness which was repaid by the Company out of the proceeds of the Bridge Financing. See "Certain Transactions." The Bridge Notes are secured by a lien on certain assets of the Company. See
Note 5 of Notes to Financial Statements.

STOCKHOLDER REPORTS

     The Company intends to furnish its stockholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as the Company may deem appropriate or as may be required by law.

TRANSFER AGENT AND REGISTRAR

     The Company has retained Continental Stock Transfer & Trust Company as transfer agent and registrar for the Common Stock.

DIRECTORS' LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Certificate of Incorporation provides for the indemnification of the Company's directors and officers to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "GCL").

     As permitted by the GCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or violation of law; (iii) for acts and omissions relating to prohibited dividends or distributions or the purchase or redemption of stock; or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

     Section 203 of the Delaware General Corporation Law. The Company is subject to the provisions of Section 203 of the GCL (the "Anti-takeover Law") regulating corporate takeovers. The Anti-takeover Law prevents certain Delaware corporations, including those whose securities are quoted on the Nasdaq SmallCap Market, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's Board of Directors) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Anti-takeover Law with an express provision in its original certificate of incorporation, or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. The Company has not "opted out" of the application of the Anti-takeover Law.

     Certain Charter Provisions. The Company's Certificate of Incorporation contains provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of the Company. The Certificate of Incorporation grants to the Board the authority to issue shares of Preferred Stock in one or more series without stockholder approval. The ability to issue such Preferred Stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such an acquisition.

LISTING

     The Common Stock has been approved for quotation on the Nasdaq SmallCap Market, subject to notice of issuance, under the symbol OCOM.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

     Upon completion of the Offering, there will be 4,361,844 shares of Common Stock outstanding (4,631,844 if the Over-Allotment Option is exercised in full). Of such shares, all of the 1,800,000 shares sold in the Offering (2,070,000 if the Underwriter's Over-Allotment Option is exercised in full) will be freely transferable (other than those purchased by affiliates of the Company) without restriction or further registration under the Securities Act. In addition, the 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Options, all of which also are being registered under the Securities Act pursuant to the registration statement of which this Prospectus constitutes a part, will be freely transferable under the Securities Act without restriction or further registration, subject to the limitation that the Underwriter may not transfer, assign, or hypothecate the Underwriter's Options or the underlying shares of Common Stock for a period of one year, with certain limited exceptions. See "Underwriting." Concurrently with the Offering and subject to certain lock-up arrangements described below, certain Selling Stockholders may offer and sell from time to time up to 1,280,000 shares of Common Stock on the Nasdaq SmallCap Market in negotiated transactions or otherwise. No underwriting arrangements have been entered into by the Selling Stockholders.

     Subject to certain limited exceptions, the holders of all of the remaining shares of Common Stock and the holders of all of the warrants to purchase shares of Common Stock, have agreed not to transfer or otherwise dispose of any securities of the Company for a period following the closing of the Offering, without the prior written consent of the Underwriter. See "-- Lock-up Agreements" below.

     Subject to the lock-up arrangements with the Underwriter, (i) the 500,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, (ii) the 500,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and (iii) the 100,000 shares of Common Stock issuable upon exercise of the Series A Warrants, all of which also are being registered under the Securities Act on a shelf registration pursuant to the registration statement of which this Prospectus constitutes a part, will be freely transferable under the Securities Act without restriction or further registration, other than those shares held by affiliates of the Company. Concurrent sales of securities by both the Company and the Selling Stockholders would likely have an adverse effect on the market price of the Common Stock.

     The remaining 2,061,844 shares of Common Stock are, and the 395,382 shares of Common Stock issuable upon exercise of outstanding warrants (other than the Bridge Warrants or the Series A Warrants) will be, "restricted securities" within the meaning of Rule 144 and may not be sold other than in accordance with Rule 144 or pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirement. In general, as of April 29, 1997, Rule 144 provides that any person (or persons whose shares are aggregated) to whom Rule 144 is applicable, including an affiliate, who has beneficially owned shares for at least a one-year period (as computed under Rule
144) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Common Stock (approximately 43,618 shares after giving effect to the Offering) and (ii) the reported average weekly trading volume of the then outstanding shares of Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an affiliate of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned shares for at least a two-year period (as computed under Rule 144), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above.

     Prior to the date of this Prospectus, there has been no public market for the Common Stock. Trading of the Common Stock is expected to commence following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock and the Company's ability to raise capital in the future through the sale of additional securities.

     Up to 180,000 additional shares of Common Stock may be purchased by the Underwriter through the exercise of the Underwriter's Options during the period commencing on the closing of the Offering and ending on the fifth anniversary of such date. The holders of the Underwriter's Options will have certain demand and "piggyback" registration rights with respect to the shares of Common Stock underlying such options. Such shares of Common Stock issuable upon exercise of the Underwriter's Options may be freely tradable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Underwriter's Options. See "-- Registration Rights" and "Underwriting."

     Up to 500,000 shares of Common Stock may be purchased by the holders of the Bridge Warrants, up to 180,269 shares of Common Stock may be purchased by the holders of the PVR Warrants, up to 43,675 shares of Common Stock may be purchased by the holders of the warrants originally issued to Adelson, up to 100,000 shares of Common Stock may be purchased by the holders of the Series A Warrants and up to 171,438 shares of Common Stock may be purchased by the holders of other outstanding warrants. The holders of such warrants are entitled to certain demand and "piggyback" registration rights as to such shares commencing twelve months after the closing of the Offering. Such shares will be freely tradable upon such registration. See "-- Registration Rights" below.

REGISTRATION RIGHTS

     Subject to the lock-up arrangements described below, the Company has granted certain demand and "piggyback" registration rights with respect to 1,600,719 outstanding shares of Common Stock, the 500,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the 100,000 shares of Common Stock issuable upon exercise of the Series A Warrants, the 500,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, the 180,000 shares of Common Stock issuable upon exercise of the Underwriter's Options and the 395,382 shares of Common Stock issuable upon exercise of other outstanding warrants. Subject to certain conditions and limitations, the registration rights grant to such holders the right to register all or any portion of the Common Stock held by them or issuable upon the exercise of warrants held by them or the conversion of convertible securities held by them upon the conclusion of the Offering (collectively, the "Registrable Securities"), in connection with any registration by the Company of shares of Common Stock or securities substantially similar to the Common Stock. In addition, the holders of the shares of Series A Preferred Stock and the Series A Warrants, as a group, are entitled to exercise demand registration rights to require the Company to register such securities under the Securities Act not more than twice; the holder of a warrant to purchase an aggregate of 43,675 shares of Common Stock is entitled to exercise demand registration rights to require the Company to register such securities under the Securities Act not more than twice; the holders of the Bridge Warrants, as a group, are entitled to exercise demand registration rights to require the Company to register such securities under the Securities Act not more than twice; the Underwriter is entitled to exercise demand registration rights to require the Company to register under the Securities Act the shares issuable upon exercise of the Underwriter's Options not more than twice; and Mr. Steven A. Rogers, who will hold 989,916 shares of Common Stock upon the conclusion of the Offering, is entitled to exercise demand registration rights to require the Company to register such securities under the Securities Act not more than twice. The registration rights described herein are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all such registrations, except for the expenses associated with one of the demand registrations granted to the holders of the Bridge Warrants, and the underwriting discounts and commissions relating to the sale of the shares of Common Stock held by such investors.

LOCK-UP AGREEMENTS

     Subject to the limited exceptions described below, and pursuant to the Underwriting Agreement, the Company, all of the existing stockholders of the Company and all of the existing warrantholders of the Company as of the effective date of the Registration Statement, have agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of 24 months from the date of closing of the Offering, without the prior written consent of the Underwriter. Pursuant to the Underwriting Agreement, the holders of the Series A Preferred Stock or the Series A Warrants have agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of 12 months from the date of closing of the Offering, without the prior written consent of the Underwriter. Notwithstanding these lock-up arrangements, any stockholder subject to such arrangement may sell up to 30% of his, her or its shares of Common Stock commencing 12 months after the completion of the Offering in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial public offering price for a period of 20 consecutive trading days ending within five days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial public offering price. The remaining stockholders of the Company, who hold an aggregate of 71,250 shares of Common Stock and warrants to purchase 43,675 shares of Common Stock, have agreed with the Underwriter not to offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any of the Company's securities held by them for a period of six months from the date of closing of the Offering, without the prior written consent of the Underwriter. The Underwriter has no current or future plans, proposals, arrangements or understandings to modify, shorten or waive the lock-up arrangements. The Company will file a post-effective amendment to the registration statement of which this Prospectus constitutes a part, in the event that the Underwriter waives the lock-up agreements with respect to 10% or more of the shares held by existing stockholders of the Company, or will revise the Prospectus if the lock-up is waived with respect to 5% to 10% of the shares held by existing stockholders of the Company. The Underwriter has entered into an agreement with the Nasdaq Stock Market, Inc. pursuant to which the Underwriter has agreed that it will not release any warrantholder who received warrants between October and January 1996, from such lock-up agreements for a period of six months from the effective date of this Prospectus.

                                  UNDERWRITING

     The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement (the form of which has been filed as an exhibit to the Registration Statement), to purchase from the Company all of the shares of Common Stock offered hereby. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter shall be obligated to purchase all of the shares of Common Stock if any are purchased by the Underwriter.

     The Underwriter has advised the Company that the Underwriter proposes to offer the shares of Common Stock offered hereby to the public at the offering price set forth on the cover page of this Prospectus and that the Underwriter may allow to certain dealers, who are members of the National Association of
Securities Dealers (the "NASD"), concessions of not in excess of $       per
share of Common Stock, of which not in excess of $       may be reallowed to
other dealers who are members of the NASD. After the commencement of this Offering, the public offering price, the concessions and the reallowance may be changed.

     The Company has granted the Over-Allotment Option to the Underwriter, exercisable during the 45-day period after the closing date of the Offering, to purchase up to an aggregate of 270,000 additional shares of Common Stock at the initial public offering price, less underwriting discounts and commissions. The Underwriter may exercise such option only for the purpose of covering over-allotments made in connection with the sale of the Common Stock offered hereby.

     The Company has agreed to indemnify the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Underwriter, the Underwriter has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the aggregate offering price of the shares of Common Stock offered hereby (including any shares of Common Stock purchased pursuant to the Over-Allotment Option), of which $40,000 has been paid to date.

     The Company also has agreed to sell to the Underwriter, or its designees, Underwriter's Options to purchase 180,000 shares at a price of $0.001 per option. The Underwriter's Options will be exercisable for a period of five years, commencing on the closing date of the Offering, at an initial per share exercise price equal to 165% of the initial public offering price per share. The Underwriter's Options cannot be transferred, assigned or hypothecated for one year from the date of issuance, except that they may be assigned, in whole or in part, to any successor, officer or partner of the Underwriter (or to officers or partners of any such successor or partner). The Underwriter's Options may be exercised as to all or a lesser number of shares covered by the options, and will contain certain registration rights and anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares which may be purchased upon exercise, upon the occurrence of certain events. See "Risk Factors -- Effect of Options, Warrants and Underwriter's Options on Stock Price."

     The Company has granted to the Underwriter two "demand" registration rights for the sale of the shares of Common Stock underlying the Underwriter's Options, for a period of five years after the closing of the Offering, of which one registration will be at the Company's expense. The Company also has granted to the Underwriter, for a period of seven years after the date of closing of the Offering, unlimited "piggyback" registration rights for the sale of the shares of Common Stock underlying the Underwriter's Options. See "Shares Eligible for Future Sale."

     In addition, the Company and the Underwriter have agreed that, for a period of two years, the Underwriter will act as a non-exclusive investment banker and financial consultant to the Company for a fee of $80,000 (exclusive of any accountable out-of-pocket expenses), which fee is payable upon the closing date of the Offering.

     The Company also has agreed that for a period of five years following the completion of the Offering, it will use its best efforts (including the solicitation of proxies) to elect one designee of the Underwriter to the Board of Directors of the Company.

     The foregoing discussion of the material terms and provisions of the Underwriting Agreement is qualified in its entirety by reference to the detailed provisions of the Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement on Form SB-2, of which this Prospectus forms a part.

     The Underwriter acted as placement agent in connection with the Bridge Financing and the placement of the Series A Preferred Stock and Series A Warrants. In connection therewith, the Underwriter received sales commissions of $340,000 in the aggregate, was reimbursed approximately $32,000 for certain expenses (including attorneys' fees) and, in connection with the Bridge Financing, was issued a total of 50,000 warrants with terms and conditions identical to the Bridge Warrants (the "Placement Agent's Warrants"). The Placement Agent's Warrants will be forfeited by the Underwriter upon the consummation of the Offering.

     The Company, all of the existing stockholders of the Company and all of the existing warrantholders of the Company have agreed with the Underwriter not to offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise dispose of any of the Company's securities held by them for certain specified periods from the date of closing of the Offering, without the prior written consent of the Underwriter, subject to certain limited exceptions. In addition, the Underwriter has entered into an agreement with the Nasdaq Stock Market, Inc. pursuant to which the Underwriter has agreed that it will not release any warrantholder who received warrants between October and January 1996, from such lock-up agreements for a period of six months from the effective date of this Prospectus. See "Shares Eligible for Future Sale -- Lock-up Arrangements."


     The Underwriter may engage in certain transactions which may stabilize, maintain or otherwise affect the price of the Common Stock. Such transactions may include over-allotments of Common Stock and purchases of the Common Stock.


     Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the shares of Common Stock offered and sold in the Offering has been determined by arms-length negotiation between the Company and the Underwriter and does not necessarily bear any relationship to the Company's book value, assets, past operating results, financial condition, or other established criteria of value. Factors considered in determining such price include an assessment of the Company's recent financial results and current financial condition, future prospects of the Company, the qualifications of the Company's management, and other relevant factors.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby and legal matters will be passed upon for the Company by Shaw, Pittman, Potts & Trowbridge, Washington, D.C., a partnership including professional corporations. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Kramer, Levin, Naftalis & Frankel, New York, New York.

                                    EXPERTS

     The balance sheets as of December 31, 1995 and 1996 and the statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 and for the period October 5, 1993 (date of inception) to December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain terms of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, which may be inspected without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Registration Statement is also publicly available through the Commission's web site located at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants.....................................................   F-2
Financial Statements:
     Balance Sheets...................................................................   F-3
     Statements of Operations.........................................................   F-4
     Statements of Changes in Stockholders' Equity (Deficit)..........................   F-5
     Statements of Cash Flows.........................................................   F-6
Notes to Financial Statements.........................................................   F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  Objective Communications, Inc.

     We have audited the accompanying balance sheets of Objective Communications, Inc. (a development stage enterprise) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 and for the period October 5, 1993 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Objective Communications, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the period October 5, 1993 (date of inception) to December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant working capital deficit and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Coopers & Lybrand L.L.P.

Washington, D.C.
January 10, 1997

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996


                                                                                        PRO FORMA
                                                                                        DECEMBER
                                                                                           31,
                                                            1995           1996           1996
                                                         -----------    -----------    -----------
                                                                                       (UNAUDITED)
                          ASSETS
Current assets:
     Cash and cash equivalents........................   $    86,491    $   623,241    $ 1,553,241
     Accounts receivable..............................        65,470         84,855         84,855
     Inventory........................................        30,994        366,099        366,099
     Other current assets.............................        11,276        178,376        178,376
                                                         -----------    -----------    -----------
          Total current assets........................       194,231      1,252,571      2,182,571
Property and equipment, net...........................       121,047        182,072        182,072
Debt issue costs, net.................................            --        214,066        214,066
Deposits..............................................           308             --             --
Trademarks and patents................................        18,898         32,869         32,869
                                                         -----------    -----------    -----------
                                                         $   334,484    $ 1,681,578    $ 2,611,578
                                                         ===========    ===========    ===========
            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Notes payable, net of unamortized debt discounts
       of $586,000 as of December 31, 1996 and pro
       forma (unaudited)..............................   $   250,000    $ 1,714,000    $ 1,714,000
     Notes payable -- related parties.................       164,000        199,000        199,000
     Accounts payable.................................       715,375        390,438        390,438
     Accrued liabilities..............................       100,338        263,376        263,376
     Obligation under capital lease...................            --         15,543         15,543
                                                         -----------    -----------    -----------
                                                           1,229,713      2,582,357      2,582,357
Obligation under capital lease........................            --         25,610         25,610
                                                         -----------    -----------    -----------
          Total liabilities...........................     1,229,713      2,607,967      2,607,967
Redeemable series A convertible preferred stock, par
  value $.01, 500,000 shares authorized, 0 and 250,000
  shares issued and outstanding at December 31, 1995
  and 1996, respectively, 500,000 shares issued and
  outstanding pro forma (unaudited), liquidation
  preference of $0 and $1,000,000 at December 31, 1995
  and 1996, respectively, and liquidation preference
  of $2,000,000 pro forma (unaudited).................            --        848,440      1,778,440
Stockholders' deficit:
     Common stock, par value $.01, 10,000,000 shares
       authorized; 1,711,413 and 1,896,577 shares
       issued and outstanding at December 31, 1995 and
       1996, respectively, 2,061,844 shares issued and
       outstanding pro forma (unaudited)..............        17,115         18,966         20,618
     Additional paid-in capital.......................     1,558,130      3,371,115      4,030,531
     Deficit accumulated during development stage.....    (2,470,474)    (5,164,910)    (5,825,978)
                                                         -----------    -----------    -----------
          Total stockholders' deficit.................      (895,229)    (1,774,829)    (1,774,829)
                                                         -----------    -----------    -----------
                                                         $   334,484    $ 1,681,578    $ 2,611,578
                                                         ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                                                        FOR THE PERIOD
                                                                                        OCTOBER 5, 1993
                                                           FOR THE                    (DATE OF INCEPTION)
                                                  YEARS ENDED DECEMBER 31,                    TO
                                           ---------------------------------------       DECEMBER 31,
                                             1994          1995           1996               1996
                                           ---------    -----------    -----------    -------------------
Operating revenues:
     Merchandise revenue................   $      --    $   129,861    $    45,440        $   175,301
     Service revenue....................     189,607         94,817         35,935            320,359
                                           ---------    -----------    -----------    -------------------
          Total revenues................     189,607        224,678         81,375            495,660
                                           ---------    -----------    -----------    -------------------
Operating expenses:
     Cost of merchandise................          --        124,730         44,579            169,309
     Cost of services...................      49,608         12,684         17,774             80,066
     Research and development...........     165,273      1,232,046      1,106,901          2,504,753
     General and administrative.........     381,038        813,853      1,041,840          2,253,871
     Depreciation.......................       3,762         60,298        158,714            222,774
     Other..............................         253         14,031          1,713             15,997
                                           ---------    -----------    -----------    -------------------
          Total operating expenses......     599,934      2,257,642      2,371,521          5,246,770
                                           ---------    -----------    -----------    -------------------
Loss from operations....................    (410,327)    (2,032,964)    (2,290,146)        (4,571,110)
Interest (income) expense, net..........      (3,485)        13,152        404,290            400,805
                                           ---------    -----------    -----------    -------------------
Net loss................................   $(406,842)   $(2,046,116)   $(2,694,436)       $(5,151,915)
                                           =========     ==========     ==========      =============
Net loss per common share...............   $   (0.15)   $     (0.57)   $     (0.72)       $     (1.37)
                                           =========     ==========     ==========      =============
Weighted average common shares and
  common share equivalents
  outstanding...........................   2,664,116      3,611,659      3,757,634          3,757,634
                                           =========     ==========     ==========      =============


   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
    FOR THE PERIOD OCTOBER 5, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                                                               DEFICIT
                                                                             ACCUMULATED
                                                               ADDITIONAL       DURING
                                                    COMMON      PAID-IN      DEVELOPMENT
                                        SHARES       STOCK      CAPITAL         STAGE           TOTAL
                                       ---------    -------    ----------    ------------    -----------
Balance, October 5, 1993............         500    $     5    $      995    $         --    $     1,000
Net loss............................          --         --            --          (4,521)        (4,521)
                                       ---------    -------    ----------     -----------    -----------
Balance, December 31, 1993..........         500          5           995          (4,521)        (3,521)
Stock dividend......................   1,299,500     12,995            --         (12,995)            --
Issuance of common stock at
  $2/share..........................     171,000      1,710       340,290              --        342,000
Issuance of common stock at $2/share
  (Issued in exchange for
  services).........................      16,666        167        33,167              --         33,334
Issuance of common stock at
  $6/share..........................      45,000        450       269,550              --        270,000
Expenses associated with issuance of
  common stock......................          --         --       (47,418)             --        (47,418)
Issuance of common stock at
  $2.68/share
  (Issued in exchange for
  services).........................       8,375         84        22,416              --         22,500
Net loss............................          --         --            --        (406,842)      (406,842)
                                       ---------    -------    ----------     -----------    -----------
Balance, December 31, 1994..........   1,541,041     15,411       619,000        (424,358)       210,053
Issuance of common stock at
  $6/share..........................     111,666      1,117       668,883              --        670,000
Expenses associated with issuance of
  common stock......................          --         --       (81,389)             --        (81,389)
Notes payable converted to common
  stock at $6/share.................      58,704        587       351,636              --        352,223
Net loss............................          --         --            --      (2,046,116)    (2,046,116)
                                       ---------    -------    ----------     -----------    -----------
Balance, December 31, 1995..........   1,711,411     17,115     1,558,130      (2,470,474)      (895,229)
Exercise of common stock options at
  $2/ share.........................      10,000        100        19,900              --         20,000
Issuance of common stock at
  $6/share..........................     175,166      1,751     1,052,232              --      1,053,983
Expenses associated with issuance of
  common stock......................          --         --      (166,936)             --       (166,936)
Interest expense incurred for
  issuance of warrants..............          --         --       907,789              --        907,789
Net loss............................          --         --            --      (2,694,436)    (2,694,436)
                                       ---------    -------    ----------     -----------    -----------
Balance, December 31, 1996..........   1,896,577     18,966     3,371,115      (5,164,910)    (1,774,829)
Pro forma issuance of common stock
  pursuant to warrant exchange
  agreement (unaudited) (see Note
  6)................................     165,267      1,652       659,416        (661,068)            --
                                       ---------    -------    ----------     -----------    -----------
Pro forma balance, December 31, 1996
  (unaudited).......................   2,061,844    $20,618    $4,030,531    $ (5,825,978)   $(1,774,829)
                                       =========    =======    ==========     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS


                                                                                                FOR THE PERIOD
                                                                 FOR THE                       OCTOBER 5, 1993
                                                        YEARS ENDED DECEMBER 31,            (DATE OF INCEPTION) TO
                                                 ---------------------------------------         DECEMBER 31,
                                                   1994          1995           1996                 1996
                                                 ---------    -----------    -----------    ----------------------
Cash flows from operating activities:
    Net loss..................................   $(406,842)   $(2,046,116)   $(2,694,436)        $ (5,151,915)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
    Depreciation and amortization.............       3,762         60,298        158,714              222,774
    Stock issued in exchange for services
      rendered................................      55,834             --             --               55,834
    Interest expense incurred for issuance of
      warrants................................          --             --        321,789              321,789
    Changes in operating assets and
      liabilities:
         Accounts receivable..................     (54,073)       (11,397)       (19,385)             (84,855)
         Other current assets.................     (10,300)          (976)      (167,100)            (178,376)
         Inventory............................          --        (30,994)      (335,105)            (366,099)
         Deposits.............................        (538)           230            308                   --
         Trademarks and patents...............      (6,000)       (12,898)       (19,595)             (38,493)
         Accounts payable.....................     190,173        520,681       (324,937)             390,438
         Accounts liabilities.................      24,253         76,085        163,038              263,376
                                                 ---------    -----------    -----------          -----------
             Net cash used in operating
               activities.....................    (203,731)    (1,445,087)    (2,916,709)          (4,565,527)
                                                 ---------    -----------    -----------          -----------
Cash flows from investing activities:
    Purchase of property and equipment........     (18,811)      (166,296)      (116,892)            (301,999)
                                                 ---------    -----------    -----------          -----------
         Net cash used in investing
           activities.........................     (18,811)      (166,296)      (116,892)            (301,999)
                                                 ---------    -----------    -----------          -----------
Cash flows from financing activities:
    Proceeds from the issuance of common
      stock...................................     564,582        588,611        907,047            2,061,240
    Proceeds from the issuance of notes
      payable.................................          --        250,000      2,300,000            2,550,000
    Repayments of notes payable...............          --             --       (250,000)            (250,000)
    Proceeds from the issuance of notes
      payable to related parties..............          --        546,223        170,000              716,223
    Proceeds from issuance of Series A
      preferred stock.........................          --             --        848,440              848,440
    Repayments of notes payable to related
      parties.................................          --        (30,000)      (135,000)            (165,000)
    Debt issue costs..........................          --             --       (258,131)            (258,131)
    Principal payments on capital leases......          --             --        (12,005)             (12,005)
                                                 ---------    -----------    -----------          -----------
         Net cash provided by financing
           activities.........................     564,582      1,354,834      3,570,351            5,490,767
                                                 ---------    -----------    -----------          -----------
Net increase (decrease) in cash and cash
  equivalents.................................     342,040       (256,549)       536,750              623,241
Cash and cash equivalents, at beginning of the
  period......................................       1,000        343,040         86,491                   --
                                                 ---------    -----------    -----------          -----------
Cash and cash equivalents, at end of the
  period......................................   $ 343,040    $    86,491    $   623,241         $    623,241
                                                 =========    ===========    ===========          ===========
Supplemental disclosure of non-cash investing
  and financing activities
    Conversion of notes payable-related
      parties and accrued interest into common
      stock...................................   $      --    $   352,223             --         $    352,223
                                                 =========    ===========    ===========          ===========
    Capital lease obligations.................   $      --    $        --    $    53,158         $     53,158
                                                 =========    ===========    ===========          ===========


   The accompanying notes are an integral part of these financial statements.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS AND FINANCING PLAN

     Objective Communications, Inc. (the "Company") was formed and incorporated in the State of Delaware on October 5, 1993. The Company is developing a proprietary video communications system which is an integrated hardware and software system of video applications that provides high quality video and stereo audio transmission capabilities for video conferencing, data and file sharing, full-motion broadcasting and retrieval of stored data directly to a desktop personal computer.

     The Company has suffered recurring losses from operations and has a significant working capital deficit and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The Company has required substantial funding through debt and equity financings since its inception to complete its development plans and commence full scale operations. Management has historically been successful in obtaining outside financing to meet obligations and fund working capital requirements as they come due. Recently, the Company's Board of Directors approved the filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission relating to a proposed initial public offering ("IPO") of 1,800,000 shares of the Company's common stock at a price per share estimated to be in the range of $5.00 to $6.00. The anticipated proceeds from this offering would be used to fund continued product development, repay certain outstanding notes payable, fund working capital and facilitate expansion of the Company's business. If the Company's proposed IPO is consummated on the currently expected time schedule and generates the anticipated proceeds, or if the Company is successful in completing comparable fund raising activities on a similar time schedule, management believes that the Company will continue as a going concern. Should the IPO not be successfully completed, the Company will pursue other debt and equity financing alternatives available. Management is aware of other venture capital groups as well as additional potential investors interested in the continued development of the Company's products through strategic business relationships. These alternatives will be pursued in the event that the IPO is unsuccessful.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF ACCOUNTING

     The Company's principal activities to date have been planning and organization, initiating research and development projects, conducting market research and securing adequate financing for the development of its products. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash and investments with original maturities of three months or less.

  REVENUE RECOGNITION

     The Company's revenue recognition policy is in conformity with the American Institute of Certified Public Accountants' Statement of Position 91-1, "Software Revenue Recognition." Merchandise revenue, consisting principally of sales of the Company's video-teleconferencing products, is recognized upon delivery and acceptance by customers. Service revenue, consisting principally of consulting services, is recognized over the time period to which it relates.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Software development costs are included in research and development and are expensed as incurred. SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed" requires the capitalization of certain software development costs once technological feasibility is established. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated on an accelerated basis over five years. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

  INVENTORY

     Inventory, consisting principally of hardware for the Company's video conferencing products, is valued at the lower of cost or market, with cost being determined using the FIFO ("first-in, first-out") method of accounting.

  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are held with a U.S. commercial bank. The Company has not experienced any losses related to its cash and cash equivalents. The Company generally grants uncollateralized credit terms to its customers and has not experienced any credit related losses.

  INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the current tax provision for the period plus the change during the period in deferred tax assets and liabilities.

  NET LOSS PER COMMON SHARE

     Net loss per common share is based on the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. Pursuant to Securities and Exchange Commission requirements, common stock issued and options and warrants to purchase shares of common stock granted by the Company during the twelve months preceding the initial filing date of the Registration Statement have been included in the calculation of weighted average common shares and common share equivalents outstanding as if they were outstanding for all periods presented. Options and warrants issued by

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) the Company prior to the aforementioned twelve-month period have not been included in the calculation because the effects of such items were anti-dilutive.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents, accounts receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

  STOCK-BASED COMPENSATION

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 is effective beginning with the year ending December 31, 1996. SFAS No. 123 permits companies to account for stock based compensation based on the provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock based compensation in accordance with APB 25, however, as required by SFAS No. 123, the Company has disclosed the pro forma impact on the financial statements assuming the measurement provisions of SFAS No. 123 had been adopted (see Note 6).

  RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

  PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information gives effect to the receipt in January 1997 of $930,000 in net proceeds from the sale of 250,000 shares of redeemable Series A convertible preferred stock and warrants to purchase 50,000 shares of Common Stock authorized for issuance in December 1996 at $4.00 per share (see Note 7). Additionally, the unaudited pro forma financial information gives effect to the issuance in January 1997 of 165,267 shares of common stock pursuant to a warrant exchange agreement (see Note 6).

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                                     1995        1996
                                                                   --------    --------
        Computer equipment......................................   $158,290    $328,340
        Furniture and fixtures..................................     26,817      26,817
                                                                   --------    --------
                                                                    185,107     355,157
        Accumulated depreciation................................    (64,060)   (173,085)
                                                                   --------    --------
                                                                   $121,047    $182,072
                                                                   ========    ========

     Included in computer equipment is $53,158 in assets under capital lease as of December 31, 1996 with related accumulated amortization of $13,289. Amortization is being recorded over the three year life of the related lease.

4.  INCOME TAXES

     The components of the Company's net deferred tax position and the tax effects of temporary differences giving rise to the Company's deferred tax assets (liabilities) as of December 31, 1995 and 1996 are as follows:

                                                                 1995          1996
                                                               ---------    -----------
        Net operating loss carryforward.....................   $ 904,000    $ 1,769,000
        Accrued liabilities.................................      34,000         28,000
        Depreciation........................................     (10,000)       (24,000)
        Valuation allowance.................................    (928,000)    (1,773,000)
                                                               ---------    -----------
        Net deferred tax assets.............................   $      --    $        --
                                                               =========    ===========

     The Company has net operating loss carryforwards for federal and state income tax purposes available to offset future taxable income of approximately $4,666,000 as of December 31, 1996. Utilization of these net operating loss carryforwards could be subject to an annual limitation based on certain changes in ownership of the Company as defined by section 382 of the Internal Revenue Code. The net operating loss carryforwards expire as follows:

        2009............................................................   $  324,000
        2010............................................................    2,060,000
        2011............................................................    2,282,000
                                                                           ----------
                                                                           $4,666,000
                                                                           ==========

5.  NOTES PAYABLE

     During 1995 and 1996, the Company borrowed $224,000 and $170,000, respectively, from various stockholders of the Company. The loans accrue interest at 7% per annum and are payable, along with all accrued interest, upon demand. In connection with the loans made in 1995, the Company issued warrants to purchase common stock equal to the principal balance of the loans divided by $6.00 per share, for an aggregate of 37,333 warrants. The exercise price of these warrants is $8.00 per share. In June 1995, one of the lenders converted a $30,000 loan plus accrued interest into 5,009 shares of common stock.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  NOTES PAYABLE -- (CONTINUED)

     Additionally, during 1995, the Company borrowed an aggregate of $320,000 from a financial advisory firm hired to assist the Company in raising equity. This amount as well as $2,166 in accrued interest were converted to common stock during 1995 (see Note 6).

     In November 1995, the Company received a letter of intent from a potential investor pursuant to which the potential investor agreed to pay $250,000 to the Company as an initial installment of a larger investment which would be finalized in early 1996. The letter of intent provided that in the event that a final agreement was not reached within a specified period of time, the letter of intent could be canceled by the Company or the potential investor and the $250,000 investment would be converted to a note payable, with interest accruing at 6% per annum, payable 90 days from the date of such cancellation. The letter of intent was canceled by the investor in June 1996, and the Company repaid the $250,000 note, together with $5,548 in accrued interest, from the proceeds of an August 1996 loan (see below). Due to the uncertainty of the terms of the expected investment, the Company classified the $250,000 paid by such potential investor as a note payable as of December 31, 1995.

     In August 1996, the Company borrowed $300,000 from an investment company. The loan bears interest at the NationsBank prime rate plus 1.5% per annum, adjusted quarterly beginning September 30, 1996. Interest is payable semi-annually in arrears on the last day of January and August of each year, commencing January 31, 1997. The full balance of this note is due and payable on the earlier of: (1) August 14, 1997, or (2) the closing date of an initial public offering of securities of the Company. In consideration for this loan, the Company issued to the lender warrants to purchase 33,750 shares of the Company's common stock at an initial exercise price of $8.90 per share. Each time the Company declares a stock split or dividend, sells previously unissued shares, or issues additional options, warrants or rights to purchase shares of the Company's common stock, the Company applies a formula, pursuant to the terms of the warrant, to determine if the number of warrants and the exercise price thereof must be adjusted. As of December 31, 1996, the number of shares subject to warrants pursuant to the loan agreement are 42,755 at an exercise price of $7.03.


     In November 1996, the underwriter of the Company's proposed IPO placed $2,000,000 in bridge notes of the Company to provide the Company with operating capital until the time of the expected closing of the IPO. The bridge notes are collateralized by substantially all of the assets of the Company. The bridge notes are due and payable upon the earliest of the closing of the IPO, twelve months from the date of issuance, or the closing of a series of sales of securities of the Company with aggregate gross proceeds of at least $2,000,000, and the notes bear interest at the rate of 10% per annum, due and payable quarterly, beginning January 1, 1997. The notes were issued to a total of 38 investors, in three tranches: (1) $1,025,000 as of October 18, 1996, (2) $400,000 as of November 8, 1996, and (3) $575,000 as of November 22, 1996. The
individual note holders were also issued warrants to purchase an aggregate of 500,000 shares of the Company's common stock at an exercise price of $3.30 per share. As a fee for this transaction, the underwriter received $200,000 and warrants to purchase 50,000 shares of common stock at an exercise price of $3.30 per share. These fee warrants will be forfeited upon the completion of the Company's initial public offering. Based on an analysis utilizing the Black-Scholes option-pricing model giving consideration to the features of the warrants and the external economic environment provided by an independent valuation firm, the Company estimated that the fair value of the warrants issued in connection with these debt financings was approximately $782,000. This aggregate amount has been recorded as a discount against the related notes payable and an increase to additional paid-in-capital. The discount against the related notes payable is being amortized to interest expense over the terms of the related notes. As of December 31, 1996, approximately $196,000 had been amortized to interest expense. The effective interest rate of the bridge notes is 43.3% per annum based on the 10% stated interest rate pursuant to the bridge notes and the fair value of the 500,000 warrants that were issued in connection with the notes.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  CAPITAL STOCK TRANSACTIONS

  REVERSE STOCK SPLIT

     On October 16, 1996, the Board of Directors (the "Board") approved a one for two reverse stock split (the "Reverse Split") of the Company's common stock which was effective on December 5, 1996. No changes were made to the number of common shares authorized or to the par value per share. All share and per share data and references to options, warrants and exercise prices have been retroactively restated to give effect to the reverse stock split.

  COMMON STOCK

     The Company was initially capitalized in the amount of $1,000 by the issuance of 500 shares of common stock, par value $.01. On June 28, 1994, the Company filed a Certificate of Amendment of Certificate of Incorporation increasing the authorized shares to 10,000,000.

     On June 28, 1994, the Company issued a stock dividend of 1,299,500 shares to the Company's sole stockholder and President and Chief Executive Officer, Mr. Steven A. Rogers.

     On August 3, 1994, the Company sold 187,666 shares of common stock for $2.00 per share. Of the shares issued, 171,000 shares were sold for cash and 16,666 were issued in exchange for services rendered. On December 31, 1994, the Company sold an additional 45,000 shares of common stock for $6.00 per share.

     On December 31, 1994, the Company issued 8,375 shares in fulfillment of an obligation of $22,500 for services rendered in connection with the previous stock offerings.

     In December 1994, the Company entered into an agreement with a financial advisory firm to assist in raising a minimum of $600,000 in equity for the Company. In return, the Company was required to issue warrants to the financial advisor to purchase shares of the Company's common stock equal to 10% of the number of shares of common stock sold by the financial advisor to investors and 10% of the number of warrants issued to investors. The exercise price for these warrants is 110% of the common stock issue price or warrant exercise price.

     Pursuant to this agreement, the Company sold 111,667 shares of common stock for $6.00 per share during June 1995. Each share of common stock sold entitled the investor to a warrant to purchase an additional share of the Company's common stock, at an exercise price of $8.00 per share. Further, the Company converted $30,057 in notes payable and accrued interest into 5,009 shares of common stock. Additionally, the Company converted $202,166 in outstanding notes payable and accrued interest to the financial advisory firm into 33,694 shares of common stock. Each share of common stock issued in the conversion was accompanied by a warrant to purchase one share of common stock, at an exercise price of $8.00 per share. The Company also converted an additional $120,000 loan from the financial advisory firm into 20,000 shares of common stock, subject to the warrant provision described above. In connection with this transaction, holders of the converted notes were also issued an aggregate of warrants to purchase 85,666 shares of common stock at an exercise price of $8.00 per share.


     Pursuant to its 1995 agreement with the financial advisory firm, during June 1996, the Company sold 175,166 shares of common stock for $6.00 per share. Each share of common stock sold entitled the investor to a warrant to purchase an additional share of the Company's common stock at an exercise price of $8.00 per share. In connection with the provisions of the agreement, the president of the financial advisory firm received 34,553 warrants at an exercise price of $6.60 per share and 34,553 warrants at an exercise price of $8.80 per share in consideration of the services performed to assist the Company in obtaining equity financing. Additionally, the Company issued to certain lenders as an inducement to make loans to the Company, warrants to purchase 16,666 shares of common stock at $8.00 per share.

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  CAPITAL STOCK TRANSACTIONS -- (CONTINUED)
     A summary of the number of shares of common stock subject to purchase under all warrant agreements and the related exercise prices as of December 31, 1996 is as follows:

NUMBER OF SHARES     EXERCISE PRICE
----------------     --------------
       34,553            $ 6.60
      447,868              8.00
       34,553              8.80
       42,755              7.03
       50,000              4.00
      550,000              3.30
----------------
    1,159,729
=============

     The Company has recorded a non-cash interest expense of approximately $53,000 in the statement of operations for the year ended December 31, 1996 representing the estimated fair value of warrants to non-employees in consideration of services performed to help the Company obtain equity financing. The estimated fair value of such warrants was based on an analysis performed by an independent valuation firm using a Black-Scholes option-pricing model giving considerations to the features of the warrants and the external economic environment.

  STOCK OPTIONS

     On August 3, 1994, the Company granted certain outside directors of the Company options to purchase 200,000 shares of common stock. These options vest on the anniversary of the option grant date in accordance with a five year vesting schedule, 20% each year. The exercise price is $2.00 per share, which was in excess of the fair value of the stock on the date of the grant, as determined by the Board of Directors. As of December 31, 1996, 10,000 of these options had been exercised and 70,000 of these options were exercisable. The right to exercise these options terminates ten years from the grant date.

     In October 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan") pursuant to which 343,000 shares of common stock are reserved for issuance. The 1994 Plan is administered by the Board of Directors. Options granted under the 1994 plan are subject to the same vesting provisions as the options granted to directors. As of December 31, 1996, 41,000 options were exercisable under the 1994 plan.

     Option activity under the 1994 plan is as follows:

                                                                       SHARES     PRICE
                                                                       -------    -----
        Balance, December 31, 1994..................................        --    $--
             Granted................................................   232,500     4.00
             Exercised..............................................        --     --
             Forfeited..............................................        --     --
                                                                       -------    -----
        Balance, December 31, 1995..................................   232,500     4.00
             Granted................................................   138,000     4.00
             Exercised..............................................        --     --
             Forfeited..............................................   (27,500)    --
                                                                       -------    -----
        Balance, December 31, 1996..................................   343,000    $4.00
                                                                       =======    =====

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  CAPITAL STOCK TRANSACTIONS -- (CONTINUED)
     All stock options granted by the Company from its inception through December 31, 1996 were granted with an exercise price per share equal to the fair value per share of the Company's Common Stock on the date of grant. In December of 1996, the Company repriced the exercise price of all options previously granted to $4.00 per share, to reflect an exercise price consistent with the price per share paid by outside investors of the Series A Preferred Stock issued in December of 1996 and January of 1997 (see Note 7). The Company accounts for the fair value of its options granted to employees and directors in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted, since the exercise price of the options has been in excess of the fair value of the options on the date of grant, as determined by the Board of Directors. Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                 1995           1996
                                                              -----------    -----------
        Net loss
             As reported...................................   $(2,046,116)   $(2,694,436)
             Pro forma.....................................   $(2,046,116)   $(2,895,916)

                                                                        1995      1996
                                                                       ------    ------
        Net loss per common share
             As reported............................................   $(0.57)   $(0.72)
             Pro forma..............................................   $(0.57)   $(0.77)

     The fair value of each option granted in 1995 and 1996 was estimated on the date of grant using a type of Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the years ended December 31, 1995 and 1996: dividend yield of 0%, expected volatility of 43%, risk-free interest rate of 5.9% and expected term of 5 years. All options granted to employees have been granted at an exercise price of $4.00 per share. Thus, this exercise price is indicative of the weighted average exercise price.

     In December 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") pursuant to which 450,000 shares of common stock are reserved for issuance. The 1996 Plan is administered by the Board of Directors. No options under the 1996 Plan have been granted.

  SUBSEQUENT EVENT

     During January 1997, the Company executed a warrant exchange agreement (the "Exchange Agreement") with investors who purchased shares of common stock and received warrants through the financial advisory firm during 1995 and 1996. The purpose of the warrant exchange was to induce such investors to enter into lock-up arrangements with the Underwriter and into agreements consolidating such investors' registration rights with those granted by the Company to other investors, and to provide those investors with the opportunity to invest in the Company upon terms and conditions that more closely reflect the terms and conditions upon which the other investors invested in the Company during a comparable time period. Under the Exchange Agreement, each such investor was given the opportunity to exchange existing warrants to purchase 5,000 shares of common stock at an exercise price of $8.00 per share for new warrants to purchase 2,500 shares of common stock at an exercise price of $4.00 per share and an additional 2,500 newly issued shares of common stock. In addition, in the original offering, certain investors purchased shares of Common Stock from Mr. Steven A. Rogers at a purchase price of $2.00 per share at a time during which other investors were purchasing shares of Common Stock from the Company at $6.00 per share. As part of the warrant exchange, such investors also were required to pay Mr. Rogers $2.00 per share of Common Stock purchased

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  CAPITAL STOCK TRANSACTIONS -- (CONTINUED)

from him in the original offering, so as to cause such transactions to be consummated upon terms and conditions more closely reflecting market conditions. Mr. Rogers received an aggregate of $340,166 in the warrant exchange transaction. As a result of the Exchange Agreement, the Company issued an aggregate of 165,267 shares of common stock. Of the fair market value of such shares, the Company will reflect a non-cash compensation expense of $340,166, and the remaining $320,902 will be a direct charge to equity as a cost of equity financing. Additionally, an aggregate of 345,536 warrants with an exercise price of $8.00 per share were exchanged for 165,269 warrants with an exercise price of $4.00 per share and 15,000 warrants with an exercise price of $8.00 per share. Further, in connection with the Warrant Agreement, the Company also exchanged warrants held by the president of the financial advisory firm to purchase 34,553 warrants to purchase shares of common stock at an exercise price of $6.60 per share, and 34,553 warrants to purchase shares of common stock at an exercise price of $8.80 per share, for an aggregate of 69,106 warrants to purchase shares of common stock at an exercise price of $4.00 per share. Additionally, the Company exchanged warrants originally issued to other investors as an inducement to loan funds to the Company, representing the right to purchase an aggregate of 102,332 shares at an exercise price of $8.00 per share for warrants to purchase 102,332 shares of common stock at an exercise price of $4.00 per share (see Note
5). The Company did not receive any additional cash proceeds as a result of the Exchange Agreement.


     A summary of the number of common shares subject to purchase under all warrant agreements after giving effect to the exchange transactions is as follows:

NUMBER OF SHARES       EXERCISE PRICE
----------------       --------------
     436,707               $ 4.00
      43,675                 6.88
     500,000                 3.30
      15,000                 8.00
     -------
     995,382
     =======

7.  PREFERRED STOCK

     On December 9, 1996, the Board of Directors and a majority of the holders of the outstanding Common Stock authorized the establishment of 2,500,000 shares of preferred stock, with a par value of $.01 per share. In December 1996, the Company authorized the issuance and sale of 500,000 shares of Series A Convertible Preferred Stock ("Series A") and warrants to purchase 100,000 shares of common stock for aggregate consideration of $2,000,000. The Series A shares have liquidation preferences over the common stock and any series of preferred stock authorized in the future. The holders of Series A shares are entitled to non-cumulative dividends when dividends are declared on the common stock as though the Series A shares had been converted to common stock. At any time after five years following the issuance of the Series A shares, or upon a merger in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company, at the request of at least 50% of the holders of Series A shares and given sixty days notice, the Company is required to redeem all or a portion of the outstanding Series A shares at a redemption price equal to the amount such holders would be entitled to receive had they converted the Series A shares into common stock or the liquidation value of $4 per share, whichever is greater. The Series A shares are convertible to common stock as determined by multiplying the Series A stated value plus all declared but unpaid dividends by $4.00 and dividing that result by the conversion price, which as defined by the agreement will not exceed $4 per share. The Series A shares will automatically convert to shares of common stock upon the consummation of the Company's IPO. The holders of Series A shares are entitled to vote, with each

                         OBJECTIVE COMMUNICATIONS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREFERRED STOCK -- (CONTINUED)

holder entitled to the number of votes per share as equal to the number of shares of common stock into which each share of Series A is then convertible.

     The warrants issued in conjunction with the Series A shares have an exercise price of $4.00 per share. As a fee for the placement of the Series A shares and related warrants, the underwriting firm received a $140,000 underwriter's discount and commission in consideration of its services on this transaction.

     As of December 31, 1996, the Company had issued 250,000 Series A shares and 50,000 warrants for the purchase of common stock and had received $1 million of the consideration for the sale of the Series A shares. The remaining $1 million was received in January 1997. The Series A shares have been recorded net of the underwriters discount and commission and approximately $82,000 in other issuance costs.

                     [This page intentionally left blank.]

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY PRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary.....................   3
Risk Factors...........................   8
Use of Proceeds........................  18
Dividend Policy........................  19
Dilution...............................  20
Capitalization.........................  22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................  23
Business...............................  28
Management.............................  39
Certain Transactions...................  46
Principal Stockholders.................  50
Description of Securities..............  52
Shares Eligible for Future Sale........  56
Underwriting...........................  59
Legal Matters..........................  60
Experts................................  60
Available Information..................  61
Index to Financial Statements.......... F-1


                               ------------------
     UNTIL APRIL   , 1997 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,800,000 SHARES

                         OBJECTIVE COMMUNICATIONS, INC.

                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS

                            ------------------------
                               BARINGTON CAPITAL
                                  GROUP, L.P.

                                 March   , 1997

PROSPECTUS

                         OBJECTIVE COMMUNICATIONS, INC.
                                1,280,000 SHARES
                                  COMMON STOCK
                               ------------------

     This Prospectus relates to the offering (the "Offering") by certain selling stockholders (the "Selling Stockholders") of 1,280,000 shares (the "Shares") of Common Stock, par value $.01 per share, which may be sold from time to time by the Selling Stockholders, or by transferees, on or after the date of this Prospectus, subject to contractual restrictions which provide that such securities may not be sold for a period of twelve months or twenty-four months from the date of closing of the Company Offering (defined below) without the prior written consent of Barington Capital Group, L.P., the underwriter of the Company Offering (the "Underwriter"), subject to certain limited exceptions. See "Risk Factors -- Shares Eligible for Future Sale," "Certain Transactions," "Description of Securities," "Shares Eligible for Future Sale," "Selling Stockholders" and "Concurrent Sales By Company."

     No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be effected from time to time in transactions on the Nasdaq SmallCap Market in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commission may be paid by the Selling Stockholders in connection with sales of the Shares.

     The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

     The Company will not receive any proceeds from sales of the Shares. See "Selling Stockholders."

     A registration statement under the Securities Act has been filed with the Securities and Exchange Commission with respect to an underwritten public offering on behalf of the Company of 1,800,000 shares of Common Stock, plus up to 270,000 shares which may be offered pursuant to the exercise of the Underwriter's over-allotment option (the "Company Offering"). See "Concurrent Sales by Company."
                               ------------------

 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED CAREFULLY AND ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
            FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS HEREIN.
                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 The date of this Prospectus is March   , 1997

                                      Alt-1

                                  THE OFFERING

Securities Offered..............   1,280,000 shares of Common Stock, $.01 par
                                     value per share. See "Risk Factors --
                                     Shares Eligible for Future Sale," "Certain
                                     Transactions," "Description of Securities" and "Shares Eligible for Future Sale." No underwriting arrangements have been entered into by the Selling Stockholders. See "Selling Stockholders."

Common Stock Outstanding after
the Company Offering (1)(3).....   4,361,844 shares of Common Stock

Shares of Common Stock to be
  Outstanding after this
  Offering (2)(3)...............   5,641,844 shares of Common Stock

Use of Proceeds.................   The Company will not receive any proceeds
                                     from the sale of the Shares.

Risk Factors....................   An investment in the securities offered
                                     hereby involves certain risks and immediate and substantial dilution. Prospective investors should consider carefully the factors set forth under "Risk Factors."

Nasdaq SmallCap Market Trading
  Symbol (4)....................   OCOM
---------------
(1) Does not include (i) 500,000 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants"), issued by the Company to purchasers of its 10% Senior Secured Promissory Notes (the "Bridge Notes"), in connection with a debt financing consummated prior to the Company Offering (the "Bridge Financing"); (ii) 495,382 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (iii) 343,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the Company's 1994 Stock Option Plan (the "1994 Plan"), and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified options granted to certain directors of the Company; and (iv) 450,000 shares reserved for issuance under the Company's 1996 Stock Incentive Plan (the "1996 Plan"). See "Management -- Directors' Non-Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions," and "Description of Securities."

(2) Does not include (i) 495,382 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (ii) 343,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, key employees and consultants under the 1994 Plan, and 190,000 shares of Common Stock reserved for issuance upon exercise of non-qualified options granted to certain directors of the Company; and
    (iii) 450,000 shares reserved for issuance under the 1996 Plan. See "Management -- Directors' Non Qualified Options," "-- 1994 Stock Option Plan," "-- 1996 Stock Incentive Plan," "Certain Transactions," and "Description of Securities."

(3) Does not include up to 270,000 shares of Common Stock issuable upon exercise of the over-allotment option granted to the Underwriter in the Company Offering.

(4) There is currently no market for the Common Stock and there can be no assurance that a market for the Common Stock will develop after the Company Offering. The Common Stock has been approved for quotation on the Nasdaq SmallCap Market, subject to notice of issuance. There can be no assurance, however, that such quotation will be maintained. See "Risk Factors -- Absence of Public Market; Negotiated Offering Price."

                                      Alt-2

                          CONCURRENT SALES BY COMPANY

     A registration statement under the Securities Act has been filed by the Company with the Securities and Exchange Commission with respect to an underwritten public offering by the Company of 1,800,000 shares of Common Stock, plus 270,000 shares which may be offered pursuant to exercise of the Underwriter's over-allotment option.

     Concurrent sales of securities by both the Company and by the Selling Stockholders would likely have an adverse effect on the market price of the Common Stock. The Shares are subject to contractual restrictions upon resale with the Underwriter. See "Risk Factors -- Shares Eligible for Future Sale," "Selling Stockholders -- Lock-up Arrangements" and "Description of Securities."

                                      Alt-3

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each person who is a Selling Stockholder, the number of Shares owned by each Selling Stockholder's account, the percentage of outstanding shares of Common Stock of the Company owned by such person prior to this Offering, the number of shares being sold by such person, the number of shares of Common Stock such person will own after the completion of this Offering, and the percentage of outstanding shares of Common Stock of the Company owned by such person after the completion of this Offering.

                                              BENEFICIAL OWNERSHIP                    BENEFICIAL OWNERSHIP
                                              PRIOR TO OFFERING(1)     NUMBER OF         AFTER OFFERING
                                              ---------------------      SHARES      -----------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES     PERCENTAGE    BEING SOLD     SHARES      PERCENTAGE
-------------------------------------------   -------    ----------    ----------    ---------    ----------
Acorn Technology Partners, L.P. (2)........   300,000       11.7%
c/o Codan Services, Ltd.
Clarendon House
21 Church Street
Hamilton HMII, Bermuda
Mr. Leonard Adams (3)......................     6,250          *
5030 Champion Boulevard
Boca Raton, FL 33496
Mr. Louis Alimena (3)......................     6,250          *
58 St. George Place
Palm Beach Gardens, FL 33418
Mr. Paul Alter (3).........................     6,250          *
111 Park Avenue
New York, NY 10128
Applewood Associates, L.P. (4).............   425,000       16.6
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545
Mr. David Babiarz (3)......................     6,250          *
1665 East Birchwood
Des Plaines, IL 60018
Barington Capital Group, L.P. (3)..........   180,000        7.0
888 Seventh Avenue
New York, NY 10019
Mr. Marvin Barish (3)......................    12,500          *
5227 Dumfries
Houston, TX 77096-5104
Baron Associates (3).......................     6,250          *
341 E. 149 Street
Bronx, NY 10451
Mr. Gerald Benjamin (3)....................     6,250          *
650 Widgeon Lane
Atlanta, GA 30327
Mr. John Bykowsky (3)......................     6,250          *
302 West 79th Street
New York, NY 10024
Mr. Vittorio Capotorto (3).................    12,500          *
2 Renee Court
Woodcliff Lake, NJ 07675

                                      Alt-4

                                              BENEFICIAL OWNERSHIP                    BENEFICIAL OWNERSHIP
                                              PRIOR TO OFFERING(1)     NUMBER OF         AFTER OFFERING
                                              ---------------------      SHARES      -----------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES     PERCENTAGE    BEING SOLD     SHARES      PERCENTAGE
-------------------------------------------   -------    ----------    ----------    ---------    ----------
Mr. Dennis Drebsky (3).....................     6,250          *
7 Glen Hill Ct.
Dix Hills, NY 11746
E&M RP Trust (3)...........................    25,000          *
655 Brea Canyon Road
Walnut, CA 91789
Edmund & Mary Shea Family Foundation (3)...    25,000          *
655 Brea Canyon Road
Walnut, CA 91789
Mr. Harry Friedman (3).....................    12,500          *
19667 Turnberry Way
Aventura, FL 33180
Ms. Sara Hauser (3)........................     6,250          *
25 W. 64th Street
Apartment 2D
New York, NY 10023-6719
Arthur Steinberg IRA R/O (3)...............     6,250          *
381 Park Avenue S.
Suite 5A
New York, NY 10015
Robert Jacobs IRA R/O (3)..................     6,250          *
40 Fifth Avenue
#5B
New York, NY 10011
Robert Steinberg IRA R/O (3)...............     6,250          *
145 E. 27 Street
New York, NY 10016
KGB Partners (3)...........................     6,250          *
c/o Barington Capital Group, L.P.
888 Seventh Avenue
New York, NY 10019
Mr. David Kohane (3).......................     6,250          *
333 W. 86th Street
Apartment 902B
New York, NY 10024
Lyonshare Venture Capital (3)..............    25,000          *
P.O. Box 247
2521 Vestal Parkway E.
Vestal, NY 13851
Mr. William Maines (3).....................    25,000          *
14 Terrace Drive
P.O. Box
Conklin, NY 13748
Mr. David Mitchell (3).....................    12,500          *
c/o Mitchell & Co.
850 Third Avenue
New York, NY 10022

                                      Alt-5

                                              BENEFICIAL OWNERSHIP                    BENEFICIAL OWNERSHIP
                                              PRIOR TO OFFERING(1)     NUMBER OF         AFTER OFFERING
                                              ---------------------      SHARES      -----------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES     PERCENTAGE    BEING SOLD     SHARES      PERCENTAGE
-------------------------------------------   -------    ----------    ----------    ---------    ----------
Mr. Samuel Musnikow (3)....................     6,250          *
69-51 181 Street
Flushing, NY 11365
Mr. Dennis Mykytyn (3).....................     6,250          *
22 Petersville Rd.
Mt. Kisco, NY 10549
Mr. Steven Ostner (3)......................    12,500          *
420 West End Avenue
New York, NY 10024
Mr. Bruce H. Paul (3)......................     6,250          *
1 Hampton Road
Purchase, NY 10577
Mr. Jerald Politzer (3)....................    12,500          *
2 Mayfair Circle
Purchase, NY 10577
Ms. Linda Saker (3)........................     6,250          *
6860 Gulfport Boulevard S.
St. Petersburg, FL 33701
Mr. Paul Salsgiver (3).....................    12,500          *
673 Varese Ct.
Pleasenton, CA 94566
Mr. Stewart A. Shiman (3)..................    12,500          *
c/o A/D/F
95 Revere Drive, Suite A
Northbrook, IL 60062
Siam Partners II (3).......................    12,500          *
655 Brea Canyon Road
Walnut, CA 91789
Mr. Floyd Smith (3)........................     6,250          *
191 Carlough Place
Mahwah, NJ 07430
C.M. Solomon (3)...........................     6,250          *
310 Vickamar Place
Roxboro, NC 27573
Mr. Gershon Stern (3)......................     6,250          *
1171 E. Landis Avenue
Vineland, NJ 08360
Mr. Sy Stewart (3).........................     6,250          *
5 Meadow Lane
Manhasset, NY 11030
Tahoe Partnership I (3)....................    12,500          *
655 Brea Canyon Road
Walnut, CA 91788

                                      Alt-6

                                              BENEFICIAL OWNERSHIP                    BENEFICIAL OWNERSHIP
                                              PRIOR TO OFFERING(1)     NUMBER OF         AFTER OFFERING
                                              ---------------------      SHARES      -----------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER       SHARES     PERCENTAGE    BEING SOLD     SHARES      PERCENTAGE
-------------------------------------------   -------    ----------    ----------    ---------    ----------
Mr. Jack Threadgill (3)....................     6,250          *
1602 Brook Hollow Drive
Bryan, TX 77802
Mr. Steven Yavers (3)......................     6,250          *
215 East 68th Street
New York, NY 10021

---------------
 *  Denotes less than 1%.

(1) Percentage ownership before the Offering is based on 2,561,844 shares of Common Stock outstanding immediately prior to the Company Offering, including 500,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock. For each beneficial owner, shares of Common Stock subject to convertible securities exercisable within 60 days of the date of this Prospectus are deemed outstanding for the purposes of computing the percentage ownership of such beneficial owner.

(2) Consists of 250,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock owned by Acorn, and 50,000 shares of Common Stock that may be acquired by Acorn upon the exercise of currently exercisable Series A Warrants.

(3) Consists of shares of Common Stock issuable upon the exercise of currently exercisable warrants.

(4) Consists of 250,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock owned by Applewood, 50,000 shares of Common Stock that may be acquired by Applewood upon exercise of currently exercisable Series A Warrants and 125,000 shares of Common Stock that may be acquired by Applewood upon the exercise of currently exercisable warrants.

LOCK-UP ARRANGEMENTS

     Subject to the limited exceptions described below, and pursuant to the Underwriting Agreement, each of the Selling Stockholders as of the effective date of the Registration Statement, has agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of twenty-four months from the date of closing of the Company Offering, without the prior written consent of the Underwriter. Pursuant to the Underwriting Agreement, the holders of the shares of Common Stock issued upon conversion of the Series A Preferred Stock and the Series A Warrants have agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of twelve months from the date of closing of the Offering, without the prior written consent of the Underwriter. Notwithstanding these lock-up arrangements, any stockholder subject to such arrangement may sell up to 30% of his, her or its shares of Common Stock commencing 12 months after the completion of the Offering in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial public offering price for a period of 20 consecutive trading days ending within five days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial public offering price. The remaining stockholders of the Company, who hold an aggregate of 71,250 shares of Common Stock and warrants to purchase 43,675 shares of Common Stock, have agreed with the Underwriter not to offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any of the Company's securities held by them for a period of six months from the date of closing of the Offering, without the prior written consent of the Underwriter. The Underwriter has no current or future plans, proposals, arrangements or understandings to modify, shorten or waive the lock-up agreements. The Company will file a post-effective amendment to the registration statement of which this Prospectus constitutes a part, in the event that the Underwriter waives the lock-up agreements with respect to 10% or more of the shares held by existing stockholders of the Company, or will revise the Prospectus if the lock-up is waived with respect to 5% to 10% of the shares held by existing stockholders of the Company. The Underwriter has entered into an agreement with the Nasdaq Stock Market, Inc. pursuant to which the Underwriter has agreed that it will not release any warrantholder who received warrants between October and January 1996, from such lock-up

                                      Alt-7
agreements for a period of six months from the effective date of this Prospectus. See "Risk Factors -- Shares Eligible for Future Sale," "Certain Transactions," and "Description of Securities."

PLAN OF DISTRIBUTION

     The distribution of the Shares by the Selling Stockholders may be effected from time to time in transactions on the Nasdaq SmallCap Market in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the Shares. No underwriting arrangements have been entered into by the Selling Stockholders.

     The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

                                      Alt-8

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY PRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary.....................   3
Risk Factors...........................   8
Use of Proceeds........................  18
Dividend Policy........................  19
Dilution...............................  20
Capitalization.........................  22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................  23
Business...............................  28
Management.............................  39
Certain Transactions...................  46
Concurrent Sales by Company............
Selling Stockholders...................
Description of Securities..............  52
Shares Eligible for Future Sale........  56
Legal Matters..........................  60
Experts................................  60
Available Information..................  61
Index to Financial Statements.......... F-1


                               ------------------
     UNTIL APRIL   , 1997 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,280,000 SHARES

                         OBJECTIVE COMMUNICATIONS, INC.

                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS

                            ------------------------

                                 March   , 1997


                                      Alt-9

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware (the "GCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation (the "Certificate") of the Registrant provides for the elimination and limitation of the personal liability of directors of the Registrant for monetary damages to the fullest extent permitted by the GCL.

     In addition, the Certificate provides that if the GCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors of the Registrant shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. The effect of this provision is to eliminate the right of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Certificate provides that the Registrant shall, to the fullest extent permitted by the GCL, as amended from time to time, indemnify each of its currently acting and former directors, officers, employees and agents.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the registration fee and the Nasdaq SmallCap Market filing fee, are estimates:

                                   DESCRIPTION                                AMOUNT
        ------------------------------------------------------------------   --------
        SEC registration fee..............................................   $  5,383
        NASD filing fee...................................................      2,277
        Nasdaq SmallCap Market filing fee.................................      6,800
        Blue Sky fees and expenses (including fees of counsel)............     60,000
        Transfer agent and registrar's fee................................      2,500
        Printing expenses.................................................    125,000
        Legal fees and expenses (other than Blue Sky).....................    140,000
        Accounting fees and expenses......................................    140,000
        Miscellaneous.....................................................     63,040
                                                                             --------
                  TOTAL...................................................   $545,000
                                                                             ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     All share information set forth below has been adjusted to reflect a one-for-two reverse stock split effective on December 5, 1996.

     (1) Since the formation of the Registrant on October 5, 1993, the Registrant has issued or sold unregistered Common Stock as set forth below:


                                                           NUMBER OF         PER SHARE
                                                            SHARES             PRICE
                                                           ---------      ---------------
        From inception (October 5, 1993) through
          December 31, 1993.............................         500           $2.00
        Year ended December 31, 1994....................     187,666           $2.00
                                                               8,375           $2.68
                                                              45,000           $6.00
                                                           1,299,500      stock dividend
        Year ended December 31, 1995....................     170,370(1)        $6.00
        Year ended December 31, 1996....................     175,166(1)        $6.00
        Year ended December 31, 1997 (to date)..........     165,267           *(2)


---------------

(1) Represents 345,536 shares of Common Stock issued by the Company in a private offering to accredited investors for which PVR Securities, Inc. acted as the placement agent.



(2) Such shares of Common Stock were issued in connection with the warrant exchange in January 1997 pursuant to which certain investors exchanged warrants to purchase an aggregate of 330,536 shares of Common Stock with an exercise price of $8.00 per share, for warrants to purchase an aggregate of 165,269 shares of Common Stock with an exercise price of $4.00 per share.


     (2) Since January 1, 1994, the Registrant has issued or sold unregistered Preferred Stock as set forth below:

                                                                    NUMBER OF    PER SHARE
                                                                     SHARES        PRICE
                                                                    ---------    ---------
        Year ended December 31, 1994.............................         --          --
        Year ended December 31, 1995.............................         --          --
        Year ended December 31, 1996.............................    250,000       $4.00
        Year ending December 31, 1997 (to date)..................    250,000       $4.00

     (3) Since January 1, 1994, the Registrant issued shares of Common Stock pursuant to the exercise of stock options granted to employees or directors of the Registrant as follows:

                                                                     NUMBER OF    EXERCISE
                                                                      SHARES       PRICE
                                                                     ---------    --------
        Year ended December 31, 1994..............................         --          --
        Year ended December 31, 1995..............................         --          --
        Year ended December 31, 1996..............................     10,000      $ 2.00

     (4) Since January 1, 1994 the Registrant has issued or sold unregistered warrants as set forth below:


                                                                  NUMBER OF    EXERCISE
                                                                  WARRANTS      PRICE
                                                                  ---------    --------
        Year ended December 31, 1994...........................         --          --
        Year ended December 31, 1995...........................     17,037(1)   $ 6.60
                                                                   256,036(2)   $ 8.00
                                                                    17,037(1)   $ 8.80
        Year ended December 31, 1996...........................    550,000      $ 3.30
                                                                    17,516(1)   $ 6.60
                                                                    43,675(3)   $ 6.88
                                                                   191,832(2)   $ 8.00
                                                                    17,516(1)   $ 8.80
        Year ending December 31, 1997 (to date)................    386,707(4)   $ 4.00


---------------

(1) Such warrants were subsequently exchanged in 1997 for new warrants to purchase an equal number of shares at an exercise price of $4.00 per share.



(2) Of such warrants issued in 1995 and 1996, warrants to purchase an aggregate of 432,868 shares of Common Stock (consisting of warrants to purchase 256,036 shares of Common Stock issued in 1995 and warrants to purchase 176,832 shares of Common Stock issued in 1996) were subsequently exchanged in 1997 for new warrants to purchase 267,601 shares of Common Stock at an exercise price of $4.00 per share.


(3) The Company originally issued warrants to purchase 33,750 shares of Common Stock at an exercise price of $8.90 per share. The number of Shares of Common Stock issuable upon exercise of the warrant set forth above reflect the warrant currently outstanding which reflects adjustments pursuant to the terms of the warrant.


(4) The warrants to purchase 386,707 shares of Common Stock issued by the Company to date in 1997 consist of (i) warrants to purchase an aggregate of 165,269 shares of Common Stock issued to the PVR Investors at an exercise price of $4.00 per share in the warrant exchange transaction, in exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at $8.00 per share, (ii) warrants to purchase an aggregate of 69,106 shares of Common Stock at an exercise price of $4.00 per share issued to John B. Torkelsen, President of PVR Securities, in the warrant exchange transaction, in exchange for warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share and warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors at an exercise price of $4.00 per share in the warrant exchange transaction, in exchange for warrants to purchase an aggregate of 102,332 shares of Common Stock at $8.00 per share, and (iv) warrants to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share issued to an investor in connection with the issuance of the Series A Preferred Stock.


     In October 1993, the Registrant issued 500 shares of common stock, par value $.01 per share (the "Common Stock"), to Steven A. Rogers, founder, President and Chief Executive Officer of the Registrant, in exchange for services rendered in connection with the formation of the Registrant and an initial capital contribution of $1,000 in cash. In June 1994, the Company issued a stock dividend of 1,299,500 shares of Common Stock to Mr. Rogers, who was then the Company's sole stockholder.

     Of the remaining shares of Common Stock issued by the Registrant in 1994, 171,000 shares and 45,000 shares of Common Stock were issued to accredited investors in private placements by the Registrant at a purchase price of $2.00 and $6.00 per share, respectively. In addition, the Registrant issued 16,666 shares of Common Stock in exchange for services, at a deemed purchase price of $2.00 per share, and issued an additional 8,375 shares of Common Stock in fulfillment of a $22,500 obligation for services rendered in connection with previous stock offerings pursuant to an agreement which obligated the Registrant to issue such shares at a purchase price of $2.68 per share.

     In 1995 and 1996, PVR Securities, Inc. ("PVR Securities") acted as the placement agent for a private offering to accredited investors (the "PVR Investors") of 50 units and 19.11 units, respectively. Each unit consisted of 5,000 shares of Common Stock and warrants to purchase an additional 5,000 shares of Common Stock at an exercise price of $8.00 per share. Pursuant to such offering, the Company issued an aggregate of 345,536 shares of Common Stock and warrants to acquire 345,536 shares of Common Stock. Of such aggregate shares, the Registrant issued in 1995 170,370 shares of Common Stock to accredited investors for $6.00 per share and warrants to purchase an aggregate of 170,370 shares of Common Stock at an exercise price of $8.00 per share, including shares of Common Stock purchased upon conversion of notes payable by the Company. Also as part of such aggregate issuance of Common Stock and warrants, in 1996, the Registrant issued to accredited investors for a purchase price of $6.00 per share, 175,166 shares of Common Stock and warrants to acquire an additional 175,166 shares of Common Stock at an exercise price of $8.00 per share.



     As partial compensation for services provided in the private offering, the Company issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to acquire an aggregate of 69,106 shares of Common Stock in 1995 and 1996. In 1995, the Registrant issued to an affiliate of PVR Securities warrants to purchase 17,037 shares of Common Stock at an exercise price of $6.60 per share and warrants to purchase 17,037 shares of Common Stock at an exercise price of $8.80 per share. In 1996, the Registrant issued to Mr. John B. Torkelsen, President of PVR Securities, warrants to purchase 17,516 shares of Common Stock at an exercise price of $6.60 per share and warrants to purchase 17,516 shares of Common Stock at an exercise price of $8.80 per share.



     As part of the private placement of securities managed by PVR Securities, between May 1995 and May 1996, the Company also issued to certain investors (the "Debt Inducement Investors"), warrants to purchase an aggregate of 102,332 shares of Common Stock at an exercise price of $8.00 per share, in order to induce such investors to extend loans to the Company. As part of such aggregate issuance to the Debt Inducement Investors, in 1995, the Registrant converted outstanding notes payable (and accrued and unpaid interest thereon) into warrants to purchase 85,666 shares of Common Stock at an exercise price of $8.00, and in 1996, the Registrant converted outstanding notes payable (and accrued and unpaid interest thereon) into warrants to purchase 16,666 shares of Common Stock at an exercise price of $8.00. These debt transactions were considered by the Company to be part of its overall financing activities during this time period, and were necessary because the equity financing being raised in the PVR Offering was not obtained as quickly as originally contemplated by the Company. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.


     In 1996, Barington Capital Group, L.P. (the "Underwriter") acted as the placement agent for the Registrant in connection with the private placement to accredited investors of $2,000,000 aggregate principal amount of bridge notes and bridge warrants to purchase 500,000 shares of Common Stock at an exercise price of $3.30 per share. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder. As partial compensation for services provided in that offering, the Underwriter received warrants to purchase up to 50,000 shares of Common Stock of the Registrant, which will be forfeited upon consummation of the Registrant's initial public offering. In December 1996 and January 1997, the Underwriter acted as the placement agent in connection with the private placement by the Registrant of 500,000 shares of Series A Convertible Preferred Stock and warrants to purchase an additional 100,000 shares of Common Stock at an exercise price of $4.00 per share to two accredited investors. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

     In connection with a loan to the Company in the principal amount of $300,000 in August 1996, the Company issued to the Adelson Investment Company, an accredited investor, a warrant to purchase 33,750 shares of Common Stock at an exercise price of $8.90 per share. The exercise price and number of shares of the warrant have been adjusted, pursuant to its provisions to an exercise price of $6.88 per share for 43,675 shares of Common Stock. The warrant is exercisable in whole or in part and expires on August 31, 2001. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.


     In January 1997, as part of a warrant exchange transaction with the existing PVR Investors and the Debt Inducement Investors, the Registrant issued an aggregate of 165,267 shares of Common Stock and, in exchange for existing warrants to purchase 516,974 shares of Common Stock, issued new warrants to purchase 336,707 shares of Common Stock consisting of (i) warrants to purchase 165,269 shares of Common Stock issued to existing PVR Investors, (ii) warrants to purchase 69,106 shares of Common Stock issued to John B. Torkelsen, President of PVR Securities, and (iii) warrants to purchase 102,332 shares of Common Stock issued to the Debt Inducement Investors. The Company did not receive any additional cash proceeds or consideration other than the securities exchanged by the investors in the warrant exchange.



     In the warrant exchange, the Company offered to each of the PVR Investors the opportunity to exchange their existing warrants, representing the right to purchase an aggregate of 345,536 shares of Common Stock at an exercise price of $8.00 per share, for new warrants representing the right to purchase approximately one-half of the number of shares of Common Stock at an exercise price of $4.00 per share. In exchange for warrants to purchase an aggregate of 330,536 shares of Common Stock at an exercise price of $8.00 per share, the Company issued warrants to purchase an aggregate of 165,269 shares of Common Stock at an exercise price of $4.00 per share. One PVR Investor holding warrants to purchase 15,000 shares of Common Stock chose not to participate in the warrant exchange transaction and to retain such warrants with an exercise price of $8.00 per share. As part of the warrant exchange, each PVR Investor who accepted the Company's offer also was issued by the Company an additional 2,500 shares of Common Stock for each unit purchased in the PVR Offering, for no additional consideration. The Company issued an aggregate of 165,267 additional shares of Common Stock to the PVR Investors in the warrant exchange.



     Also as part of the warrant exchange, the Company issued to John B. Torkelsen, President of PVR Securities, new warrants to purchase an aggregate of 69,106 shares of Common Stock at $4.00 per share, in exchange for the warrants to purchase 34,553 shares of Common Stock at an exercise price of $6.60 per share, and the warrants to purchase 34,553 shares of Common Stock at an exercise price of $8.80 per share, previously issued to Mr. Torkelsen as compensation for services in the private placement managed by PVR Securities.



     As part of the warrant exchange, the Company also exchanged warrants to purchase an aggregate of 102,332 shares of Common Stock held by the Debt Inducement Investment Investors at an exercise price of $8.00 per share, for warrants to purchase 102,332 shares at an exercise price of $4.00 per share. The sale and issuance of such securities by the Company were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.



     Transactions With Steven A. Rogers. In connection with the PVR Offering, certain PVR Investors also purchased from Steven A. Rogers, the Chief Executive Officer and President of the Registrant, an aggregate of 172,583 shares of Common Stock for aggregate consideration to Mr. Rogers of $345,166. As part of the warrant exchange, in order to restructure that transaction to terms and conditions more closely reflecting market terms and conditions, each PVR Investor who originally purchased shares of Common Stock from Mr. Rogers was required to pay Mr. Rogers an additional $2.00 for each share. Mr. Rogers received an aggregate of $350,166 from PVR Investors in connection with the warrant exchange. In issuing and selling such shares, Mr. Rogers relied upon the so-called "Section 4- 1/2" exemption, which, although not specifically provided for in the Securities Act, has been recognized by the Securities and Exchange Commission as within the intended purpose of the Securities Act. See Sec. Act Release No. 6188 (Feb. 1, 1980), 1 Fed Sec. L. Rep. (CCH) para. 1051 at 2073-28
n. 178.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBITS
--------
 1.1*       Form of Underwriting Agreement
 3.1*       Amended and Restated Certificate of Incorporation of the Registrant
 3.2*       Amended and Restated Bylaws of the Registrant
 3.3*       Certificate of Designations, Preferences and Rights of Series A Convertible
            Preferred Stock
 3.4*       Form of Warrant for the Purchase of Shares of Common Stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes
 3.5*       Form of Warrant to Purchase Common Stock of the Registrant, issued in connection with the private placement units in June 1995 and August 1996
 3.6*       Warrant to Purchase 43,382 Shares of Common Stock, issued to the Adelson Investment
            Company
 3.7*       Form of Warrants for the Purchase of 100,000 Shares of Common Stock, $.01 par value per share, issued in connection with the private placement of Series A Convertible
            Preferred Stock and warrants in December 1996 and January 1997
 3.8*       Form of Option for the Purchase of 180,000 shares of Common Stock issued to
            Barington Capital Group, L.P.
 4.1*       Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7
 4.2*       Specimen certificate evidencing shares of Common Stock of the Registrant.
 5*         Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered
10.1*       1994 Stock Option Plan
10.2*       1996 Stock Incentive Plan
10.3*       Employment Agreement between the Registrant and Steven A. Rogers
10.4*       Form of Consulting Agreement by and between the Registrant and Barington Capital
            Group, L.P.
10.5*       Letter Agreement, dated October 7, 1996, between Barington Capital Group and the
            Registrant
10.6*       Letter Agreement, dated December 5, 1995, by and among PVR Securities, Inc., the
            Registrant, Steven A. Rogers and John B. Torkelsen
10.7*       Voting Agreement, dated December 19, 1996, by and among the Registrant, Steven A.
            Rogers, Applewood Associates, L.P. and Acorn Technology Partners, L.P.
11*         Statement regarding calculation of net income per share
21*         Subsidiaries of the Registrant
23.1*       Consent of Shaw, Pittman, Potts & Trowbridge (included as part of Exhibit 5)
23.2        Consent of Coopers & Lybrand, L.L.P.
24*         Power of Attorney (included on signature page to the Registration Statement)
27.1*       Financial Data Schedule


---------------
* Previously filed.

  Financial Statement Schedules

     Schedules other than those listed above have been omitted since they are not required or are not applicable or the required information is in the financial statements or related notes.

ITEM 28.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia, on March 26, 1997.


                                          OBJECTIVE COMMUNICATIONS, INC.
                                            (Registrant)

                                          By: /s/      Steven A. Rogers
                                            ------------------------------------
                                                      STEVEN A. ROGERS
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


                 SIGNATURES                                 TITLE                     DATE
---------------------------------------------   ------------------------------   --------------

            /s/ Steven A. Rogers                President and Chief Executive    March 26, 1997
---------------------------------------------     Officer, and Director
              STEVEN A. ROGERS                    (Principal Executive
                                                  Officer)

             /s/ Robert H. Emery                Vice President of                March 26, 1997
---------------------------------------------     Administration and Finance
               ROBERT H. EMERY                    (Principal Financial and
                                                  Accounting Officer)

          /s/ Clifford M. Kendall*              Chairman of the Board of         March 26, 1997
---------------------------------------------     Directors
             CLIFFORD M. KENDALL

           /s/ Anthony M. Agnello*              Director                         March 26, 1997
---------------------------------------------
             ANTHONY M. AGNELLO

           /s/ Robert L. Barnett*               Director                         March 26, 1997
---------------------------------------------
              ROBERT L. BARNETT

           /s/ Donald W. Barrett*               Director                         March 26, 1997
---------------------------------------------
              DONALD W. BARRETT

          /s/ Eugene R. Cacciamani*             Director                         March 26, 1997
---------------------------------------------
            EUGENE R. CACCIAMANI

           /s/ Lincoln D. Faurer*               Director                         March 26, 1997
---------------------------------------------
              LINCOLN D. FAURER

          /s/ Richard T. Liebhaber*             Director                         March 26, 1997
---------------------------------------------
            RICHARD T. LIEBHABER

              /s/ Roy C. Nash*                  Director                         March 26, 1997
---------------------------------------------
                 ROY C. NASH

                 SIGNATURES                                 TITLE                     DATE
---------------------------------------------   ------------------------------   --------------


           /s/ John B. Torkelsen*               Director                         March 26, 1997
---------------------------------------------
              JOHN B. TORKELSEN

          *By: /s/ Robert H. Emery
---------------------------------------------
               ROBERT H. EMERY
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                       DESCRIPTION
-----------    ---------------------------------------------------------------------------------
 1.1*          Form of Underwriting Agreement
 3.1*          Amended and Restated Certificate of Incorporation of the Registrant
 3.2*          Amended and Restated Bylaws of the Registrant
 3.3*          Certificate of Designations, Preferences and Rights of Series A Convertible
               Preferred Stock
 3.4*          Form of Warrant for the Purchase of Shares of Common Stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge
               Notes
 3.5*          Form of Warrant to Purchase Common Stock of the Registrant, issued in connection with the private placement units in June 1995 and August 1996
 3.6*          Warrant to Purchase 43,382 Shares of Common Stock, issued to the Adelson
               Investment Company
 3.7*          Form of Warrants for the Purchase of 100,000 Shares of Common Stock, $.01 par
               value per share, issued in connection with the private placement of Series A
               Convertible Preferred Stock and warrants in December 1996 and January 1997
 3.8*          Form of Option for the Purchase of 180,000 shares of Common Stock issued to
               Barington Capital Group, L.P.
 4.1*          Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7
 4.2*          Specimen certificate evidencing shares of Common Stock of the Registrant.
 5*            Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered
10.1*          1994 Stock Option Plan
10.2*          1996 Stock Incentive Plan
10.3*          Employment Agreement between the Registrant and Steven A. Rogers
10.4*          Form of Consulting Agreement by and between the Registrant and Barington Capital
               Group, L.P.
10.5*          Letter Agreement, dated October 7, 1996, between Barington Capital Group and the
               Registrant
10.6*          Letter Agreement, dated December 5, 1995, by and among PVR Securities, Inc., the
               Registrant, Steven A. Rogers and John B. Torkelsen
10.7*          Voting Agreement, dated December 19, 1996, by and among the Registrant, Steven A.
               Rogers, Applewood Associates, L.P. and Acorn Technology Partners, L.P.
11*            Statement regarding calculation of net income per share
21*            Subsidiaries of the Registrant
23.1*          Consent of Shaw, Pittman, Potts & Trowbridge (included as part of Exhibit 5)
23.2           Consent of Coopers & Lybrand, LLP
24*            Power of Attorney (included on signature page to the Registration Statement)
27.1*          Financial Data Schedule


---------------
* Previously filed.